As filed with the Securities and Exchange Commission on October 11, 2002. Registration No. 333-97549


SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549


Pre-effective Amendment No. 2 to


FORM S-1


 Registration Statement under The Securities Act of 1933



USURF America, Inc.
(Exact Name of Registrant as Specified in its Charter)



NEVADA737591-2117796
(State or Other Jurisdiction of Incorporation or Organization)(Primary Standard Industrial Classification Code Number)(IRS Employer Identification No.)



3333 S. Bannock Street, Suite 790, Englewood, Colorado 80110 (303) 789-7100


(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)


Douglas O. McKinnon, President and CEO USURF America, Inc., 3333 S. Bannock Street, Suite 790, Englewood, Colorado 80110


(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)



Copies to: Eric Newlan, Esq. NEWLAN & NEWLAN 819 Office Park Circle Lewisville, Texas 75057 972-353-3880


Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective
registration statement for the same offering:  [     ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering:  [     ]
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:  [     ]



CALCULATION OF REGISTRATION FEE



Title of each class
of securities
to be registeredAmount to
be registeredProposed maximum offering price per unitProposed maximum aggregate
offering priceAmount of registration fee
Common Stock,
 $.0001 par value
4,283,333 issued shares   $.06(3) $256,999.98  $23.64*
1,562,500 unissued shares $.15(4) 234,375      21.56*
1,562,500 unissued shares $.30(5) 468,750      43.13*
4,810,000 issued shares$.07(6)   336,700      30.98*
400,000 unissued shares$.15(7)   60,000       5.52*
400,000 unissued shares$.20(8)   80,000       7.36*
400,000 unissued shares$.25(9)   100,000      9.20*
400,000 unissued shares $.30(10)  120,000      11.04*
400,000 unissued shares $.35(11)  140,000      12.88*
400,000 unissued shares $.40(12)  160,000      14.72*


Total        14,618,333 shares  $1,956,824.98  $180.03


* Paid previously.


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.
(2) All shares being registered will be offered and sold by selling shareholders. All of the shares noted as being "issued" have, as of the date hereof, been issued to the selling shareholders. All of the shares noted as being "unissued" underlie currently outstanding and exercisable warrants.
(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing price reported on the American Stock Exchange on July 31, 2002, $.06 per share.
(4) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.15 per share.
(5) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.30 per share.
(6) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing price reported on the American Stock Exchange on September 19, 2002, $.07 per share.
(7) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.15 per share.
(8) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.20 per share.
(9) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.25 per share.
(10) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.30 per share.
(11) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.35 per share.
(12) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.40 per share.



Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2002


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.



PROSPECTUS


Up to 14,618,333 Shares USURF America, Inc.


Common Stock $.0001 par value



This prospectus relates to 14,618,333 shares our common stock offered for sale by persons other than USURF America, who are referred to as the selling shareholders. 9,093,333 of these shares have been issued by us, and 5,525,000 of these shares will be issued by us upon exercise of common stock purchase warrants. We are paying nearly all of the expenses of this offering.
Our common stock is traded on the American Stock Exchange under the symbol "UAX". On October 9, 2002, the last reported sale price of our common stock, as reported by AMEX, was $.07 per share.
Investing in our common stock involves risk. Please see "Risk Factors", beginning on page 5, for an explanation of some of these risks.
The selling shareholders are "underwriters" within the meaning of the Securities Act of 1933, as amended. Any broker executing sell orders on behalf of a selling shareholder may be deemed to be an "underwriter" of this offering.
Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is _______________, 2002

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.



TABLE OF CONTENTS



                                          Page
SUMMARY
THE OFFERING
SUMMARY FINANCIAL DATA
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
DILUTION
USE OF PROCEEDS
TRADING AND MARKET PRICES
DIVIDENDS
CAPITALIZATION
SELECTED FINANCIAL DATA
CHANGE OF INDEPENDENT AUDITOR
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
REGULATION
BUSINESS
THE FUSION CAPITAL TRANSACTION
MANAGEMENT
CERTAIN TRANSACTIONS
PRINCIPAL SHAREHOLDERS
LITIGATION
PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS



SUMMARY


Our Business


We own a proprietary wireless Internet access system, known as "Quick-Cell(TM)", that permits us to operate as an Internet service provider. Our Quick-Cell system operates in unlicensed spectra, does not require right-of-way permission from local municipalities and eliminates the need for our customers to have a telephone line connection to the Internet. A single Quick-Cell cell can operate as a stand-alone system for a 3.5 mile radius coverage, or any number of Quick-Cell cells can be interfaced to serve a broader geographic area. We charge our customers a monthly fee for wireless Internet access. To date, however, our wireless Internet business has generated a very limited amount of revenues.
We operate Quick-Cell systems in Del Rio, Texas, and Santa Fe, New Mexico. Our Del Rio system has been operating since September 2001 and our Santa Fe system has been operating since March 2000. Currently, we provide wireless Internet access to approximately 50 customers. We have lacked the capital needed to expand our business more rapidly.
In May 2002, we entered into an Internet services provision agreement with SunWest Communications, Inc., a Colorado Springs, Colorado-based competitive local telephone company. Together with SunWest, we will market our Quick-Cell wireless Internet access service to all 6,000 of SunWest's customers, as well as throughout the Greater Colorado Springs area. With Sunwest, we have completed the construction of our first Quick-Cell system in Colorado Springs, one that provides service to a 310-unit apartment complex. This system is in final testing and is expected to be fully operational in the very near future. The SunWest agreement represents the type of agreements that our new president is attempting to secure, as a means of accelerating growth of our customer base. We cannot assure you that we will be successful in this regard.
In September 2002, we reached agreements to acquire two Colorado Springs, Colorado-based private companies, as follows: (1) we signed a letter of intent to acquire High Plains Internet, Inc., a small Internet service provider, for shares of our stock, and we expect to enter into a definitive acquisition agreement in the near future; and (2) we sign a definitive agreement to acquire NeighborLync, Inc., a start-up company specializing in providing video and data services to Multiple Dwelling Unit (MDU) properties, for 1,000,000 shares of our common stock; we expect that a closing under this agreement will occur by the end of October 2002.
We intend to commit all available resources to the development and exploitation of our Quick-Cell wireless Internet access products.
In September 2000, our CyberHighway subsidiary, a provider of dial-up Internet access, was forced into involuntary bankruptcy. CyberHighway has lost all of its customers. We do not intend to commit any capital to restore CyberHighway's business.
We have had substantial losses since our inception in 1996. At June 30, 2002, our accumulated deficit was $38,751,519 (unaudited), our net loss for the six months ended June 30, 2002, was $1,750,891 (unaudited), and our operating activities used $344,180 (unaudited) in cash for the six months ended June 30, 2002. At December 31, 2001, our accumulated deficit was $37,000,628, our net loss for 2001 was $2,498,468 and our operating activities used $707,569 in cash for all of 2001. We have a limited operating history upon which to evaluate our prospects.
Our independent auditor has, in its opinion relating to our December 31, 2001, financial statements, expressed substantial doubt about our ability to continue as a going concern. This means that our independent auditor, when issuing its opinion, could not be certain that we would be able to continue as a going business concern.
You should read the risk factors, beginning on page 5, before you buy our common stock.


Our Market and Strategy


We designed our Quick-Cell wireless Internet access products to provide high-speed (broadband), high-quality wireless Internet access at prices below local market prices for comparable hard-wire Internet access.
Our new president has expanded the scope of our original Quick-Cell business plan, which called for the construction of Quick-Cell systems in small and medium-sized cities. In addition to our original plan, we are now attempting to develop working partnerships with companies who need to create or extend broadband Internet connectivity for their customers, employees and partners. The companies with which we seek to do business operate in the following market segments, among others: hospitality, education, aviation, multiple dwelling unit, planned community development, independent local exchange, utility and municipality. Our strategy is not based on any formal market survey, however.
Historically, we have lacked capital with which to pursue our full business plan and we continue to be in that position. We cannot assure you that we will ever possess sufficient capital to accomplish our objectives.


Evergreen Agreement


On June 14, 2002, we completed a securities purchase agreement with Evergreen Venture Partners, LLC, whereby we issued securities for cash in the amount of $250,000 (including a $10,000 stock subscription receivable). We sold Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director, and who received, as a signing bonus, 3,000,000 shares of common stock; David M. Lofin, our former president, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us, in consideration of 2,000,000 shares of our common stock; two of our vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of our common stock; and our other vice president terminated his employment with us. Also, under this agreement, Evergreen has the right to name two persons to become directors of USURF America. To date, Evergreen has not named any person as a director.


Fusion Capital Agreement


On May 9, 2001, we executed an amended and restated common stock purchase agreement with Fusion Capital Fund II, LLC, which replaced a similar agreement dated October 9, 2000. Under this agreement, Fusion Capital may purchase up to $10 million of our common stock over a period of up to 25 months. Since the commencement of this agreement in July 2001, we have obtained only $395,000, which has impaired our ability to implement our full business plan. Please see "The Fusion Capital Transaction" below for a detailed description of this agreement, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations".


Our Address


USURF America was organized as a Nevada corporation in November 1996, under the name "Media Entertainment, Inc." In 1998, we changed our name to "Internet Media Corporation", then to our current name in June 1999. Our principal office is located at 3333 S. Bannock, Suite 790, Englewood, Colorado 80110. Our telephone number is (303) 789-7100; our fax number is
(303) 660-6784. Our web site is located at www.usurf.com. Information contained on our web site is not to be considered a part of this prospectus.



THE OFFERING


The selling shareholders are offering for sale their respective shares of selling shareholder stock, as described under "Plan of Distribution" and "Selling Shareholders", beginning on pages ___ and ___, respectively.


Common Stock offered by Selling Shareholders(1):   Up to 14,618,333
shares(2)
Common Stock Outstanding Prior to Offering:        52,201,338 shares
Common Stock Outstanding After this Offering:      69,864,930 shares(3)
American Stock Exchange Trading Symbol:            UAX


(1) Specific information concerning each of the selling shareholders and the securities offered by them is included under "Selling Shareholders" on page
___.
(2) 9,093,333 of these shares are currently issued and outstanding and will be offered and sold by the selling shareholders; and 5,525,000 of these shares may be purchased from us upon the exercise of outstanding warrants and thereafter offered and sold by the selling shareholders.
(3) Assumes the exercise of all 14,583,250 outstanding warrants and the issuance of an additional 2,859,865 shares under the Fusion Capital agreement.



SUMMARY FINANCIAL DATA


Set forth below is our summary consolidated statements of operations data for the years ended December 31, 2001, 2000 and 1999, as well as the six months ended June 30, 2002 and 2001 (unaudited). Also set forth below is our summary balance sheet data as of December 31, 2001 and 2000, as well as June 30, 2002 (unaudited).
This summary financial information should be read in conjunction with the consolidated financial statements appearing elsewhere in this prospectus.


STATEMENT OF OPERATIONS DATA:


Year Ended December 31,                Six Months Ended June 30,


             2001     2000    1999          2002          2001
                                          (unaudited)  (unaudited)


Revenues $7,446  $1,872,629 $2,547,225    $9,302        $15,891
Internet
 access
 costs,
 cost of
 goods
 sold    11,999   2,145,955 1,152,721      17,151         5,343
Operating
 expenses2,852,110 14,975,583 11,860,758  1,742,866     1,595,954
Net
 loss  (2,498,468) (21,885,330) (10,930,163) (1,750,891) (1,585,406)
Loss
 per
 share    (0.13)      (1.68)   (0.96)     (0.05)        (0.11)
Weighted
 average
 number
 of
 shares
 outstan-
 ding  18,616,434 13,000,391 11,419,641  35,044,692     14,564,873


BALANCE SHEET DATA:


               As at December 31,               As at June 30,


               2001         2000                     2002
                                                  (unaudited)
Working
 Capital
 (Deficit) $(1,254,897) $(1,517,164)             $(1,001,299)
Total
 Assets        229,528      410,316                  252,417
Total
 Current
 Liabilities 1,389,653    1,764,973                1,171,765
Total
 Liabilities 1,389,653    1,764,973                1,171,765
Total
 Redeemable
 Common
 Stock       1,192,700    3,323,552                        0
Stockholders'
 Equity
 (Deficit)  (2,352,825)  (4,678,209)                (919,348)



RISK FACTORS


You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.



Because we have a short operating history, there is a limited amount of information about us upon which you can evaluate our business and potential for future success.


We were incorporated in 1996 and have only a limited operating history upon which you can evaluate our business and prospects. You must consider the ri sks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets, such as the market for wireless Internet access services. Some of these risks and uncertainties relate to our ability to:


- gain access to sufficient capital with which to support anticipated growth;
- achieve customer acceptance of our Quick-Cell wireless Internet access products;
- expand our wireless Internet access subscriber base and subscriber-related revenues;
- compete successfully in a highly competitive market; and
- recruit and train qualified employees.


We cannot assure you that we will successfully address any of these risks and uncertainties.



Our independent auditor has expressed substantial doubt about our ability to continue as a going concern.


In its opinion on our financial statements for the year ended December 31, 2001, our independent auditor, Postlethwaite & Netterville, expressed substantial doubt about our ability to continue as a going concern. This means that, when issuing its opinion relating to our December 31, 2001, financial statements, given our then-current and historical lack of capital, our independent auditor had substantial doubt that we would be able to continue as a going business concern. Please review the Independent Auditor's Report and Note 16 to the consolidated financial statements appearing elsewhere in this prospectus.



Unless we obtain $300,000 in new capital, we will be unable to remain in business.


During the next twelve months, we will need approximately $300,000 just to continue our operations at their current levels. Absent this amount of funding, we will be unable to continue our operations.



We had an accumulated deficit of $37,000,628 as of December 31, 2001, and an accumulated deficit of $38,751,519 (unaudited) as of June 30, 2002, and we expect to continue to incur losses for the foreseeable future.


We have had substantial losses since our inception and our operating losses may continue in the future.
We had an operating loss for the six months ended June 30, 2002. As a result, at June 30, 2002, we had an accumulated deficit of $38,751,519 (unaudited). Our gross revenues for the six- month period were $9,302 (unaudited), with a loss from operations of $1,750,715 (unaudited) and a net loss of $1,750,891 (unaudited).
We have incurred annual operating losses since our inception. As a result, at December 31, 2001, we had an accumulated deficit of $37,000,628. Our gross revenues for the years ended December 31, 2001 and 2000, were $7,446 and $1,872,629, respectively, with losses from operations of $2,954,189 and $15,248,909, respectively. Our net losses for the years ended December 31, 2001 and 2000, were $2,498,468 and $21,885,330, respectively. We cannot assure you that we will experience revenue growth, or that we will be profitable in the future.
As we pursue full-scale sales and installation of our Quick-Cell wireless Internet products, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result of these expected cost increases, we will need to generate increased revenues to become profitable. Accordingly, we cannot assure you that we will ever become or remain profitable. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, our financial condition will be adversely affected. Our inability to become profitable on a quarterly or annual basis would have a materially adverse effect on our business and financial condition.



You will suffer substantial dilution in the net tangible book value of the common stock you purchase.


Because the selling shareholders expect to sell their shares of our common stock at market-level prices, you will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock. We cannot predict your actual dilution, because dilution will depend on the price at which our common stock is sold by the selling shareholders.



The market price of our common stock will continue to be extremely volatile, and it may drop unexpectedly.


The market price of our common stock has fluctuated significantly in the past and we expect this volatility to continue in the future. Since January 2000, trading prices for our common stock have ranged from $.04 per share to $11.00 per share. The closing price of our common stock on October 9, 2002, was $.07. It is possible that the market price of our common stock could fall below the price you paid for your shares of our common stock.
The stock prices for many high technology companies, especially those that base their businesses on the Internet, recently have experienced wide fluctuations and extreme volatility. This volatility has often been unrelated to the operating performance of such companies, so our stock price could decline even if our wireless Internet access business is successful. Also, following periods of volatility in the market price of a company's securities, securities class action claims frequently are brought against the subject company. To the extent that the market price of our shares falls dramatically in any period of time, shareholders may bring claims, with or without merit, against us. Such litigation would be expensive to defend and would divert management attention and resources regardless of outcome.



To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement; we may not obtain enough funds under the Fusion Capital agreement to achieve our primary business objectives.


Since the commencement of the Fusion Capital agreement in July 2001, we have not obtained the maximum funding amount possible under this agreement. To date, we have obtained only $395,000 under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until our stock price increases significantly or we secure funding from a source other than Fusion Capital, of which there is no assurance.
We must obtain approximately $1.2 million under the Fusion Capital agreement, or from other sources, in order to achieve the primary objectives of our business plan:


- entering into several working partnerships with companies who need to create or extend broadband Internet connectivity for their customers, employees and partners;
- placing at least 10,000 customers on our Quick-Cell systems in the next year; and
- proving the commercial viability of our Quick-Cell wireless Internet access service.


It is a distinct possibility that we will not obtain the $1.2 million amount we need to achieve these objectives. Should this occur, it is possible that we would not be able to develop successfully our wireless Internet access business.



Our common stock could be delisted from the American Stock Exchange, should we fail to regain continued listing standards by the end of 2003.


In July 2002, we were notified by AMEX that we have fallen below the continued listing standards of AMEX. We have 18 months in which to regain compliance with AMEX's continued listing standards. We have fallen below certain of AMEX's continued listing standards: (1) losses from operations in its two most recent fiscal years with shareholders' equity below $2 million; and (2) sustained losses so substantial in relation to the company's overall operations or its existing financial resources, or its financial condition in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, the opinion of AMEX, as to whether the company will be able to continue operations and/or meet its obligations as they mature. After AMEX reviewed our plan for regaining compliance, we were granted an extension of time (18 months) to regain compliance with the continued listing standards. We will be subject to periodic review by the AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our being delisted from AMEX. Should our common stock be delisted from AMEX, it is very likely that the market price for our stock could drop dramatically. We cannot assure you that we will be able to maintain our listing on AMEX.
In addition, should our stock be delisted from AMEX, we would be in default under the Fusion Capital agreement and unable to obtain funding thereunder. In this circumstance, it is likely that we would not have access to capital necessary to sustain our operations.
If we are unable to maintain our AMEX listing, our common stock would likely begin to trade on the NASD's OTC Bulletin Board and become a "penny stock", as long as it trades below $5.00 per share. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Should our common stock return to trading on the OTC Bulletin Board, it can be expected that investors in our common stock may find it more difficult to profit on their investments in our stock.


The sale of shares by the selling shareholders, as well as the resale of shares purchased by Fusion Capital, could cause the price of our stock to decline, which could impair our ability to obtain needed capital in the future.


All of the shares of our common stock issuable to Fusion Capital, up to 6,800,000 shares in total, will be freely tradable, except that Fusion Capital has agreed that it will not sell or otherwise transfer 800,000 shares issued to it as part of its commitment fee until the earlier of the termination of the Fusion Capital agreement, our default under that agreement and approximately July 31, 2003. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time and from time to time. Likewise, the selling shareholders in this offering may sell none, some or all of their shares from time to time.
Depending upon the market liquidity for our common stock at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. In addition, the sale of a substantial number of shares of our common stock under this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire to effect sales. This circumstance could impair our ability to accomplish our Quick-Cell-related business objectives, due to a potential lack of capital.



We are unable to calculate the exact number of shares that we will issue under the Fusion Capital agreement, but you can expect significant dilution in your ownership interest as a result of the Fusion Capital agreement.


We have registered 6,000,000 shares of our common stock for issuance under the Fusion Capital agreement - SEC File No. 333-63846. Since the commencement date of this agreement, July 10, 2001, we have issued 3,140,135 shares, for a total proceeds of $395,000. Should the market price of our common stock remain depressed, you can expect that we would issue all 6,000,000 shares, due to our need for capital with which to implement our plan of business. However, due to the fact that the number of shares to be issued under the Fusion Capital agreement depends on future market prices of our stock, we are unable to calculate the exact number of shares that we will issue under that agreement.
If Fusion Capital purchased the full amount of shares purchasable under the Fusion Capital agreement on the date of this prospectus, the purchase price would have been $.07 per share and Fusion Capital would have been able to purchase all of the remaining portion of the 6,000,000 shares of our common stock reserved for issuance under the Fusion Capital agreement. Assuming Fusion Capital's purchase of these remaining shares under the Fusion Capital agreement on the date of this prospectus, these shares, along with the 800,000 shares issued to Fusion Capital as part of its commitment fee and the 645,000 shares underlying the warrants issued to Fusion Capital as part of its commitment fee, would represent, on a fully-diluted basis, approximately 10% of our outstanding common stock as of October 9, 2002. This would result in significant dilution to the ownership interests of other holders of our common stock. The purchase under the Fusion Capital agreement of a significant percentage of our outstanding common stock may result in substantial dilution to the ownership interests of other holders of our common stock.
Although we have the right to prohibit Fusion Capital's purchases under the Fusion Capital agreement, we may still elect to require Fusion Capital's purchase of shares under the agreement. We can require Fusion Capital to purchase additional shares if the closing sale price is above $5.00 for five trading days. In the event that we decide to issue a number of shares that represents greater than 20% of our outstanding shares of common stock, we would first seek shareholder approval. The purchase under the Fusion Capital agreement of a significant percentage of our outstanding stock may result in substantial dilution to the ownership interests of other holders of our common stock. Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the price at which we sell our common stock to Fusion Capital will need to average at least $1.67 per share for us to receive the maximum proceeds of $10 million under the Fusion Capital agreement. Assuming a purchase price of $.07 per share, the closing sale price of the common stock on October 9, 2002, and the purchase by Fusion Capital of the remaining portion of the 6,000,000 shares under the Fusion Capital agreement, total proceeds to us would only be approximately $600,000, unless we choose to issue more than 6,000,000 shares, which we have the right, but not the obligation, to do.



The lower our stock price at the time Fusion Capital makes a purchase, the more shares of stock Fusion Capital will receive.


Fusion Capital will receive more shares at the time it makes a purchase, the lower the price of our stock, since the shares covered under the Fusion Capital agreement are issuable at a floating rate based on our stock price. Given the low market price of our common stock since the commencement date of the Fusion Capital agreement, it appears likely that we will be unable to obtain $10 million under that agreement, unless we elect to issue more than the 6,000,000 shares reserved for issuance under that agreement, which we have the right, but not the obligation, to do, or the market price of our common stock increases significantly in the near future. We cannot assure you that the market price of our common stock will increase at all.



Fusion Capital may purchase more than 9.9% of our common stock.


Even though the Fusion Capital agreement restricts Fusion Capital from owning any more than 9.9% of our stock at any one time, this restriction does not prevent Fusion Capital from selling a portion of its holdings and later purchasing additional shares. Thus, it is possible that the total number of shares purchased by Fusion Capital would be greater than 9.9% of the then-outstanding common stock.



The existence of our agreement with Fusion Capital could cause downward pressure on the market price of our common stock.


Simply the existence of the Fusion Capital agreement could cause holders of our common stock to sell their shares, which could cause the market price of our common stock to decline. Also, prospective investors anticipating future downward pressure on the price of our common stock due to the shares that may be available for sale by Fusion Capital could refrain from purchases or effect sales in anticipation of a decline of the market price.



We may be unable to obtain sufficient capital to sustain our business or pursue our growth strategy.


Currently, we do not have sufficient financial resources to implement our business plan or grow our operations. Therefore, excluding any funding that we might receive from Fusion Capital in the future, we will need additional funds to continue our operations and to grow our business. Assuming we do not receive any further funding from Fusion Capital, there is no assurance that we will be able to generate revenues that are sufficient to sustain our operations and we would require additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.
We have designed a very aggressive growth strategy for the commercial exploitation of our Quick-Cell wireless Internet access products. This strategy is expected to place a significant strain on our managerial, operational and financial resources. In particular, our planned wireless Internet expansion will require significant capital with which to purchase equipment necessary for the construction and implementation of systems. If we are unable to secure enough capital, we will be unable to achieve our growth objectives. We cannot assure you that we will be able to obtain enough capital for our growth needs.
Even if we are able to access significant funds under the Fusion Capital agreement, we will need additional capital to implement fully our growth plans.



We may not be able to secure enough Quick-Cell customer installation personnel to keep up with demand.


It is possible that we will be unable to secure Quick-Cell installation crews, either through independent contractors or directly hiring personnel, in large enough numbers that will allow us to install new Quick-Cell customers in a timely manner. Any unreasonable delays in installation can cause customers to cancel their orders. We may not be able to overcome this potential barrier to market penetration. Our failure to do so would restrict our growth in revenues and severely impair our ability to earn a profit.


Our future operating results may vary from period to period, and, as a result, we may fail to meet the expectations of our investors and analysts, which could cause our stock price to fluctuate or decline and continue to inhibit our ability to obtain funds under the Fusion Capital agreement or otherwise.


Our revenues and results of operations have fluctuated in the past and can be expected to fluctuate significantly in the future, as we make financial commitments to facilitate expected growth. The following factors will influence our operating results:


- access to funds for expansion-related capital expenditures, including Quick-Cell equipment purchases;
- market acceptance of our Quick-Cell wireless Internet access products;
- the rates of new wireless Internet access subscriber acquisition and retention;
- changes in our pricing policies or those of our competitors; and
- potential competition from large, well-funded national telecommunications companies.


Our future personnel costs, marketing programs and overhead cannot be adjusted quickly and are, therefore, relatively fixed in the short term. Our operating expense levels will be based, in part, on our expectations of future revenue. If actual revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations. Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance.
Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.



Because we depend heavily on outside suppliers, our business may suffer, should our suppliers fail to perform in a timely manner.


We depend on third-party suppliers of hardware components and telecommunications carriers to provide equipment and communications capacity. The failure of one or more of our suppliers to perform in a timely manner could cause a significant disruption in our business. In particular, should our manufacturer of Quick-Cell modem circuit boards fail to deliver circuit boards when needed, it is possible that we would be forced to suspend our wireless Internet business for an indeterminate period of time.



We have not purchased insurance that covers our Quick-Cell wireless Internet access operations.


We have not purchased any insurance that would cover property loss or loss of income with respect to any of our Quick-Cell operations. Damage to our Quick-Cell equipment, or the towers to which it is affixed, could cause an interruption in our Wireless Internet access service. It is possible that we would be unable to afford to repair any items of damaged equipment, due to our extreme lack of capital.



Our failure to manage future growth would hinder our efforts in earning a profit.


Without additional capital, we will be unable to expand significantly our operations. As we obtain additional funds under the Fusion Capital agreement or from other sources, we will begin to serve new geographic markets. This expected expansion will place a significant strain on our management and operating systems. In order to accommodate this sort of growth, we will need to hire and retain appropriate management personnel.
We may not be able to hire and retain enough qualified managers. This circumstance would likely hinder our growth and reduce our chance of earning a profit.
If and when we experience our anticipated rapid growth, we may encounter difficulties in developing and implementing needed internal systems, including our recruiting and management systems. Our failure to do so will reduce the likelihood that we will earn a profit.



Our future success will depend on our ability to keep pace with the Internet industry's rapid technological changes, evolving industry standards and changing customer needs.


The Internet access market is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We must use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive in this industry. We cannot assure you that we will be able to do so.
Our ability to compete successfully in our markets also depends on the continued compatibility of our services with products and systems utilized and sold by various third parties. Our failure to do so could cause us to lose a competitive position in our markets, thereby causing us to operate less profitably.



Our Quick-Cell wireless Internet access products are new and consumer acceptance may not be achieved.


Our Quick-Cell wireless Internet access products are new and do not enjoy wide-spread name recognition among consumers. If we are unable to achieve consumer acceptance of our products, it is unlikely that we would be able to earn a profit.


We could fail to overcome the severe competition for Internet access customers, which would impair our ability to earn a profit and cause our overall financial condition to deteriorate.


The market for Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, we expect that competition will intensify over time.
Our competitors include many large, nationally-known companies, such as America Online and Earthlink. These and other companies possess greater resources, particularly access to capital sources, market presence and brand name recognition than do we. In addition, we will face competition from other wireless Internet access providers and larger, national cellular telephone service providers. If we are unable to overcome this severe competition, we do not expect that we would earn a profit and our overall financial condition would decline.



We depend on our key personnel; the loss of any key personnel could disrupt our operations, adversely affect our business and result in reduced revenues.


Our future success will depend on the continued services and on the performance of our senior management and other key employees. While we have entered into employment agreements with each of our officers, the loss of their services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.



Our directors and executive officers own enough of our common stock effectively to control directors' elections and thereby control our management policies.


Our directors and executive officers own approximately 22% of our currently outstanding common stock. Two of our directors, as well as three other persons, have entered into a voting agreement relating to the voting in elections of directors. Currently, approximately 15% of our outstanding shares of common stock are subject to this voting agreement. These shareholders may be able effectively to control the outcome of corporate actions requiring shareholder approval by majority action. Their stock ownership may have the effect of delaying, deferring or preventing a change in control of USURF America. A more complete description of this voting agreement may be found under the heading "Certain Transactions", page ___.



Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.


We have not commissioned any independent market studies concerning the extent to which customers will utilize our services and products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the communications industry. If our management's assumptions prove to be incorrect, we will not be successful in establishing our wireless Internet access business.



We may not be able to protect our intellectual property rights, which could dramatically reduce our ability to earn a profit.


We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Quick-Cell wireless Internet access products, until completion of future generations of the products. We have not filed trademark applications relating to the "Quick-Cell", "Quick-Cell Broadband Internet" and "USURF Wireless Internet" brand names.
Without patent or trademark protection, the existing trade secret and copyright laws afford us only limited protection. Third parties may attempt to disclose, obtain or use our technologies. Others may independently develop and obtain patents or copyrights for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business.



Nearly all of our shares are eligible for future sale, which could cause the market price for our common stock to decline.


With the registration of the shares of stock included in this prospectus, nearly all of the outstanding shares of our common stock owned by non-affiliates will be eligible for resale to the public. This amount of common stock represents a significant overhang on the market for our common stock. The sale of a significant amount of these shares at any given time could cause the trading price of our common stock to decline and to be highly volatile.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", as well as in the prospectus generally. We generally use words such as "believes", "intends", "expects", "anticipates", "plans" and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above and elsewhere in this prospectus.


DILUTION
As of June 30, 2002, we had a total of 45,258,005 shares of common stock outstanding and a net tangible book value of negative $(0.018) per share.
A purchase of our common stock will result in substantial and immediate dilution in your investment. Dilution is the reduction of a purchaser's investment measured by the difference between the price paid per share of common stock and the net tangible book value per share at the time of purchase.
The following table depicts the potential dilution to purchasers of our common stock, without taking into account any other changes in our net tangible book value since June 30, 2002, assuming various purchase prices:
Public Offering Price Per ShareNet Tangible Book Value Per Share At Time of OfferingDilution per Share to Purchasers
$.07      $(0.018)      $.088
$.20      $(0.018)      $.218
$1.50     $(0.018)      $1.518
$2.00      $(0.018)      $2.018
$5.00      $(0.018)      $5.018
$10.00      $(0.018)      $10.018
You will incur substantial dilution when you purchase our common stock. However, because the market price of our common stock fluctuates, we cannot predict the actual dilution you will incur.


USE OF PROCEEDS
We will not receive any of the proceeds of sales of stock by the selling shareholders.
However, we may receive up to $10 million under the Fusion Capital agreement. Assuming we receive this amount of funds, we anticipate that we will apply these funds as follows:
Purchase of Quick-Cell Equipment          $6,000,000
Construction of Quick-Cell Systems         1,300,000
Marketing                                  1,000,000
General and Administrative Expenses          200,000
Finder's Fee                                 800,000
Working Capital                              700,000
Total                                    $10,000,000


Should all of our outstanding warrants be exercised, we would receive cash proceeds of approximately $3,863,487. The funds received from the exercise of warrants would be used as follows:
Purchase of Quick-Cell Equipment          $2,500,000
Construction of Quick-Cell Systems           500,000
Marketing                                    400,000
General and Administrative Expenses          100,000
Working Capital                              863,487
Total                                     $3,863,487


TRADING AND MARKET PRICES
Beginning on October 15, 1999, our common stock began to be traded on the American Stock Exchange, under the symbol "UAX". The table below sets forth, for the period indicated, the high and low sales prices for our common stock, as reported by the American Stock Exchange:
Quarter/Period Ended                    High           Low
10/15/99 thru 12/31/99                  5.875          2.50
March 31, 2000                              11.00          3.625
June 30, 2000                              6.00          2.25
September 30, 2000                    2.50                    .875
December 31, 2000                    1.25                    .1875
March 31, 2001                    .80                    .22
June 30, 2001                    .78                    .33
September 30, 2001                    .50                    .17
December 31, 2001                    .27                    .08
March 31, 2002                    .25                    .08
June 30, 2002                    .12                    .04


You should note that our common stock, like many newly-traded stocks, has experienced significant fluctuations in its price and trading volume. We cannot predict the future trading patterns of our common stock.
On October 10, 2002, the number of record holders of our common stock, excluding nominees and brokers, was 1,150 holding 52,201,338 shares.


DIVIDENDS
We have never paid cash dividends on our common stock. We intend to re-invest any future earnings for the foreseeable future.
Our board of directors has declared property dividends, the values of which have been written-off in our financial statements, comprised of common stock of three private companies acquired by us. These dividends of stock are:
1,500,000 shares of New Wave Media Corp., acquired by us in exchange for all of our community-television-related assets; 400,000 shares of Argo Petroleum Corporation, acquired by us in exchange for 10,000 shares of our common stock; and 800,000 shares of Woodcomm International, Inc., acquired by us in exchange for 7,500 shares of our common stock.
None of the three dividend distributions will occur unless and until a registration statement relating to each distribution transaction has been declared effective by the SEC.


CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2002. This table should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.
                                           As of June 30 , 2002
                                              (unaudited)


Long-Term Liabilities                              $0


Stockholders' Equity (Deficit):
Common Stock - $.0001 par value;
 100,000,000 shares authorized,
 45,258,005 shares issued                        4,526
Additional Paid-in Capital                    38,623,626
Accumulated Deficit                          (38,751,519)
Subscriptions Receivable                       120,000
Deferred Consulting                           (915,981)
Total Capitalization                          (919,348)


SELECTED FINANCIAL DATA
The following selected financial data have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.


This summary financial information should be read in conjunction with the consolidated financial statements appearing elsewhere in this prospectus.




STATEMENT OF OPERATIONS DATA:


Year Ended December 31,                Six Months Ended June 30,


             2001     2000    1999          2002          2001
                                          (unaudited)  (unaudited)


Revenues $7,446  $1,872,629 $2,547,225    $9,302        $15,891
Internet
 access
 costs,
 cost of
 goods
 sold    11,999   2,145,955 1,152,721      17,151         5,343
Operating
 expenses2,852,110 14,975,583 11,860,758  1,742,866     1,595,954
Net
 loss  (2,498,468) (21,885,330) (10,930,163) (1,750,891) (1,585,406)
Loss
 per
 share    (0.13)      (1.68)   (0.96)     (0.05)        (0.11)
Weighted
 average
 number
 of
 shares
 outstan-
 ding  18,616,434 13,000,391 11,419,641  35,044,692     14,564,873


BALANCE SHEET DATA:


               As at December 31,               As at June 30,


               2001         2000                     2002
                                                  (unaudited)
Working
 Capital
 (Deficit) $(1,254,897) $(1,517,164)             $(1,001,299)
Total
 Assets        229,528      410,316                  252,417
Total
 Current
 Liabilities 1,389,653    1,764,973                1,171,765
Total
 Liabilities 1,389,653    1,764,973                1,171,765
Total
 Redeemable
 Common
 Stock       1,192,700    3,323,552                        0
Stockholders'
 Equity
 (Deficit)  (2,352,825)  (4,678,209)                (919,348)


 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Background


 We have determined to commit all of our available resources to the exploitation of our Quick-Cell wireless Internet access products. We currently lack the capital necessary to do so.
 We were organized to operate in the wireless cable and community (low power) television industries. Due to existing market conditions, we have abandoned our wireless cable business. Because our Quick-Cell wireless Internet access system can be adapted for use on the wireless cable frequencies, we believe our frequencies possess future value. However, these frequencies will not be of value to us, unless and until the FCC approves two-way communications on them.
 Effective July 1, 1999, we assigned all of our television-related assets to New Wave Media Corp., in exchange for a 15% ownership interest in New Wave common stock. This business segment was discontinued as of that date and, since then, has not, and will not, generate any revenues. Our board of directors has declared a dividend with respect to all of the New Wave shares. These shares will be distributed to our shareholders, upon New Wave's completion of a Securities Act registration of the distribution transaction. This registration proceeding has not been commenced by New Wave, due to a lack of funds necessary to pay related professional expenses. New Wave has advised us that it is making its best efforts to obtain capital for this purpose, but cannot provide an exact time by which this will occur.


Current Overview


 Our management has committed all available current and future capital and other resources to the commercial exploitation of our Quick-Cell wireless Internet access products. It is these products upon which our future is based.
 Our new president has expanded the scope of our original Quick-Cell business plan, which called for the construction of Quick-Cell systems in small and medium-sized cities. In addition to our original plan, we are now attempting to develop working partnerships with companies who need to create or extend broadband Internet connectivity for their customers, employees and partners. The companies with which we seek to do business operate in the following market segments, among others: hospitality, education, aviation, multiple dwelling unit, planned community development, independent local exchange, utility and municipality.
 On June 14, 2002, we completed a securities purchase agreement with Evergreen Venture Partners, LLC, whereby we issued securities for cash in the amount of $250,000 (including a $10,000 stock subscription receivable). We sold to Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director, and who received, as a signing bonus, 3,000,000 shares of our common stock; David M. Lofin, our former president, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us, in consideration of 2,000,000 shares of our common stock; two of our vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of our common stock; and our other vice president terminated his employment with us. Also, under this agreement, Evergreen has the right to name two persons to become directors of USURF America. To date, Evergreen has not named any person as a director.
 As a result of the transactions with these four officers arising out of the Evergreen agreement, we incurred a charge against our earnings during the second quarter of 2002 of $567,180 (unaudited).
 In May 2001, we entered into an amended and restated common stock purchase agreement with Fusion Capital Fund II, LLC, which replaced a similar agreement entered into in October 2000. Pursuant to the agreement, Fusion Capital may purchase up to $10 million of our common stock. The shares of our common stock being issued under this agreement are the subject of an effective registration statement. To date, we have received only $395,000 under our agreement with Fusion Capital. Fusion Capital has not purchased the maximum shares possible under this agreement. This lack of significant funding has impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until (1) our stock price increases significantly or (2) we secure funding from a source other than Fusion Capital, of which there is no assurance. Please see the discussion under the heading "Management's Plans Relating to Future Liquidity", for a more thorough explanation of the impact this agreement could have on our business. Should we obtain more substantial funding, we would be able to begin to pursue our wireless Internet business plan. With the funds provided by the Evergreen agreement transaction, we have been able to begin to implement our newly expanded business plan, our agreement with SunWest Communications being the first positive result of these efforts. We expect to have the first customer in Colorado Springs on line during September 2002 and that our fourth quarter operating results will begin to reflect the implementation of our agreement with SunWest.
 In October 2001, we began company-owned Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We have approximately 50 customers in Del Rio, and consumer response has been excellent. However, our customer growth will continue to be slowed by a lack of capital. We have also completed engineering efforts in four other South Texas towns. We will not begin marketing our Quick-Cell service in these towns, until we stabilize our working capital situation.
 As the level of funding under the Fusion Capital agreement has been lower than we had earlier anticipated, $55,000 during the first half of 2002, during 2002 we have obtained additional funds through sales of our securities, as follows:


- $57,500 (last quarter of 2001) from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants;
- $30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share;
- $13,000 from the exercise of outstanding warrants - 162,500 shares at $.08 per share;
- $98,000 from the exercise of options - 2,000,000 shares at $.049 per share (a 38.75% discount to the market price on the date of exercise);
- $240,000 ($115,000 plus a subscription of $10,000 in April and $125,000 in
June) from the sale of 3,645,833 shares and a total of 6,250,000 warrants, pursuant to the Evergreen transaction; and
- $66,000 from the sale of 1,135,000 shares of our common stock.


 The majority of these funds were used for operating expenses.
Approximately $100,000 of these funds has been applied toward the expansion of our wireless Internet access business.


 We will need further capital, as we continue to expand our wireless Internet access business.


CyberHighway Bankruptcy


 In September 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re:
CyberHighway, Inc., Case No. 00-02454, by ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. A joint motion to dismiss the bankruptcy proceeding was unsuccessful because some of CyberHighway's creditors believe that CyberHighway's as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway's most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as a claim for tortious interference with beneficial business relationships as to Dialup USA, Inc. These creditors desire that these claims be adjudicated in the bankruptcy court. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway. No prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.
 The January 1999 acquisition of CyberHighway fundamentally altered our company. Our annual revenues went from nearly zero to about $2.5 million. However, the involuntary bankruptcy proceeding caused the demise of CyberHighway's business. CyberHighway's company-owned dial-up customer base went from approximately 8,500 to none. The filing of the involuntary bankruptcy and CyberHighway's switch-over to the network of Dialup USA were the primary causes of CyberHighway's customer base demise. We will not apply any available future capital to the revitalization of our dial-up Internet access business.
 This sudden and permanent demise of CyberHighway's customer base rendered our intangible assets relating to those customers worthless. The write-off of these intangible assets totalled $4,814,272, net of deferred taxes, as reflected in our December 31, 2000, financial statements. Due to this change in operating environment, monthly revenues decreased substantially, and, accordingly, goodwill was impaired. The write-down of goodwill totaled $4,425,037, as reflected in our December 31, 2000, financial statements. Please see the discussion below under the heading "Liquidity and Capital Resources" for more information on this topic.


Shareholder Loans - Conversion to Equity


 In August 2000, our former president, David M. Loflin, converted all loan amounts owed to him, including accrued interest, into a total of 774,162 shares of our common stock. The total amount of indebtedness converted to common stock was $967,703. Since August 2000, Mr. Loflin has made small loans to us to ease periods of restricted cash flow. At December 31, 2001, we owed Mr. Loflin $18,521. At June 30, 2002, we did not owe Mr. Loflin any amount.


Results of Operations


 General.


 By the end of February 2001, CyberHighway had lost all of its dial-up Internet access customers and we do not foresee the revitalization of CyberHighway's business. You should not purchase our common stock expecting that CyberHighway's business will assist in making us profitable.
 During the first half of 2001, we derived no revenue from CyberHighway's business. For the first six months of 2001 and 2002, our small amounts of revenues were dervied from our Quick-Cell wireless Internet access operations. We currently lack the capital necessary to pursue our complete Quick-Cell business plan, and we may never possess enough capital with which to exploit fully our Quick-Cell products. In this circumstance, it is likely that we would never earn a profit.
 Before the demise of CyberHighway, our revenues were derived primarily from monthly customer payments for dial-up access and from per-customer royalty payments from our CyberHighway affiliate-ISPs.
 Beginning in March 2000, we began initial Quick-Cell wireless Internet access operations in Santa Fe, New Mexico. Throughout 2000, our customers in Santa Fe were in their one-year "free-use" period. During most of 2001, we did not charge our Santa Fe customers for service, due to our commencing an upgrade to the system. We were forced to suspend the upgrade of the system and have only a few customers remaining. We have yet to derive significant revenue from our Santa Fe market. In the last quarter of 2001, we began to derive revenues from the first customers in Del Rio, Texas. We have lacked capital with which to expand either of these markets.
 In September 2001, we began Quick-Cell operations in Del Rio, Texas. We have approximately 50 customers online, but our growth there has been slowed significantly due to our lack of capital. We cannot predict the number of customers we will secure in any specific time frame, due to our lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Should we begin to derive greater amounts of funds under the Fusion Capital agreement or from another source, of which there is no assurance, we plan to construct additional Quick-Cell systems throughout the remainder of 2002.
 In the middle of 2000, we began marketing our Quick-Cell systems to local exchange telephone companies, independent telephone companies, digital subscriber line resellers and Internet service providers. We sold three Quick-Cell systems in a short time. Due to a lack of capital, however, this marketing effort was suspended before we investigated the nature of the other inquiring companies. No paying customers use these systems, due to circumstances involving these companies that are beyond our control. During the first six months of 2001 and 2002, we derived no significant revenues from customer modem sales to these Quick-Cell purchasers, and we do not expect to do so during 2002.
 In cities in which we construct company-owned Quick-Cell systems, we intend to employ telephone marketing as the initial means for acquiring customers and, later, mass media. We will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management's informal study of Internet usage by businesses versus home users that revealed businesses' higher demand for high-speed Internet access. Our management's decision may prove to have been incorrect, which would significantly impair our ability to earn a profit. Our management believes, based on its collective business experience, that effective marketing techniques can overcome Quick-Cell's lack of name recognition, although this belief may also prove to be incorrect. Our Quick-Cell business will not be able to succeed without additional capital.
 In cities where a Quick-Cell reseller operates, we will not have final approval of the reseller's marketing strategies. Our resellers will be permitted to market our Quick-Cell service in any commercially reasonable manner. We cannot, therefore, assure you that any of our resellers will ever achieve high enough sales levels that would permit us to earn a profit.
 Our revenues for the first six months of 2001 and 2002 were significantly below those of the comparable 2000 period, since we no longer derive revenues from the operations of CyberHighway and we have lacked capital with which to commence a full-scale implementation of our Quick-Cell business plan. In 2002, we will produce significant revenues only if we are able to be successful in placing Quick-Cell service customers online, of which there is no assurance, due to the uncertainty surrounding our level of capitalization to be derived under the Fusion Capital agreement or any other sources.
 We have taken steps towards the preparation of tax returns for all years since our inception, though none has been filed. Because we have never earned a profit, there is no tax liability that would arise from this circumstance.


 Potential Rescission Claims.


 At December 31, 2001, 2,138,726 shares of our common stock with an aggregate assigned value of $1,192,700 may have been issued in violation of
Section 5 of the Securities Act. Our December 31, 2001, balance sheet reflects a Redeemable Common Stock line item with this assigned value, since each of the issuees of these shares may have had a potential claim for rescission of their respective issuance transactions. None of these issuees made such a claim within the various statute of limitations periods and, consequently, at June 30, 2002, none of our shares remained subject to potential rescission claims, which circumstance is reflected in the Redeemable Common Stock line item of our June 30, 2002, balance sheet.


 Six Months Ended June 30, 2002, versus Six Months Ended June 30, 2001.


 During both periods, our small amounts of revenues were derived from our wireless Internet access business. Without additional capital, our revenues will remain at these levels.
 Our operating results for the first six months of 2002 and 2001 are summarized in the following table:


  First Six Months of 2002 (unaudited) First Six Months of 2001 (unaudited) Revenues $9,302 $15,891
 Internet Access Costs, Cost of Goods Sold (17,151)  (5,343)
 Gross Profit (Loss) (7,849)  10,548
 Operating Expenses 1,742,866  1,595,954
 Loss from Operations (1,750,891)  (1,585,406)
 Net Loss (1,750,891)  (1,585,406)


 Our net loss of $1,750,891 (unaudited) for the first six months of 2002 was slightly higher than our net loss for the 2001 period of $1,585,406 (unaudited). Certain line items in our statements of operations changed materially from the 2001 period to the 2002 period.


- Professional fees decreased from $1,139,606 in the 2001 period to $693,057 in the 2002 period. This decrease is a result of our not having required professional services during the 2002 period at the levels required during the 2001 period. Also, during the 2002, we did not have a charge against our earnings similar to the $248,000 amount that occurred during the 2001 period, the result of the issuance of 800,000 shares as a commitment fee under a common stock purchase agreement. Should we continue to lack cash reserves, it is likely that, during the remainder of 2002, we would issue shares of our common stock in payment of certain professional fees.
- During the 2001 period, we incurred no advertising expense. However, during the 2002 period, we incurred advertising expenses of $68,845. Substantially all of our advertising expenses during the current period are attributable to the exercise of options to acquire shares of our common stock by a consultant at a 38.75% discount to the market price on the date of exercise.
- Salaries and commissions increased from $376,568 in the 2001 period to $815,163 in the 2002 period. This increase in salaries and commissions is attributable to issuances of shares of our common stock to our officers under their employment agreements, in connection with the Evergreen transaction, as described in the following paragraph.


 As a result of the Evergreen transaction, we incurred a one-time charge against our earnings during the second quarter of 2002 in the amount of $567,180 (net of forgiven accrued and unpaid salaries and unpaid loans to certain of our officers), due to the following stock issuances:


- 3,000,000 shares issued to our new president and chief executive officer as a signing bonus under his employment agreement.
- 2,000,000 shares to our former president (current Chairman of the Board) in consideration of his agreeing to reduce the term of his employment agreement, waive the payment of accrued salary and waive the repayment of unpaid loans made by him to us.
- 2,000,000 shares to one of our vice presidents in consideration of his agreeing to reduce the term of his employment agreement and waive the payment of accrued salary.
- 2,000,000 shares to our vice president of corporate development in consideration of his agreeing to reduce the term of his employment agreement and waive the payment of accrued salary.


 We expect that our results of operations for the third quarter of 2002 will be similar to those of the first two quarters of 2002.
 Due to our severe lack of capital during the 2001 and 2002 periods, we issued shares of our stock to consultants in payment of their services. The fair value of the shares issued to consultants is included in our statements of operations under the "Professional Fees" line item. Issuing shares of our common stock was the only means by which we could obtain the consultants' services. The value of the consulting services received by us under each agreement has been expensed in equal monthly amounts over their respective terms:


- during the first six months of 2001, we issued 630,000 shares of our common stock under consulting agreements; these shares were valued for financial accounting purposes at approximately $300,000, in the aggregate. This amount was expensed in monthly amounts during 2001.
- during the first six months of 2002, we issued 4,170,000 shares of our common stock under consulting agreements and in payment of professional fees; these shares were valued for financial accounting purposes at approximately $610,000, in the aggregate. This amount is being expensed in equal monthly amounts over periods ranging from one month to one year. Nearly all of this total amount will be expensed during 2002.


 Year Ended December 31, 2001, versus Year Ended December 31, 2000.


 During 2000, all of our revenues were generated by CyberHighway's dial-up Internet access operations. We derived our revenues from monthly customer payments for dial-up Internet access, which averaged approximately $18 per customer. Also, until September 2000, we derived revenue from per-customer royalty payments from our CyberHighway affiliate-ISPs, which averaged approximately $1.75 per customer. During 2001, our small amount of revenues were derived from our Quick-Cell wireless Internet access operations. We charged residential customers $50 and business customers $100 in monthly Internet access fees.
 Due to the demise of CyberHighway, our revenues for 2001 were significantly below our revenue levels of 2000. Due to the uncertainty of our obtaining additional capital, we cannot predict our revenues for all of 2002.
 Our operating results for 2001 and 2000 are summarized in the following table:


  2001  2000
 Revenues $7,446  $1,872,629
 Internet Access Costs, Cost of Goods Sold 109,525  2,145,955
 Gross Profit (Loss) (102,079)  (273,326)
 Operating Expenses 2,852,110  14,975,583
 Loss from Operations (2,954,189)  (15,248,909)
 Other Income (Expense) (34,184)  (9,193,281)
 Extraordinary Items 489,905  961,436
 Income Tax Benefit 0  1,595,424
 Net Loss (2,498,468)  (21,855,330)


 In general, our 2001 statement of operations reflects the demise of the business of CyberHighway. It also reflects a $97,526 charge against our earnings, which is attributable to a write-down of the value of certain inventory items.
 In 2001, we recorded a gain on debt forgiveness of $489,905, which arose from a reduction in the liabilities of CyberHighway, pursuant to the bankruptcy proceedings. At December 31, 2001, our balance sheet included $953,561 in "permitted claims" against CyberHighway, the total claims submitted by creditors of CyberHighway during 2001, including the statutory notification period. This notification period began on December 6, 2001, and ended on March 6, 2002. The $489,905 reduction in CyberHighway's liabilities from 2000 to 2001 is reflected in our consolidated statements of operations as an extraordinary item.
 Our 2000 statement of operations reflects the following significant charges against our earnings:


- each of the following amounts relates to the demise of the business of
CyberHighway:


- $4,814,272 - amount of intangible assets written off attributable to acquired customers bases, net of deferred taxes; and
- $4,425,037 - amount of intangible assets written off attributable to goodwill.


- $875,000 - 750,000 shares of our common stock were issued to three vice presidents, 250,000 shares as an employment agreement signing bonus valued at $3.00 per share and 500,000 shares as employment bonuses valued at $125,000 - this expense is included in the "Salary and Commissions" statement of operations line item.


 Certain statements of operations line items changed significantly from 2000 to 2001. These changes are summarized below:


- Revenues and Internet Access Costs, Cost of Goods Sold - our revenues decreased from $1,872,629 in 2000 to $7,446 in 2001. This decrease is due to the demise of the business of CyberHighway. Likewise, our substantially reduced internet access costs and cost of goods sold is attributable to the demise of the business of CyberHighway.
- Inventory Write-down - as we determined that certain items of our inventory had become impaired, we recorded a write-down of these items of inventory in the amount of $97,526.
- Amortization - the large reduction in this line item from 2000 to 2001 is due to the write-down of all intangible assets associated with CyberHighway caused by the demise of the business of CyberHighway.
- Professional Fees - the reduced total of professional fees, $1,803,751 in 2001 compared to $4,168,610 in 2000, is due to the lower market price of our stock, inasmuch as substantially all of our professional fees were paid by issuing shares of stock.
- Rent - our substantially reduced rent expense for 2001 is attributable to the demise of the business of CyberHighway and the abandonment of the CyberHighway facilities in Boise, Idaho.
- Salaries and Commissions - our salaries and commissions were substantially reduced from 2000 to 2001 due to the dramatic reduction in staff caused by the demise of the business of CyberHighway.


 Due to our severe lack of capital during 2000 and 2001, during both years, we issued a large number of shares of our stock to consultants in payment of their services. The fair value of the shares issued to consultants is included in our statements of operations under the "Professional Fees" line item. Issuing stock was the only means by which we could obtain the consultants' services. The value of the consulting services received by us under each agreement has been expensed in equal monthly amounts over their respective terms:


 - in 2001, we issued 3,539,500 shares of our common stock under consulting agreements; these shares were valued for financial accounting purposes at $892,360, in the aggregate. This amount was expensed in equal monthly amounts over periods based on the terms of the consulting agreements. Nearly all of this total amount was expensed during 2001.
- in 2000, we issued 2,262,166 shares of our common stock under consulting agreements; these shares were valued for financial accounting purposes at $3,110,000, in the aggregate. This amount was expensed in equal monthly amounts over periods ranging from four months to one year. Nearly all of this total amount was expensed during 2000.


 Our net loss for 2001 is attributable to several large non-standard items:


- $97,526 is attributable to a write-down of the value of certain inventory items;
- $1,803,751 in professional fees, substantially all of which is attributable to stock issuances under various consulting agreements;
- $856,124 in salary and commissions was expensed, $303,947 of which was paid or is payable in shares of our common stock; and
- Offsetting a portion of our net loss was a $489,905 "Gain on debt forgiveness", which is the result of a reduction of CyberHighway liabilities determined pursuant to the CyberHighway bankruptcy proceeding.


 Our net loss for 2000 is attributable to several large non-standard items:


- the depreciation and amortization of acquired customer bases, goodwill and other intangibles of $7,618,755;
- $4,168,610 in professional fees, substantially all of which is attributable to stock issuances under various consulting agreements;
- $2,060,528 in salary and commissions was expensed, $875,000 of which is the result of stock bonuses to three officers; and
- $9,239,310 in impairment loss relating to the demise of CyberHighway's business and the associated write off of all related intangible assets.


 In October 2000, the prior acquisition of Net 1, Inc. was rescinded. Included in the terms of the settlement agreement was the return to us of the 250,000 shares issued by us in the original transaction. We then issued 250,000 shares of our stock in settlement of the arbitration. The settlement agreement also called for one of the former owners of Net 1 to assume a $50,000 liability, that was recorded by us upon the acquisition. The total gain on the rescission of the Net 1 transaction, $961,436, has been recorded in our statement of operations for 2000 under the "Gain on Rescission" heading.
 For 2000, our statement of operations reflects an income tax benefit of $1,595,424, resulting from the difference in the bases of the acquired customer bases for book versus tax purposes. Due to the demise of the business of CyberHighway, our statement of operations for 2001 does not contain a similar tax benefit.


 Wireless Cable Segment.


 The wireless cable segment has had no operating activity since 1997. As described above, we have ceased, for the foreseeable future, our wireless cable activities.


Liquidity and Capital Resources


 General.


 Since our inception, we have had a significant working capital deficit. Currently, we are substantially illiquid, although we do possess enough cash to continue our current level of business activities, through the result of recent securities sales. As the level of funding under the Fusion Capital agreement has been lower than we had earlier anticipated, $55,000 during the first half of 2002, during 2002, we have obtained additional funds through sales of our securities, as follows:


- $57,500 (last quarter of 2001) from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants;
- $30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share;
- $13,000 from the exercise of outstanding warrants - 162,500 shares at $.08 per share;
- $98,000 from the exercise of options - 2,000,000 shares at $.049 per share (a 38.75% discount to the market price on the date of exercise);
- $240,000 ($115,000 plus a subscription of $10,000 in April and $125,000 in
June) from the sale of 3,645,833 shares and a total of 6,250,000 warrants, pursuant to the Evergreen transaction; and
- $66,000 from the sale of 1,135,000 shares of our common stock.


 The majority of these funds were used for operating expenses.
Approximately $100,000 of these funds has been applied toward the expansion of our wireless Internet access business.


 We will need further capital, as we continue to expand our wireless Internet access business. It is possible that we will not be able to secure adequate capital as we need it. Also, without additional capital, it is possible that we would be forced to cease operations.
 In July 2002, we became aware of an existing default judgment against us, dated June 7, 2001, in the approximate amount of $22,000. The lawsuit went unchallenged as a result of administrative error. We intend to seek to set aside this judgment, as we have a valid defense to the underlying claims. However, we cannot predict the outcome of our efforts in this regard.
Should we fail to set aside this judgment, we will be required to pay this judgment amount. In August 2002, an arbitrator ruled against us in an arbitration proceeding against our former chief financial officer, in the amount of $75,000. It is likely that we will be required to pay this amount; however, the terms of this payment have not yet been determined.


 Our Capital Needs.


 To sustain our current level of operations for the next twelve months, we will require additional capital of approximately $300,000. To accomplish our goals of expanding our Quick-Cell business, we will require at least $1.2 million. If we are unable to obtain this needed capital, we could be forced to cease our operations.
 Currently we do not possess enough capital to accomplish our goals for our Quick-Cell wireless Internet access business, including the construction of Quick-Cell systems. When we refer to the construction of a Quick-Cell system in any city, that process requires the following expenditures:


- A single Quick-Cell cell site, including a Quick-Cell server modem, parts and configuration - projected average cost: $25,000;
- Tower lease site - projected average cost: $500 per month;
- Direct T1 telephone line connection to the Internet - projected average cost: $2,000 per month; and
- Initial inventory of customer modems - approximate cost: $70,000.


 However, in Del Rio, due to our lack of large sums of capital, we were able to re-design our Quick-Cell system to achieve significant cost savings and built the first portion of that system, which included two server cells - the original plan having called for one server cell - for approximately $18,000, and we have added a third server cell to this system, in response to consumer demand. However, we continue to lack capital with which to market our Quick-Cell service aggressively. Rather, in Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Should we begin to derive greater amounts of funds under the Fusion Capital agreement, of which there is no assurance, we plan to construct additional Quick-Cell systems throughout 2002.
 If and when we begin to obtain the maximum amount of funds available pursuant to the Fusion Capital agreement, we expect, then, to have enough money to pay for the construction of the initial Quick-Cell cell site in at least three markets per month. We cannot assure you that we will be able to construct Quick-Cell cell sites at that rate or that we will ever possess adequate capital with which to engage in this level of activities.
 In light of the relatively small amount of capital required to construct each Quick-Cell cell site, we believe that the expected funding under the Fusion Capital agreement would provide us with enough capital to construct the initial Quick-Cell cell site and commence marketing activities in approximately 30 markets. With the Quick-Cell construction permitted by this amount of capital, we will be able to determine whether our Quick-Cell wireless Internet access business is a viable business, as presently offered. However, the funds expected under the Fusion Capital agreement will not be adequate for us to pursue our complete Quick-Cell business plan, and we cannot assure you that we will be able to obtain capital when needed. Our inability to obtain further capital when needed would lessen our chance of earning a profit, as we would become illiquid.


 Proceeds from the Fusion Capital Agreement.


 Beginning in July 2001, we began to receive the first funds of up to $10 million under our agreement with Fusion Capital. Since then, we have received only $395,000 in payment of a total of 3,100,000 shares under this agreement. Fusion Capital has not purchased the maximum funding amount possible under this agreement. This lack of significant funding has impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until (1) our stock price increases significantly or (2) we secure funding from a source other than Fusion Capital, of which there is no assurance. Assuming we receive the entire $10 million under that agreement, of which there is no assurance, we anticipate that we will apply these funds as follows:


 Purchase of Quick-Cell Equipment $6,000,000
 Construction of Quick-Cell Systems 1,300,000
 Marketing 1,000,000
 General and Administrative Expenses 200,000
 Finder's Fee 800,000
 Working Capital 700,000
 Total $10,000,000


 You should note, however, that we may not realize $10 million under the Fusion Capital agreement, due to the current low market price of our common stock. In addition, under the Fusion Capital agreement, we must maintain compliance with certain criteria in order to avoid an event of default. Currently, we are in compliance with these criteria and expect to remain in compliance for the foreseeable future.
 Should all of our outstanding warrants, including all of the warrants to be issued in connection with the Fusion Capital agreement, be exercised, we would receive cash proceeds of approximately $3,863,487. Funds received from the exercise of warrants would be used to purchase Quick-Cell equipment, to construct Quick-Cell systems, to market our Quick-Cell wireless Internet access service and for working capital.
 You should note that we may never receive any of the funds discussed above. Our failure to obtain capital from these sources could cause us to cease our operations.


 Potential Rescission Claims.


 At December 31, 2001, 2,138,726 shares of our common stock with an aggregate assigned value of $1,192,700 may have been issued in violation of
Section 5 of the Securities Act. Our December 31, 2001, balance sheet reflects a Redeemable Common Stock line item with this assigned value, since each of the issuees of these shares may have had a potential claim for rescission of their respective issuance transactions. None of these issuees made such a claim within the various statute of limitations periods and, consequently, at June 30, 2002, none of our shares remained subject to potential rescission claims, which circumstance is reflected in the Redeemable Common Stock line item of our June 30, 2002, balance sheet.


 June 30, 2002.


 Historically, we have had a significant working capital deficit. At June 30, 2002, our working capital deficit was $1,001,299 (unaudited) which is only slightly lower than our $1,254,897 deficit at December 31, 2001. Our receipt of funds through sales of our securities during the first six months of 2002 permitted us to improve moderately our working capital deficit by the end of the period. Approximately 85% of our accounts payable are accounts payable of CyberHighway and are subject to the pending Chapter 7 bankruptcy proceeding of CyberHighway. Without additional capital, our working capital deficit can be expected to become larger each quarter.
 The following table sets forth our current assets and current liabilities at June 30, 2002, and December 31, 2001:


   June 30, 2002 (unaudited)  December 31, 2001 (audited)
 Current Assets Cash $71,409  $10
  Inventory 99,057  134,756
 Current Liabilities Disbursements in Excess of Cash Balances $0  $15,539
  Accounts Payable 1,016,635  1,034,619
  Accrued Payroll 20,734  265,978
  Other Current Liabilities 134,396  54,996
  Notes Payable to Stockholder 0  18,521


 Our accrued payroll at June 30, 2002, as well as at December 31, 2001, is attributable to accrued salary of our officers. In connection with the Evergreen transaction described above, three of our officers waived payment of all of their accrued salaries through April 15, 2002, in the approximate amount of $225,000, which is reflected on our June 30, 2002, balance sheet.
 We reduced our note payable to stockholder during the first quarter of 2002 by $18,521, and owed this shareholder no amount at June 30, 2002. We do not expect that we will again borrow funds from this shareholder.
 As the level of funding under the Fusion Capital agreement has been lower than we had earlier anticipated, $55,000 during the first half of 2002, during 2002, we have obtained additional funds through sales of our securities, as follows:


- $57,500 (last quarter of 2001) from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants;
- $30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share;
- $13,000 from the exercise of outstanding warrants - 162,500 shares at $.08 per share;
- $98,000 from the exercise of options - 2,000,000 shares at $.049 per share (a 38.75% discount to the market price on the date of exercise);
- $240,000 ($115,000 plus a subscription of $10,000 in April and $125,000 in
June) from the sale of 3,645,833 shares and a total of 6,250,000 warrants, pursuant to the Evergreen transaction; and
- $66,000 from the sale of 1,135,000 shares of our common stock.


 The majority of these funds were used for operating expenses. Approximately $100,000 of these funds has been applied toward the expansion of our wireless Internet access business.
 Without obtaining at least $1,200,000 in new capital, we will continue to have a significant working capital deficit and will not be able to operate from a position of liquidity. This will impair our ability to pursue our Quick-Cell business plan and, thus, our ability ever to earn a profit.
 If we are unable to obtain significant additional capital, it is possible that we would be forced to cease operations.


 Cash Flows from Operating Activities.


 During the first half of 2002, our operations used $344,180 (unaudited) in cash compared to cash used of $330,185 (unaudited) during the first half of 2001. In both periods, the use of cash in operations was a direct result of the lack of revenues compared to our operating expenses, particularly salaries and commissions in 2001 and greater business development activities in 2002.


 Cash Flows from Investing Activities.


 Our investing activities neither provided nor used cash in the first half of 2002 and used $1,600 in cash during the first half of 2001. Because we lack working capital, we cannot predict our cash flows from investing activities for the remainder of 2002.


 Cash Flows from Financing Activities.


 For the first half of 2002, our financing activities provided $415,579 (unaudited) in cash. Our payments on notes payable to stockholder of $18,521 and $4,900 in finder's fees were offset by payments received on subscriptions receivable of $237,000, $189,000 in cash from sales of our common stock and $13,000 in cash obtained by the exercise of certain warrants. For the first quarter of 2001, our financing activities provided $287,090 in cash. Of this amount, $26,090 is attributable to loans from our president and $261,000 is attributable to private sales of securities. We continue to seek capital and cannot, therefore, predict future levels of cash flows from financing activities.


 December 31, 2001.


 At December 31, 2001, our working capital deficit was $1,254,897, which is less than our deficit at December 31, 2000, of $1,517,164.
 The following table sets forth our current assets and current liabilities at December 31, 2001 and 2000:


   2001  2000
 Current Assets Cash $10  $1,088
  Inventory 134,756  246,721
 Current Liabilities Disbursements in Excess of Cash Balances $15,539
42,469
  Accounts Payable 1,034,619  1,472,030
  Accrued Payroll 265,978  158,262
  Other Current Liabilities 54,996  41,824
  Property Dividends Payable 0  43,750
  Notes Payable to Stockholder 18,521  6,638


 Certain balance sheet line items changed significantly from 2000 to 2001. These changes are summarized below:


- Accounts Payable - our accounts payable decreased to $1,034,619 from $1,472,030 in 2000. This decrease is due to a final determination in the CyberHighway bankruptcy proceeding of allowed claims, which claims were $489,905 less than the amount recorded for 2000.
- Subscriptions Receivable - the 2001 amount of $165,750 arises from the fact that shares issuable as of December 31, 2001, were not, in fact, issued until January 2002; the 2000 amount of $933,514 arises from our president's converting his loans into shares of our stock; this entry appears due to the fact that the shares issued in that transaction were not actually issued until after December 31, 2000, due to an administrative oversight.
- Stockholders' Equity (Deficit) - at December 31, 2001, we had a stockholders' deficit of $2,352,825; at December 31, 2000, we had a stockholders' deficit of $4,678,209. This improvement is due to (1) the value of shares no longer subject to potential rescission claims being moved from "Redeemable Common Stock" and restored to "Stockholders' Equity" and
(2) the reduction in liabilities of CyberHighway, as determined pursuant to the CyberHighway bankruptcy proceeding.


 Without obtaining at least $1,200,000 in new capital, we will continue to have a significant working capital deficit and will not be able to operate from a position of liquidity. This will impair our ability to pursue our Quick-Cell business plan and, thus, our ability to ever earn a profit.
 Our accrued payroll at December 31, 2001, as well as at December 31, 2000, is primarily attributable to accrued salary of our president and two of our vice presidents.
 In August 2000, our president, David M. Loflin, converted the entire amount owed to him, including accrued interest, into a total of 774,162 shares of our common stock. The total amount of indebtedness converted to common stock was $967,703. Mr. Loflin received one share for each $1.25 owed him - $1.25 was the low sale price for our common stock on the American Stock Exchange on August 18, 2000, the last trading day prior to the conversion. Until converted, all of the loans from Mr. Loflin were payable on demand, with interest accruing at 8% per annum. The funds loaned by Mr. Loflin were used primarily for operating expenses, including expenses of CyberHighway, corporate overhead and the construction of our Quick-Cell system in Santa Fe, New Mexico. Subsequent to the conversion transaction, Mr. Loflin has loaned us small sums. At December 31, 2001, we owed Mr. Loflin $18,521.
All sums owed to Mr. Loflin were payable on demand, with interest accruing at 8% per annum.
 During 2001, we obtained funds from private sales of our securities in the total amount of $359,750. In these transactions, we issued a total of 1,545,000 shares of our common stock and 3,318,000 common stock purchase warrants.
 If we are unable to obtain significant additional capital, it is possible that we would be forced to cease operations.


 Cash Flows from Operating Activities.


 During the year ended December 31, 2001, our operations used $707,569 in cash compared to cash used of $953,112 during 2000. In both years, the use of cash in operations was a direct result of the lack of revenues compared to our operating expenses, particularly our Internet access costs and salary and commissions in 2000. The demise of the business of CyberHighway served to reduce substantially our ongoing operating expenses; however, its demise also reduced our revenues to insubstantial amounts. The effects of the demise of CyberHighway became apparent in our financial statements for 2001.
 For the year ended December 31, 2000, our operations would have used approximately $750,000 more in cash, had we not determined to defer payment of nearly all of our accounts payable for most of the year, due to our lack of working capital.


 Cash Flows from Investing Activities.


 During the year ended December 31, 2001, our investing activities used cash of $12,681 compared to $85,150 in 2000. During 2000, in our investing activities, purchases of equipment used cash. We purchased a small amount of equipment during 2001. Because we lack working capital, we cannot predict our cash flows from investing activities for 2002.


 Cash Flows from Financing Activities.


 For 2001, our financing activities provided $719,172 in cash, primarily from sales of securities, including receipt of subscriptions receivable of $359,750 and receipt of cash on sales of securities of $340,000. For 2000, our financing activities provided $964,037 in cash. Of this amount, $568,571 is attributable to loans from our president and $370,000 is attributable to sales of securities. We continue to seek capital and cannot, therefore, predict future levels of cash flows from financing activities.


 Non-Cash Investing and Financing Activities.


 During the year ended December 31, 2001, we issued a total of 3,539,500 shares of common stock under consulting agreements; these shares have been valued at $892,360 in the aggregate.
 In December 2001, we awarded 200,000 shares of our common stock as a bonus to one of our vice presidents, which were valued at $.09 per share, the last closing price of our common stock prior to the award, a value of $18,000.


Management's Plans Relating to Future Liquidity


 To sustain our current level of operations for the next twelve months, we will require additional capital of approximately $300,000. Our recent securities purchase agreement with Evergreen will provide a significant portion of this capital requirement. To accomplish our goals of expanding our Quick-Cell business, we will require at least $1.2 million.
 Our best opportunity for obtaining needed funds is pursuant to the Fusion Capital agreement. However, to date, we have received only $395,000 under our agreement with Fusion Capital. Fusion Capital has not purchased the maximum shares possible under this agreement.
 Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the selling price of our stock sold to Fusion Capital will need to average $1.67 per share for us to receive the maximum proceeds of $10 million under that agreement. Assuming a selling price of $.07 per share, the closing sale price of the common stock on October 9, 2002, and the purchase by Fusion Capital of the full amount of shares purchasable under the Fusion Capital agreement, total proceeds to us would only be approximately $600,000, unless we choose to issue more than 6,000,000 shares, which we have the right to do.
 Should we obtain at least $1.2 million under the Fusion Capital agreement, we believe that we will be able to have accomplished our primary objectives:


- entering into several working partnerships with companies who need to create or extend broadband Internet connectivity for their customers, employees and partners;
- placing at least 10,000 customers on our Quick-Cell systems during the next year; and
- proving the commercial viability of our Quick-Cell wireless Internet access service.


 We cannot assure you that we will accomplish these objectives.
 Currently, we have no other sources for funding on the scale contemplated by the Fusion Capital transaction.
 If we do not obtain the necessary funding, we would be forced to cease operations.


Capital Expenditures


 During the first six months of 2002, we made few capital expenditures and we currently have no capital with which to make any significant capital expenditures. Should we obtain significant funding, of which there is no assurance, we would be able to make major expenditures on Quick-Cell-related equipment. However, without additional capital, we will make no capital expenditures.


REGULATION
Quick-Cell Wireless Internet Access.
 Our Quick-Cell wireless Internet access products operate in unregulated spectra, the 900 MHz and 2400 MHz spectra (primarily the 2400 MHz spectrum), and we expect that such spectra will remain unregulated.
Regulation of Internet Access Services.
 We provide Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the FCC or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the FCC reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996. As a result, we are not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet access providers.
 Governmental regulatory approaches and policies to Internet access providers and others that use the Internet to facilitate data and communication transmissions are continuing to develop and, in the future, we could be exposed to regulation by the FCC or other federal agencies or by state regulatory agencies or bodies. In this regard, the FCC has expressed an intention to consider whether to regulate providers of voice and fax services that employ the Internet, or IP, switching as "telecommunications providers", even though Internet access itself would not be regulated. The FCC is also considering whether providers of Internet-based telephone services should be required to contribute to the universal service fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as applicable to regulated telecommunications providers. To the extent that we engage in the provision of Internet or Internet protocol-based telephony or fax services, we may become subject to regulations promulgated by the FCC or states with respect to such activities. We cannot assure you that these regulations, if adopted, would not adversely affect our ability to offer certain enhanced business services in the future.
Regulation of the Internet.
 Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.


BUSINESS
History
 In July 1999, we changed our name to "USURF America, Inc.", from "Internet Media Corporation". We were incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, we have abandoned efforts to develop our wireless cable properties. We now focus on the exploitation of our Quick-Cell wireless Internet access products. In furtherance of this plan, we assigned all of our community (low power) television properties to New Wave Media Corp.
Current Overview
 Our management has committed all available current and future capital and other resources to the commercial exploitation of our Quick-Cell wireless Internet access products. It is these products upon which our future is based.
 Our new president has expanded the scope of our original Quick-Cell business plan, which called for the construction of Quick-Cell systems in small and medium-sized cities. In addition to our original plan, we are now attempting to develop working partnerships with companies who need to create or extend broadband Internet connectivity for their customers, employees and partners. The companies with which we seek to do business operate in the following market segments, among others: hospitality, education, aviation, multiple dwelling unit, planned community development, independent local exchange, utility and municipality.
 Our dial-up Internet access business has lost all of its customers and, for the foreseeable future, we have abandoned development of our e-commerce business.
Recent Developments
 On June 14, 2002, we completed a securities purchase agreement with Evergreen Venture Partners, LLC, whereby we issued securities for cash in the amount of $250,000 (including a $10,000 stock subscription receivable). We sold Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director, and who received, as a signing bonus, 3,000,000 shares of our common stock; David M. Lofin, our former president, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us, in consideration of 2,000,000 shares of our common stock; two of our vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of our common stock; and our other vice president terminated his employment with us. Also, under this agreement, Evergreen has the right to name two persons to become directors of USURF America. To date, Evergreen has not named any person as a director.
 In May 2002, we entered into an Internet services provision agreement with SunWest Communications, Inc., a Colorado Springs, Colorado-based competitive local telephone company with approximately 6,000 customers. Under our agreement with SunWest, together with SunWest, we will market our Quick-Cell wireless Internet access service to SunWest's customers, as well as throughout the Greater Colorado Springs area. With Sunwest, we have completed the construction of our first Quick-Cell system in Colorado Springs, one that provides service to a 310-unit apartment complex. This system is in final testing and is expected to be fully operational in the very near future. We expect that our fourth quarter operating results will begin to reflect the implementation of this agreement. This agreement with SunWest represents the type of agreements that our new president is attempting to secure, as a means of accelerating the growth of our customer base. There is no assurance, however, that we will be successful in this regard.
In September 2002, we reached agreements to acquire two Colorado Springs, Colorado-based private companies, as follows: (1) we signed a letter of intent to acquire High Plains Internet, Inc., a small Internet service provider, for shares of our stock, and we expect to enter into a definitive acquisition agreement in the near future; and (2) we sign a definitive agreement to acquire NeighborLync, Inc., a start-up company specializing in providing video and data services to Multiple Dwelling Unit (MDU) properties, for 1,000,000 shares of our common stock; we expect that a closing under this agreement will occur by the end of October 2002.
 In September 2001, we began Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We have approximately 50 customers online, but our growth there has been slowed significantly due to our lack of capital. We cannot predict the number of customers we will secure in any specific time frame, due to our lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. With the funds derived from the Evergreen agreement and, should we begin to derive greater funds under our agreement with Fusion Capital (described below), of which there is no assurance, we plan to construct additional Quick-Cell systems during the remainder of 2002.
 We have also completed engineering efforts in four other South Texas towns, but will not begin marketing our Quick-Cell service in these towns until we stabilize our working capital situation. We cannot predict our future capital position.
 On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway, our wholly-owned subsidiary, in the Idaho Federal Bankruptcy Court. The petition was brought by ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. CyberHighway's bankruptcy proceeding was not dismissed upon such a motion, because some of CyberHighway's creditors believe that CyberHighway's as-yet unasserted damage claims against the original petitioning creditors and their law firm represent CyberHighway's most valuable assets. These objecting creditors desire that these claims be adjudicated in the bankruptcy court. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway. No prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.
  Due primarily to the involuntary bankruptcy proceeding, CyberHighway lost all of its customers. We do not expect that CyberHighway will resume operations.
On May 9, 2001, we executed a common stock purchase agreement with Fusion Capital Fund II, LLC, which replaced a similar agreement dated October 9, 2000. Under this agreement, Fusion Capital may purchase up to $10 million of our common stock over a period of up to 25 months. We have not obtained
the maximum funding amount possible under this agreement.   To date, we had
received only $395,000 under our agreement with Fusion Capital. Fusion Capital has not purchased the maximum shares possible under this agreement, which has significantly impeded our ability to expand our Quick-Cell business operations.. We will remain in this position unless and until our stock price increases significantly or we secure funding from a source other than Fusion Capital, of which there is no assurance.
The Fusion Capital Transaction
 General.
 On May 9, 2001, we entered into an amended and restated common stock purchase agreement with Fusion Capital, which replaced a similar agreement dated October 9, 2000, and amended by letter agreement on December 27, 2000, pursuant to which Fusion Capital agreed to purchase up to $10 million of our common stock. The selling price of the shares will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price.
 Purchase of Shares Under the Fusion Capital Agreement.
 Under the Fusion Capital agreement, on each trading day during the term of the agreement, Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend Fusion Capital's purchases at any time and our right to terminate the Fusion Capital agreement at any time, Fusion Capital will purchase on each trading day during the term of the agreement $20,000 of our common stock. The daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount of $20,000 any time the market price of our common stock is above $5.00 per share for five consecutive trading days. The selling price per share is equal to the lesser of:
- the lowest sale price of our common stock on the purchase date; or
- the average of the three lowest closing sale prices of our common stock during the 15 consecutive trading days prior to the date of submission of a purchase by Fusion Capital.
 The selling price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the fifteen (15) trading days in which the closing bid price is used to compute the purchase price. Even though the Fusion Capital Agreement restricts Fusion Capital from owning more than 9.9% of our stock at any one time, this restriction does not prevent Fusion Capital from selling a portion of its holdings and later purchasing additional shares. Thus, it is possible that the total number of shares purchased by Fusion Capital would be greater than 9.9% of the then-outstanding common stock. Because this restriction on ownership may be waived by us and Fusion Capital, it is possible that Fusion Capital could own more than 9.9% of our common stock at any one time.
 The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital upon our sale of common stock under the Fusion Capital agreement at varying purchase prices:
Assumed Per  Total Shares Issuable Upon    Percent of Our Common Stock
Share Purchase of Remaining Shares Gross Outstanding After Giving Effect Purchase Price Under Fusion Capital Agreement Proceeds to the Issuance to Fusion Capital
$..04  6,000,000  $500,000(2)  11.81%
$.07(1)  6,000,000  $600,000(2)  11.81%
$1.50  6,000,000  $4,500,000  11.81%
$2.00  6,000,000  $6,500,000  11.81%
$5.00  4,500,000  $10,000,000  8.86%


(1) Closing price on October 9, 2002, as reported by AMEX.
(2) Estimate.


 To date, under the Fusion Capital agreement, we had received only $395,000 in purchase of a total of 3,140,135 shares. This does not represent the maximum amount of funds under the Fusion Capital agreement, and has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.
 Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the selling price of our stock sold to Fusion Capital will need to average $1.67 per share for us to receive the maximum proceeds of $10 million under that agreement. Given the current and sustained depressed price for our common stock, it appears unlikely that we will obtain $10 million under the Fusion Capital agreement, although we cannot predict the ultimate amount that we will obtain under that agreement. However, should our stock price remain at or near its current level, we would be able to obtain only approximately $600,000, unless we choose to issue more than 6,000,000 shares, which we have the right to do.


 Our Right to Suspend Purchases.


 At any time or from time to time, we have the unconditional right to prevent any purchases by Fusion Capital effective upon one trading day's prior notice. Any suspension would remain in effect until our revocation of the suspension. Currently, we are not selling shares to Fusion Capital, due to the depressed market price of our common stock. In the future, should we require cash proceeds from the sales of common stock under the Fusion Capital agreement for working capital or other business purposes, we do not intend to restrict purchases under the Fusion Capital agreement.


 Our Right to Increase and Decrease the Daily Purchase Amount.


 We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason, effective upon one trading day's notice. We also have the right to increase the $20,000 daily purchase amount any time the market price of our common stock is above $5.00 per share for five consecutive trading days. For any trading day that the market price of our common stock is below $5.00, the daily purchase amount shall not be greater than $20,000.
 To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.


 Our Termination Rights.


 We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such not ice shall be effective one trading day after Fusion Capital receives such notice.


 Effect of Performance of the Fusion Capital Agreement on our Shareholders.


 All shares issued to Fusion Capital have been registered for resale and will be freely tradable. It is anticipated that these shares will be sold over a period of up to 25 months from July 2001. The sale of a significant amount of these shares at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the Fusion Capital agreement, and it may resell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the Fusion Capital agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the Fusion Capital agreement.


 No Short-Selling or Hedging by Fusion Capital.


 Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Fusion Capital agreement.


 Events of Default.


 Generally, Fusion Capital may terminate the Fusion Capital agreement without any liability or payment to us upon the occurrence of any of the following events of default:


- if for any legal reason the shares purchased cannot be sold for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- suspension by the American Stock Exchange of our common stock from trading for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- our failure to satisfy any listing criteria of the American Stock Exchange for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- (1) notice from us or our transfer agent to the effect that we or the transfer agent intends not to comply with a proper request for purchase of shares under the Fusion Capital agreement; (2) our failure to promptly confirm to the transfer agent Fusion Capital's purchase notice; or (3) the failure of the transfer agent to issue shares of our common stock promptly upon delivery of a purchase notice or upon delivery of a warrant exercise notice;
- any material breach of the representations or warranties or covenants contained in the Fusion Capital agreement or any related agreements which has or which could have a material adverse affect on us, subject to a cure period of 10 trading days;
- if the number of shares to be issued to Fusion Capital reaches an aggregate amount that would require shareholder approval under our principal market regulations (to the extent not previously obtained and then required) or otherwise cause us to breach our principal market rules and regulations;
- a default of any payment obligation of USURF America in excess of $1.0 million; or
- commencement of insolvency or bankruptcy proceedings by or against USURF America.


 Shares and Warrants Issued to Fusion Capital.


 Under the Fusion Capital agreement, Fusion Capital has received 800,000 shares as part of its commitment fee. These shares may not be sold by Fusion Capital until the earliest of termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 25 months from July 2001. Under the Fusion Capital agreement, we have issued to Fusion Capital, as part of its commitment fee, warrants to purchase 215,000 shares of our common stock at an exercise price of $.25 per share, warrants to purchase 215,000 shares of our common stock at an exercise price of $.35 per share and warrants to purchase 215,000 shares of our common stock at an exercise price of $.45 per share. These warrants are exercisable by Fusion Capital for a period of five years from the date of their issuance.


 No Variable-Priced Financings.


 Until the termination of the Fusion Capital agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable-priced equity or variable-priced "equity-like" securities, unless we have obtained Fusion Capital's prior written consent.


 Holdings of Fusion Capital Upon Termination of the Offering.


 Because Fusion Capital may sell all, some or none of the common stock issued to it, no estimate can be given as to the amount of common stock that will be held by Fusion Capital upon early termination of the offering.


 Registration Rights Agreement.


 In connection with the execution of the Fusion Capital agreement, we executed a registration rights agreement with Fusion Capital, which relates to the shares of our stock issued or to be issued under the Fusion Capital agreement. We are required under the registration rights agreement to register all such shares of our common stock pursuant to a registration statement and to keep such registration statement current for purposes of Rule 424 under the Securities Act, for a period of up to five years. We are currently in compliance with this provision.


Finder's Fee.


 Pursuant to the transactions contemplated by the Fusion Capital agreement, we have issued to our investment banker, Gruntal & Co., L.L.C., as a finder's fee, 200,000 shares of our common stock and a total of 161,250 warrants. All of the warrants issued to Gruntal & Co. are exercisable for a period of five years from the date of their issuance.
 In addition to the shares and warrants to be issued to Gruntal & Co., we are obligated to pay to Gruntal & Co., as a further finder's fee, a sum of cash equal to 8% of the gross proceeds obtained by us pursuant to the Fusion Capital agreement.


Industry Background


 Growth of the Internet; the World Wide Web.


 The Internet, commonly known as the World Wide Web, or simply the Web, is a collection of connected computer systems and networks that link millions of public and private computers to form, essentially, the largest computer network in the world. The Internet has experienced rapid growth in recent years and is expected to continue its growth.


 Internet Access.


 Internet access services represent the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access, like that previously provided by our CyberHighway subsidiary, for individuals and small businesses to high-speed dedicated transmission lines for broadband access by large organizations to wireless Internet access systems, like our Quick-Cell wireless Internet access system.


Wireless Internet Access


 What is Wireless Internet?


 "Wireless Internet" is a new type of communications spectrum recently designated by the FCC. Wireless Internet access requires a transmission facility maintained by an ISP employing a wireless system and the user's modem (a transmitter/receiver modem) equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or, in some situations, from a mobile, lap-top computer.


 What is Quick-Cell?


 "Quick-Cell" is the brand name of our proprietary wireless Internet access system. Each Quick-Cell system is comprised of one or more server modems, or cells. Server modems, which are less than one cubic foot in size, are mounted on tall structures, towers, tall buildings or billboards, for example. The space needed for mounting the server modems can be leased for an average monthly payment of about $500. Each server modem relays transmitted data directly into the Internet via a T1, or larger, telephone line. The monthly charge for each T1 line ranges from $600 to $2,000, depending on the market.
 Installed customer modems, which are slightly larger in size than a deck of playing cards, transmit data to, and receive data from, a server modem.
Each customer modem is installed in the customer's computer and connected by a thin cable to a small antenna that is mounted on the outside of the customer's place of business or home, as the case may be. The installation process for customer modems is quite similar to that of cable television: the installation crew installs the customer modem in the computer, mounts the antenna outside, connects the modem and antenna with the cable and tests the connection. Depending on the market, each customer installation is expected to cost between $40 and $80.
 The number of Quick-Cell server modems needed for a particular system depends on a few factors:


- the geographic size of the city to be served - each server modem's signal covers an area approximately seven miles in diameter;
- the population density of the city to be served - since each server modem is capable of handling up to approximately 4,000 customers, the greater the population density, the greater the number of server modems required;
- the terrain of the city to be served - the hillier the terrain, the greater the number of server modems required; and
- the density of foliage of the city to be served - more densely foliated areas require a greater number of server modems.


 Within a particular system, each additional server modem is configured to share transmitted data with the other server modems, so as to provide an uninterrupted connection to the Internet. In a Quick-Cell system with multiple server modems, the server modems are geographically located in a honeycomb fashion, for technical reasons.
 Data transmission speeds remain constant within a Quick-Cell system's transmission radius, regardless of the distance from the server modem. On the fringes of a Quick-Cell system's transmission radius, a customer's connection may fade in and out, similar to the reception of distant AM radio stations. To avoid this circumstance, we will attempt to avoid installing a customer modem within the fringe areas.


 Quick-Cell Equipment and Facilities.


 Until February 2001, all of our Quick-Cell modems were manufactured for us by OTC Telecom, San Jose, California, using off-the-shelf circuit boards and other parts. These modems cost approximately $300 each, because we lacked capital to purchase large quantities at a reduced per-modem cost.
 In February 2001, we completed the design and testing of our own modem circuit board. This advancement has freed us from our dependence on OTC Telecom for modems. We now are able to solicit competitive bids from circuit board manufacturers and other parts suppliers, then assemble the modems. With these changes, our future modem cost will be approximately $180 per modem.
 In June 2001, we completed development of a new configuration of our Quick-Cell server modem which will permit each server modem to serve approximately 4,000 users, or twice as many users as earlier server modem configurations. Because we will be required to construct fewer server modem sites as we build-out a particular Quick-Cell market, this advancement is expected to reduce our future Quick-Cell system build-out costs by approximately 20%.
 We will not construct towers on which to mount server modems. Instead, we will lease tower spaces, rooftop spaces or spaces on other tall structures. We have renegotiated our prior tower lease arrangement with SBA Communications Corporation, a Boca Raton, Florida-based tower company, reducing the number of single tower leases from 23 to three, two towers in Del Rio and one tower in Santa Fe. We are currently negotiating with other tower companies for similar agreements in other cities. Based on our management's experience, securing adequate locations to mount the server modems is not expected to impede Quick-Cell system construction in any market.
 In each market, we will obtain the necessary telephone line connections to the Internet from one of the many telecommunications companies capable of providing an adequate Internet connection. Based on our past experience, we do not believe that we will encounter any difficulty in obtaining needed connections to the Internet at acceptable prices.


 Quick-Cell System Control Software.


 We have developed software that enables us to control the data transmission speed of each customer modem within each Quick-Cell system, all from a single location. With this software, we are able to increase or decrease a customer's data transmission speed in just a few minutes' time. This software also permits us to monitor easily each Quick-Cell server modem's bandwidth usage, which will enable us to add a server modem to a Quick-Cell system that is approaching maximum capacity prior to the time that system becomes overloaded and its transmission speed slows. This capability will enhance our ability to provide our customers data transmission service at speeds for which they contracted.


 Current Markets.


 We recently completed the construction of our first Quick-Cell system in Colorado Springs, Colorado, one that provides service to a 310-unit apartment complex. This system is in final testing and is expected to fully operational by the end of September 2002. This location of this system was secured as a result of our business partner arrangement with SunWest Communciations.


 In September 2001, we began company-owned Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We have approximately 50 customers in Del Rio and customer response has been excellent, but our growth has been slowed significantly by a lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. In Del Rio, we charge residential customers $50 per month and business customers $100 per month for our Quick-Cell service.
 We have also completed engineering efforts in four other South Texas towns, but will not begin marketing our Quick-Cell service in these towns, until we stabilize our working capital situation. We cannot predict our future capital position.
 We also have a Quick-Cell system in Santa Fe, New Mexico. Because we have been unable to complete a system upgrade there, our customer base diminished from approximately 120 customers to a few that remain. We expect that, if and when capital becomes available, we will complete the system upgrade and begin to increase our customer base there.


 Quick-Cell Marketing Strategies.


 In May 2002, we announced that we have entered into an Internet services provision agreement with SunWest Communications, Inc., a Colorado Springs, Colorado-based competitive local telephone company with approximately 6,000 customers. Under our agreement with SunWest, together with SunWest, we will market our Quick-Cell wireless Internet access service to SunWest's customers, as well as throughout the Greater Colorado Springs area. With Sunwest, we have completed the construction of our first Quick-Cell system in Colorado Springs, one that provides service to a 310-unit apartment complex. This system is in final testing and is expected to be fully operational by the end of September 2002. We expect that our fourth quarter operating results will begin to reflect the implementation of this agreement.
 The SunWest agreement represents the type of agreements that our new president is attempting to secure, as a means of accelerating the growth of our customer base. We have reached a similar agreement with High Plains Internet, a Colorado Springs-based Internet service provider and are actively pursuing similar agreements with many other firms. There is no assurance, however, that we will be successful in this regard.
 In the middle of 2000, we began marketing our Quick-Cell systems to local exchange telephone companies, independent telephone companies, digital subscriber line resellers and Internet service providers. We sold three Quick-Cell systems in a short time. Due to a lack of capital, we have suspended this marketing effort.
 These Quick-Cell systems were sold to companies located in Brownwood, Texas, Wheeling, West Virginia, and San Juan, Puerto Rico. No paying customers use these systems, due to circumstances involving these companies that are beyond our control. We are unsure if and when the owners of these Quick-Cell systems will begin to offer service to the public.
 In 1999, we licensed five small Internet service providers to operate our Quick-Cell system. Three of these companies never acted on the granted licenses and they expired. A licensed Quick-Cell system in Casper, Wyoming, operated for three months, but was discontinued due to the sale of the licensee's business. The Santa Fe, New Mexico, licensee was acquired by us in June 1999.


 Quick-Cell Sales and Marketing.


 In cities in which we construct company-owned Quick-Cell systems, we intend to employ telephone marketing as the initial means for acquiring customers, primarily business customers. As a particular market begins to mature, we will employ mass media, including radio advertising. In conjunction with our mass media advertising, we will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management's informal study of Internet usage by businesses versus home users that revealed businesses' higher demand for high-speed Internet access. Our management's decision may prove to have been incorrect, which would significantly impair our ability to earn a profit.
 Without additional capital, we will not be able to construct another company-owned Quick-Cell system.
 In cities where a Quick-Cell reseller operates, we will not have final approval of the reseller's marketing strategies. Our resellers will be permitted to market our Quick-Cell service in any commercially reasonable manner. We cannot, therefore, assure you that any of our resellers will ever achieve high enough sales levels that would permit us to earn a profit.


 Reseller Agreements.


 In April 2001, we entered into a Quick-Cell reseller agreement with Wireless WebConnect!, Inc., a Florida-based wireless Internet access
reseller.   Our reseller agreement with WebConnect is for an initial term of
10 years.   However, due to issues within WebConnect that were beyond our control, to date, we have not derived any benefit from this agreement. It is possible that the terms of our agreement with WebConnect might be amended in the future, but we cannot predict if or when such an amendment would occur or whether we will ever derive any benefit from this agreement.
 We have entered into reseller agreements with two entities in Del Rio, Texas.
 Currently, our Del Rio resellers' sales efforts have been impeded significantly by our inability to obtain needed equipment, including customer modems, due to our severe lack of capital, or ability to hire and train qualified installation crews. We may never be able to take full advantage of our resellers' abilities, thereby limiting potential profits.


 Competitive Features of Quick-Cell.


 While we believe Quick-Cell possesses some competitive advantages over other Internet access modes, it currently has three significant competitive disadvantages:


- No wide-spread brand name recognition;
- Professional installation usually required; and
- Internet access only available locally, compared to dial-up Internet access that is available from virtually any telephone in any geographic location.


 It is possible that we could overcome the first two listed disadvantages, after a lengthy period of marketing and product research and development. However, we currently lack capital to overcome either disadvantage. Further, it is likely that we will never overcome the third disadvantage, due to the inherent broadcast limitations of wireless technologies.
 We believe Quick-Cell offers the following competitive advantages:


- Speed: our Quick-Cell system is capable of data transmission speeds of up to 10 Mbs; we expect that most of our customers' connections will transmit data at the rate of 256 kbs, the wireless equivalent of the well-publicized digital subscriber line (DSL) hard wire Internet access method; our Quick-Cell system offers far greater data transmission speeds than cellular telephone-based Internet access methods;
- Lower Cost: we expect that our Quick-Cell service will be offered at costs between 15% and 60% less than available hard-wire Internet access, depending on the particular market, that is, less than the sum of monthly Internet service provider charges and monthly telephone line charges; Quick-Cell will also be priced competitively with cellular-telephone-based and other wireless Internet access methods;
- No Telephone Company Involvement: our Quick-Cell customers will not be required to incur the expense of a hard-wire telephone line through which to access the Internet;
- Security/Encryption: our Quick-Cell system is capable of encrypting, or scrambling, its broadcast signal, thereby offering a high degree of security to customers; and
- Mobility: our Quick-Cell system is able to permit service personnel of a business to file contemporaneous reports, request and receive technical assistance and perform other computer-based functions from a customer's place of business or from a service vehicle, as long as the data transmission remains within the Quick-Cell system's coverage area.


Dial-up Internet Access


 As recently as September 2000, our CyberHighway subsidiary provided dial-up Internet service to about 25,000 customers, approximately 8,500 directly and 16,500 through affiliate-Internet service providers. By the end of February 2001, we had lost all of our dial-up customers. This rapid demise of CyberHighway's business was due primarily to three factors:


- In September 2000, we sold our affiliate-ISP business, due to its lack of profitability;
- In September 2000, an involuntary bankruptcy petition was filed against CyberHighway - we estimate that we lost at least 6,000 customers due to this event; and
- Our November 2000 switch-over to a contracted Internet service company's network - we estimate that we lost at least 2,000 customers to due to this event.


 The remainder of lost customers is attributable to CyberHighway's normal customer attrition rate, in light of the fact that CyberHighway ceased to advertise its services following the involuntary bankruptcy filing.
 We do not intend to commit any resources towards the revitalization of the business of CyberHighway.


 Customers and Markets.


 We have lost all of our dial-up Internet access customers. We do not expect that we will ever reclaim any dial-up customers.


 Sales and Marketing.


 CyberHighway has ceased all sales and marketing activities. We do not expect that these activities will be resumed.


 Affiliate-ISP Program.


 From its inception, CyberHighway employed an affiliate marketing program, a technique designed to generate rapid expansion of CyberHighway's subscriber base, which it did. However, the affiliate-ISP program was terminated during 1999. In September 2000, this business was sold, due to its continuing monthly losses.


Customer Service and Support


 We are committed to the highest levels of customer satisfaction. We believe that maintaining high levels of customer satisfaction will remain as a key competitive factor. Currently, we provide wireless Internet access customer support during normal business hours. Our customer support operations can be expected to expand, if and when we obtain needed capital.


Competition


 We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; access speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. Should we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.
 We face severe competition from other wireless Internet access providers, as well as large, national providers of cellular telephone service providers.
 The market for the provision of dial-up Internet access services, in which our Quick-Cell wireless Internet access service will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We currently compete, or expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.
 With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.
 Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.


Properties


 General.


 We own equipment, including office equipment, necessary to conduct our business.
 In Baton Rouge, Louisiana, we lease approximately 1,600 square foot modem assembly facility, for a monthly rental of approximately $720 (expiring October 2002). After the expiration of this lease, all of our assembly activities will be relocated to Colorado. In Englewood, Colorado, we lease a small office for our executive offices, for a small monthly rental.


 Wireless Cable Properties.


 We own the rights to wireless cable channels in Poplar Bluff, Missouri, Lebanon, Missouri, Port Angeles, Washington, The Dalles, Oregon, Sand Point, Idaho, Fallon, Nevada, and Astoria, Oregon. We have abandoned our efforts to develop these wireless cable properties, due to current market conditions. Rather, because our Quick-Cell system can be adapted for use on the wireless cable frequencies, we intend to develop these properties into operating wireless Internet systems, at such time as two-way data transmission on these frequencies is permitted. We cannot predict when this permission will be granted, if ever.


 Intellectual Property.


 We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Quick-Cell wireless Internet access products, until completion of future generations of the products. We have not filed trademark applications relating to the "Quick-Cell", "Quick-Cell Broadband Internet" and the "USURF Wireless Internet" brand names.
 We have received authorization to use the products of each manufacturer of software that is bundled in its software for users with personal computers operating on the Windows or Macintosh platforms. While certain of the applications included in our start-up kit for Internet access services subscribers are shareware that we have obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in our start-up kit have been licensed where necessary. We currently intend to maintain or negotiate renewals of all existing software licenses and authorizations as necessary. We may also enter into licensing arrangements for other applications, in the future.


Employees


 We have five employees, all of whom are officers. All of our officers have entered into employment agreements.
 None of our employees is covered by any collective bargaining agreement, nor have we ever experienced a work stoppage. Our management believes employee relations to be good. Much of our future success will depend, in large measure, upon our ability to continue to attract and retain highly skilled technical, sales, marketing and customer support personnel.
THE FUSION CAPITAL TRANSACTION


General.


 On May 9, 2001, we entered into an amended and restated common stock purchase agreement with Fusion Capital, which replaced a similar agreement dated October 9, 2000, and amended by letter agreement on December 27, 2000, pursuant to which Fusion Capital agreed to purchase up to $10 million of our common stock. The selling price of the shares will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price.


Purchase of Shares Under the Fusion Capital Agreement


 Under the Fusion Capital agreement, on each trading day during the term of the agreement, Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend Fusion Capital's purchases at any time and our right to terminate the Fusion Capital agreement at any time, Fusion Capital will purchase on each trading day during the term of the agreement $20,000 of our common stock. The daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount of $20,000 any time the market price of our common stock is above $5.00 per share for five consecutive trading days. The selling price per share is equal to the lesser of:


- the lowest sale price of our common stock on the purchase date; or
- the average of the three lowest closing sale prices of our common stock during the 15 consecutive trading days prior to the date of submission of a purchase by Fusion Capital.


 The selling price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the fifteen (15) trading days in which the closing bid price is used to compute the purchase price. Even though the Fusion Capital Agreement restricts Fusion Capital from owning more than 9.9% of our stock at any one time, this restriction does not prevent Fusion Capital from selling a portion of its holdings and later purchasing additional shares. Thus, it is possible that the total number of shares purchased by Fusion Capital would be greater than 9.9% of the then-outstanding common stock. Because this restriction on ownership may be waived by us and Fusion Capital, it is possible that Fusion Capital could own more than 9.9% of our common stock at any one time.
 The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital upon our sale of common stock under the Fusion Capital agreement at varying purchase prices:


Assumed Per  Total Shares Issuable Upon    Percent of Our Common Stock
Share Purchase of Remaining Shares Gross Outstanding After Giving Effect Purchase Price Under Fusion Capital Agreement Proceeds to the Issuance to Fusion Capital
$..04  6,000,000  $500,000(2)  11.81%
$.07(1)  6,000,000  $600,000(2)  11.81%
$1.50  6,000,000  $4,500,000  11.81%
$2.00  6,000,000  $6,500,000  11.81%
$5.00  4,500,000  $10,000,000  8.86%


(1) Closing price on October 9, 2002, as reported by AMEX.
(2) Estimate.


 To date, we have obtained only $395,000 under the Fusion Capital agreement in purchase of a total of 3,140,135 shares, which is not the maximum amount of funds thereunder, which has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.
 Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the selling price of our stock sold to Fusion Capital will need to average $1.67 per share for us to receive the maximum proceeds of $10 million under that agreement. Given the current and sustained depressed price for our common stock, it appears unlikely that we will obtain $10 million under the Fusion Capital agreement, although we cannot predict the ultimate amount that we will obtain under that agreement. However, should our stock price remain at or near its current level, we would be able to obtain a total of only approximately $600,000, unless we choose to issue more than 6,000,000 shares, which we have the right to do.


Our Right to Suspend Purchases


 At any time or from time to time, we have the unconditional right to prevent any purchases by Fusion Capital effective upon one trading day's prior notice. Any suspension would remain in effect until our revocation of the suspension. Currently, we are not selling shares to Fusion Capital, due to the depressed market price of our common stock. In the future, should we require cash proceeds from the sales of common stock under the Fusion Capital agreement for working capital or other business purposes, we do not intend to restrict purchases under the Fusion Capital agreement.


Our Right to Increase and Decrease the Daily Purchase Amount


 We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason, effective upon one trading day's notice. We also have the right to increase the $20,000 daily purchase amount any time the market price of our common stock is above $5.00 per share for five consecutive trading days. For any trading day that the market price of our common stock is below $5.00, the daily purchase amount shall not be greater than $20,000.
 To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.


Our Termination Rights


 We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.


Effect of Performance of the Fusion Capital Agreement on our Shareholders


 All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the Fusion Capital agreement, and it may resell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the Fusion Capital agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the Fusion Capital agreement.


No Short-Selling or Hedging by Fusion Capital


 Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Fusion Capital agreement.


Events of Default


 Generally, Fusion Capital may terminate the Fusion Capital agreement without any liability or payment to us upon the occurrence of any of the following events of default:


- if for any legal reason the shares purchased cannot be sold pursuant to this prospectus for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- suspension by the American Stock Exchange of our common stock from trading for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- our failure to satisfy any listing criteria of the American Stock Exchange for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
- (1) notice from us or our transfer agent to the effect that we or the transfer agent intends not to comply with a proper request for purchase of shares under the Fusion Capital agreement; (2) our failure to promptly confirm to the transfer agent Fusion Capital's purchase notice; or (3) the failure of the transfer agent to issue shares of our common stock promptly upon delivery of a purchase notice or upon delivery of a warrant exercise notice;
- any material breach of the representations or warranties or covenants contained in the Fusion Capital agreement or any related agreements which has or which could have a material adverse affect on us, subject to a cure period of 10 trading days;
- if the number of shares to be issued to Fusion Capital reaches an aggregate amount that would require shareholder approval under our principal market regulations (to the extent not previously obtained and then required) or otherwise cause us to breach our principal market rules and regulations;
- a default of any payment obligation of USURF America in excess of $1.0 million; or
- commencement of insolvency or bankruptcy proceedings by or against USURF America.


Shares and Warrants Issued to Fusion Capital


 Under the Fusion Capital agreement, Fusion Capital has received 800,000 shares as part of its commitment fee. These shares may not be sold by Fusion Capital until the earliest of termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 25 months from the date hereof. Under the Fusion Capital agreement, we have issued to Fusion Capital, as part of its commitment fee, warrants to purchase 215,000 shares of our common stock at an exercise price of $.25 per share, warrants to purchase 215,000 shares of our common stock at an exercise price of $.35 per share and warrants to purchase 215,000 shares of our common stock at an exercise price of $.45 per share. These warrants are exercisable by Fusion Capital for a period of five years from the date of their issuance.


No Variable-Priced Financings


 Until the termination of the Fusion Capital agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable-priced equity or variable-priced "equity-like" securities, unless we have obtained Fusion Capital's prior written consent.


Holdings of Fusion Capital Upon Termination


 Because Fusion Capital may sell all, some or none of the common stock issued to it, no estimate can be given as to the amount of common stock that will be held by Fusion Capital upon early termination of the Fusion Capital agreement.


Registration Rights Agreement


 In connection with the execution of the Fusion Capital agreement, we executed a registration rights agreement with Fusion Capital, which relates to the shares of our stock issued or to be issued under the Fusion Capital agreement. We are required under the registration rights agreement to register all such shares of our common stock pursuant to a registration statement and to keep such registration statement current for purposes of Rule 424 under the Securities Act, for a period of up to five years. We are currently in compliance with this provision.


Finder's Fee


 Pursuant to the transactions contemplated by the Fusion Capital agreement, we have issued to our investment banker, Gruntal & Co., L.L.C., as a finder's fee, 200,000 shares of our common stock and a total of 161,250 warrants. All of the warrants issued to Gruntal & Co. are exercisable for a period of five years from the date of their issuance.
 In addition to the shares and warrants to be issued to Gruntal & Co., we will be obligated to pay to Gruntal & Co., as a further finder's fee, a sum of cash equal to 8% of the gross proceeds obtained by us pursuant to the Fusion Capital agreement.



MANAGEMENT


Directors and Officers


 The following table sets forth the officers and directors of USURF America.


 Name  Age  Position(s)
 Douglas O. McKinnon 52 President and Chief Executive Officer and Director David M. Loflin 45 Chairman of the Board and Principal Accounting Officer Waddell D. Loflin 52 Vice President, Secretary and Director
 James Kaufman  37  Vice President of Corporate Development
 Kenneth J. Upcraft  57  Vice President of Sales and Marketing
 Ross S. Bravata  43  Director


 (1)  David M. Loflin and Waddell D. Loflin are brothers.


 Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. Family relationships between our officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors is set forth below.


 Douglas O. McKinnon


 President and Chief Executive Officer, has, during the past five years, served as chief executive officer of IP Services, Inc., a next-generation communications services provider using broadband Internet Protocol (IP) and Asynchronous Transfer Mode (ATM) based networks; executive vice president and chief financial officer of AVIRNEX Communications Group, Inc., a provider of retail telecommunications service including domestic and international long distance and enhanced services to small and medium-sized business customers; and vice-president of ICG Communications, Inc, one of the country's largest competitive local exchange carriers offering local, long distance, ATM and frame relay services with a nationwide fiber optic infrastructure. Mr. McKinnon is a former practicing CPA with the SEC practice section of Coopers & Lybrand.


 David M. Loflin


 Chairman of the Board and Principal Accounting Officer, has, for more than the past five years, owned and operated Gulf Atlantic Communications, Inc., a Baton Rouge, Louisiana-based wireless technology firm specializing in development of wireless cable systems and broadcast television stations. Gulf Atlantic has designed, constructed and operated two wireless cable systems: (1) Baton Rouge, Louisiana, and (2) Selma, Alabama. Mr. Loflin developed and currently operates one television station, WTVK-TV11, Inc. (a Warner Brothers Network affiliate), Channel 11 in Baton Rouge, Louisiana. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association.


 Waddell D. Loflin


 Vice President, Secretary and Director, has, for more than the past five years, served as Vice President of Operations and Treasurer of Gulf Atlantic Communications, Inc. and WTVK-TV11, Inc., both in Baton Rouge, Louisiana.
In addition, Mr. Loflin serves as Production Manager and Film Director for WTVK-TV11, Inc. Mr. Loflin served as General Manager for Baton Rouge Television Company, Baton Rouge, Louisiana, a wireless cable system, where he directed the development and launch of such wireless cable system. Also, Mr. Loflin has devoted over five years to demographic research relating to the wireless cable industry. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association. Mr. Loflin holds a B.A. degree in Social Sciences from Oglethorpe University, Atlanta, Georgia.


 James Kaufman


 Vice President - Corporate Development, received a B.S. degree in Journalism from the University of Colorado, Boulder, Colorado. From 1994 to 1995, Mr. Kaufman was a registered representative with D.E. Fry, a Denver, Colorado-based broker-dealer. From 1995 to 1996, Mr. Kaufman was a registered representative with A.G. Edwards, a St. Louis, Missouri-based broker-dealer. From 1997 to February 1999, Mr. Kaufman served as Director of Corporate Development for B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm.


 Kenneth J. Upcraft


 Vice President for Sales and Marketing, has, for more than the past five years, owned and operated Pantel, a consultancy focused on providing professional services to telecommunications and Internet service providers, including wireless Internet access providers.


 Ross S. Bravata


 Director, has, since 1981, worked for Novartis (formerly Ciba Corporation), in various positions, and currently serves as a Senior Control Systems Technician. In such capacity, Mr. Bravata supervises the service and maintenance of electronic instrumentation. Since 1988, Mr. Bravata has served as a director and principal financial officer of CG Federal Credit Union, Baton Rouge, Louisiana. Also, Mr. Bravata has, since its inception in 1994, served as a director of Trinity's Restaurant, Inc., in Baton Rouge, Louisiana.


Executive Committee


 Our board of directors created an Executive Committee to facilitate management between meetings of the full board of directors. David M. Loflin, Waddell D. Loflin and Ross S. Bravata comprise the Executive Committee.
 Our bylaws provide that the Executive Committee has the authority to exercise all powers of the board of directors, except the power:


- Declare dividends;
- Sell or otherwise dispose of all or substantially all of our assets;
- Recommend to our shareholders any action requiring their approval; and
- Change the membership of any committee, fill the vacancies thereon or discharge any committee.


 The Executive Committee, in general, acts on all matters requiring approval of our board of directors.


Audit Committee


 In September 1999, our board of directors created an Audit Committee, consisting of three members, the majority of whom must be outside directors. There are two vacancies on this committee, due to the recent resignations of Richard N. Gill and Michael Cohn as directors. The Audit Committee has the responsibility to review internal controls, accounting policies and financial reporting practices, to review the financial statements, the arrangements for, and scope of, the independent audit as well as the results of the audit arrangement and to review the services and fees of the independent auditors, their independence and recommend to the board of directors for its approval and for the ratification by our shareholders the engagement of the independent auditors to serve the following year in examining our accounts. The Audit Committee has held two meetings.


Executive Compensation


 The following table sets forth in summary form the compensation received during each of the last three completed fiscal years by our Chief Executive Officer and each executive officer who received total salary and bonus exceeding $100,000 during any of the last four fiscal years.







Name and Principal Position





Year





Salary $





Bonus $
Other Annual Com-pen-sation Long-term Compen-sation Awards of Stock Options All other com-pen-sation
David M. Loflin [President - Principal Executive Officer] 2001 $150,000(1) $133,000(10) $-0- 0 $-0-
  2000  $150,000(2)  $-0-  $-0-  0  $-0-
  1999  $150,000(3)  $-0-  $-0-  0  $-0-
Waddell D. Loflin [Vice President and Secretary] 2001 $100,000(4) $18,000(11) $-0- 0 $-0-
  2000  $100,000(5)  $48,000(12)  $-0-  0  $-0-
  1999  $100,000(6)  $-0-  $-0-  0  $-0-
James Kaufman [Vice President of Corporate Development] 2001 $120,000(7) $-0- $-0- 0 $-0-
  2000  $120,000(8)  $72,000(13)  $-0-  0  $-0-
  1999  $120,000(9)  $-0-  $-0-  0  $-0-
Julius W. Basham, II [Former Chief Operating Officer]  2001  $-0-  $-0-
$-0-  0  $-0-
  2000  $-0-  $-0-  $-0-  0  $-0-
  1999  $133,762  $-0-  $-0-  0  $-0-
Robert A. Hart, IV [Vice President of Technology]  2001  $-0-  $-0-  $-0-  0
$-0-
  2000  $-0-  $750,000(14)  $-0-  0  $-0-
  1999  $-0-    $-0-  0  $-0-


(1) $53,612 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(2) $34,083 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(3) $27,083 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(4) $24,423 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(5) $35,417 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(6) $10,412 of this amount was accrued; in connection with the Evergreen agreement, Mr. Loflin waived payment of this amount.
(7) $106,270 of this amount was accrued; $96,000 of this amount was payable in shares of our stock; was accrued; in connection with the Evergreen agreement, Mr. Kaufman waived payment of this amount.
(8) $26,667 of this amount was accrued; $96,000 of this amount was payable in shares of our stock; was accrued; in connection with the Evergreen agreement, Mr. Kaufman waived payment of this amount.
(9) $26,667 of this amount was accrued; in connection with the Evergreen agreement, Mr. Kaufman waived payment of this amount; $82,666 of this amount was paid in shares of our stock.
(10) This bonus was paid by the issuance of 700,000 shares to Mr. Loflin, which were valued at $.19 per share, the last closing price of our common stock prior to the issuance.
(11) This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which were valued at $.09 per share, the last closing price of our common stock prior to the issuance.
(12) This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which were valued at $.24 per share, the last closing price of our common stock prior to the issuance.
(13) This bonus was paid by the issuance of 300,000 shares to Mr. Kaufman, which were valued at $.24 per share, the last closing price of our common stock prior to the issuance.
(14) Mr. Hart received 250,000 shares of our common stock as a signing bonus under the terms of his employment agreement. These shares were valued at $3.00 per share.


 In May 2000, we issued 250,000 shares to Robert A. Hart IV, our vice president of technology, as a bonus, upon the execution of his employment agreement. These shares were valued at $3.00 per share, which was the closing price of our common stock on the day of Mr. Hart's execution of his employment agreement.
 In December 2000, two of our vice presidents, Waddell D. Loflin and James Kaufman, were issued shares of our common stock as a bonus. Mr. Loflin was issued 200,000 shares and Mr. Kaufman was issued 300,000 shares. These shares were valued at $.24 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.
 In October 2001, our president, David M. Loflin, was issued 700,000 shares of our common stock as a bonus. These shares were valued at $.19 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.
 In December 2001, one of our vice presidents , Waddell D. Loflin, was issued 200,000 shares of our common stock as a bonus. These shares were valued at $.09 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.


Compensation of Directors


 During the past three years, no compensation was paid to any of our directors for their services as directors. It is possible that our management could begin to pay our directors for meetings attended or grant a small number of stock options for their services. However, no specific determination in this regard has been made.


Employment Contracts and Termination of Employment and Change-in-Control Agreements


 Each of our officers has entered into employment agreements, as well as confidentiality agreements and agreements not to compete.


Name of Officer  Position(s)  Term  Annual Salary  Date
Douglas O. McKinnon  President and Chief Executive Officer  3 years
$180,000  4/15/02
David M. Loflin Chairman of the Board 6 months(1) $150,000 6/1/99, amended 4/15/02
Waddell D. Loflin Vice President and Secretary 6 months $100,000 6/1/99, amended 4/15/02
James Kaufman  Vice President of Corporate Development  6 months
$120,000(2)  3/22/99, amended 4/15/02
Kenneth J. Upcraft Vice President for Sales and Marketing 3 years $150,000(2) 7/31/02


(1) Renewable for an additional six months, at our sole discretion.
(2) 80% of this officer's salary may be paid with shares of our common stock.


 We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer's employment or from a change in control or a change in an executive officer's responsibilities following a change-in-control.


Option/SAR Grants in Last Fiscal Year


 We did not grant any options to any person during the fiscal year ended December 31, 2001. In March 2002, we adopted a stock ownership plan for consultants and employees. To date, we have granted options to purchase up to $600,000 of our common stock to one consultant; this consultant has exercised options to purchase 2,000,000 shares. We have never granted any stock appreciation rights (SARs), nor do we expect to grant any SARs in the foreseeable future.


Section 16(a) Beneficial Ownership Reporting Compliance


 We became subject to the provisions of Sections 16(a) of the Securities Exchange Act of 1934 on October 14, 1999. Section 16(a) requires directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC an Initial Statement of Beneficial Ownership of Securities (Form 3) and Statements of Changes of Beneficial Ownership of Securities (Form 4). Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish copies to us of all Section 16(a) forms they file.
 Based on a review of copies of these reports furnished to us, we believe that all of our directors, executive directors and greater-than-10% beneficial owners filed their respective Form 3 reports; all of the Form 3 reports were filed late. Form 5 reports for the past three years for all officers and directors are due and have not yet been filed. Form 4 reports for certain of our officers and directors are due and have not yet been filed. We have requested that all of these persons file the required reports.
 Based on a review of the copies of these reports furnished to us, it appears that Julius W. Basham, II, a former officer, director and 10%-owner, is current in his filings of required Forms 4 and Form 5 and is no longer required to file ownership reports.


Indemnification of Directors and Officers


 Article X of the Articles of Incorporation of USURF America provides that no director or officer shall be personally liable to USURF America or its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of
Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of USURF America existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X is that directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.
 As permitted by Nevada law, our bylaws provide that we will indemnify our directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
CERTAIN TRANSACTIONS


Evergreen Agreement


 On June 14, 2002, we completed a securities purchase agreement with Evergreen Venture Partners, LLC, whereby we issued securities for cash in the amount of $250,000 (including a $10,000 stock subscription receivable). We sold Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director, and who received, as a signing bonus, 3,000,000 shares of our common stock; David M. Lofin, our former president, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us, in consideration of 2,000,000 shares of our common stock; two of our vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of our common stock; and our other vice president terminated his employment with us. Also, under this agreement, Evergreen has the right to name two persons to become directors of USURF America. To date, Evergreen has not named any person as a director.
 Our president, Douglas O. McKinnon, is a manager of Evergreen.


Conversion of Loans to Stock by Officer


 As of August 21, 2000, we owed our former president, David M. Loflin, a total of $967,703 ($916,045 in principal, $51,658 in interest), the result of cash loans made to us by Mr. Loflin during the past approximately two years. The proceeds of these loans were used primarily for operating expenses and purchases of equipment. On August 21, 2000, we entered into a letter agreement with our president, David M. Loflin, whereby Mr. Loflin agreed to convert all sums owed to him into shares of our common stock.
 Pursuant to the letter agreement, Mr. Loflin received one share of common stock for every $1.25 of debt converted, for a total of 774,162 shares. The $1.25 price was agreed upon as that price was the low sale price for our common stock on Friday, August 18, 2000, as reported by AMEX.
 Our board of directors, in authorizing the transaction described above, found the transaction to be in the best interest of USURF America, as it would significantly improve our financial condition, potentially making it more attractive to prospective investors.


Securities Purchases


 In December 2001, Michael Cohn, a former director, purchased 75,000 units of our securities in a private offering, at a purchase of $.10 per unit, or $7,500 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of our common stock, one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.20 per share and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.30 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated investors.
 In December 2001, Ross S. Bravata, a director, purchased 35,000 units of our securities in a private offering, at a purchase of $.10 per unit, or $3,500 in the aggregate. Each unit purchased by Mr. Bravata consisted of one share of our common stock, one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.20 per share and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.30 per share. Mr. Bravata purchased units on the same terms and conditions as were offered to unaffiliated investors.


Stock Bonus - Officers


 In May 2000, one of our vice presidents, Robert A. Hart IV, was issued 250,000 shares of our common stock as an employment agreement signing bonus. These shares were valued at $750,000, or $3.00 per share, pursuant to the terms of the Mr. Hart's employment agreement.
 In December 2000, two of our vice presidents, Waddell D. Loflin and James Kaufman, were issued shares of our common stock as a bonus. Mr. Loflin was issued 200,000 shares and Mr. Kaufman was issued 300,000 shares. These shares were valued at $119,000, or $.24 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.
 In October 2001, our President, David M. Loflin, was issued shares of our common stock as a bonus. Mr. Loflin was issued 700,000 shares. These shares were valued at $133,000, or $.19 per share, which was the closing sale price of our common stock on the date immediately preceding their issuance. When this issuance was approved by our board of directors, Mr. Loflin abstained from the voting.
 In December 2001, one of our vice presidents, Waddell D. Loflin, was awarded shares of our common stock as a bonus. Mr. Loflin was awarded 200,000 shares. These shares were valued at $18,000, or $.09 per share, which was the closing sale price of our common stock on the date immediately preceding their award. These shares were issued in January 2002.
 In August 2002, one of our vice presidents, Kenneth J. Upcraft, was issued 600,000 shares of our common stock as an employment agreement signing bonus. These shares were valued at $42,000, or $.07 per share, pursuant to the terms of the Mr. Upcraft's employment agreement.


Employment Agreements


 Each of our officers have entered into employment agreement, as well as confidentiality agreements and agreements not to compete.


Name of Officer  Position(s)  Term  Annual Salary  Date
Douglas O. McKinnon  President and Chief Executive Officer  3 years
$180,000  4/15/02
David M. Loflin Chairman of the Board 6 months(1) $150,000 6/1/99, amended 4/15/02
Waddell D. Loflin Vice President and Secretary 6 months $100,000 6/1/99, amended 4/15/02
James Kaufman  Vice President of Corporate Development  6 months
$120,000(2)  3/22/99, amended 4/15/02
Kenneth J. Upcraft Vice President for Sales and Marketing 3 years $150,000(2) 7/31/02


(1) Renewable for an additional six months, at our sole discretion.
(2) 80% of this officer's salary may be paid with shares of our common stock.


Stock Issuances to Officers


 Pursuant to the Evergreen agreement, on April 15, 2002, the following occurred:


- We hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director. In consideration of Mr. McKinnon's executing his employment agreement, we issued him 3,000,000 shares of our common stock. These shares were valued at approximately $330,000, which amount was charged against our earnings during the second quarter of 2002.
- Our former president, David M. Lofin, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us. In consideration of Mr. Loflin's executing an amendment to his employment agreement that reflected the foregoing provisions, we issued him 2,000,000 shares of our common stock. These shares were valued at approximately $200,000, which amount was charged against our earnings during the second quarter of 2002.
- Our vice president and secretary, Waddell D. Loflin, reduced the term of his remaining term of employment from approximately 4 years to six months and waived the payment of all accrued and unpaid salary. In consideration of Mr. Loflin's executing an amendment to his employment agreement that reflected the foregoing provisions, we issued him 2,000,000 shares of our common stock. These shares were valued at approximately $200,000, which amount was charged against our earnings during the second quarter of 2002.
- Our vice president of corporate development, James Kaufman, reduced the term of his remaining term of employment from one year to six months and waived the payment of all accrued and unpaid salary. In consideration of Mr. Kaufman's executing an amendment to his employment agreement that reflected the foregoing provisions, we issued him 2,000,000 shares of our common stock. These shares were valued at approximately $200,000, which amount was charged against our earnings during the second quarter of 2002.


Voting Agreement


 On January 29, 1999, David W. Loflin, Waddell D. Loflin, Julius W. Basham, David W. Brown and Wm. Kim Stimpson entered into a voting agreement, whereby all of these persons are required to vote all shares owned by them for David
M. Loflin and Waddell D. Loflin in all elections of directors of USURF America. Currently, approximately 8,850,000 shares are subject to this voting agreement. This amount of stock represents approximately 20% of our currently outstanding shares.


H + N Partners


 During 1998, we issued a total of 187,000 shares of our common stock to H + N Partners, a fictitious name division of B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm in which James Kaufman, our Vice President - Corporate Development, was a partner. Mr. Kaufman received a portion of the shares issued to H + N Partners. 37,000 of the shares were valued at $2.00 per share and 150,000 of the shares were valued at $2.50 per share. All of the shares issued to H+N Partners were the subject of effective registration statements filed with the SEC. Mr. Kaufman was not an officer at the time of the stock issuances to H + N Partners.
 Also during 1998, in connection with a private offering of our securities, we issued to H + N Partners 56,667 warrants to purchase a like number of shares of our common stock at an exercise price of $1.25 per share and 56,667 warrants to purchase a like number of shares of our common stock at an exercise price of $1.50 per share. H+N Partners is a selling shareholder under this prospectus as to all of the shares underlying these warrants.
Mr. Kaufman was not an officer at the time of the warrant issuances to H + N Partners.


Fusion Capital Consulting Agreements


 In January 2001, we entered into a one-year consulting agreement with Fusion Capital, pursuant to which Fusion Capital agreed to provide operational and strategic consulting services. Fusion Capital received a total of 120,000 shares of our common stock during the term of this agreement and reimbursement for expenses.
 In January 2002, we entered another into a one-year consulting agreement with Fusion Capital, pursuant to which Fusion Capital agreed to provide operational and strategic consulting services. Fusion Capital received 120,000 shares of our common stock pursuant to this agreement and is to be reimbursed for expenses.



PRINCIPAL SHAREHOLDERS


There are 52,201,338 shares of our common stock issued and outstanding. The following table sets forth certain information regarding the current beneficial ownership of our common stock, after giving effect to the issuance of the remaining 2,859,865 shares of common stock reserved for issuance under the Fusion Capital agreement and all 14,803,727 shares of common stock underlying currently outstanding and exercisable options and warrants by (i) persons known to be beneficial owners of more than 5% of our common stock, (ii) each our officers and directors and (iii) our officers and directors, as a group. Unless otherwise noted, the address of the listed persons is 3333 S. Bannock, Suite 790, Englewood, Colorado 80110.


  Shares  Percent  Shares  Percent
  Owned Benefi-  Owned  Owned Benefi-  Owned
Name and Address  cially Before  Before This  cially After  After This of Beneficial Owner This Offering Offering(1) This Offering Offering(1) David M. Loflin(2) 5,950,960 8.51% 5,250,960(3) 7.51%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809
Waddell D. Loflin(2)  2,490,000  3.56%  1,990,000(3)  2.85%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809
James Kaufman  2,425,000  3.47%  2,425,000  3.47%
Douglas O. McKinnon(5)  3,000,000  4.29%  2,500,000(6)  3.58%
Ross S. Bravata  144,500(7)  less than 1%  32,000  less than 1%
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809
Fusion Capital Fund II, LLC  3,646,335  5.22%  3,646,335  5.22%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, Illinois 60654
Evergreen Venture Partners, LLC(3)  5,583,333(9)(10)  7.99%  0(11)  0%
2104 Ridge Plaza
Castle Rock, Colorado 80104


Kenneth J. Upcraft  600,000  less than 1% 400,000  less than 1%


All officers and directors as a group (5 persons) 14,610,460(7) 20.91% 13,217,960 18.92%


(1) Based on 69,864,930 shares outstanding, assuming the issuance of 2,859,865 shares reserved for issuance under the Fusion Capital agreement and 14,803,727 shares underlying currently outstanding and exercisable warrants.
(2) All of the shares owned by this shareholder are subject to a voting agreement and must be voted for David M. Loflin and Waddell D. Loflin, in all elections of directors.
(3) Assumes 700,000 shares owned by Mr. Loflin are sold pursuant to this prospectus.
(4) Assumes 500,000 shares owned by Mr. Loflin are sold pursuant to this prospectus.
(5) Douglas O. McKinnon is a manager of Evergreen and may be deemed to be a beneficial owner of all of the shares owned by Evergreen.
(6) Assumes 500,000 shares owned are sold by Mr. McKinnon, pursuant to a prospectus forming a part of an effective registration statement (SEC File No. 333-87830).
(7) 75,000 of these shares have not been issued, but underlie currently exercisable warrants; assumes 75,000 shares underlying warrants are purchased and sold and 37,500 shares currently owned are sold by Mr. Bravata , pursuant to a prospectus forming a part of an effective registration statement (SEC File No. 333-87830).
(8) 800,000 of these shares may not be sold by Fusion Capital until the earliest of the termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 18 months from the date hereof. 645,000 of these shares have not been issued, but underlie currently exercisable warrants.
(9) 2,208,333 of these shares have been issued; 3,375,000 of these shares have not been issued, but underlie currently exercisable warrants.
(10) Of the 2,208,333 issued shares included in this ownership amount, 125,000 shares have been registered for sale and, of the 3,375,000 unissued shares included in this ownership amount, 250,000 shares have been registered for sale under a prospectus forming a part of an effective registration statement (SEC File No. 333-87830); the balance of such shares are being offered pursuant to this prospectus.
(11) Assumes the sale of all shares being offered pursuant to this prospectus and the sale of all shares registered pursuant the effective registration statement described above in footnote 10.
LITIGATION


CyberHighway Involuntary Bankruptcy


 On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re:
CyberHighway, Inc., Case No. 00-02454. The petitioning creditors were ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss was denied because the creditors believe that CyberHighway's as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway's most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as claim for tortious interference with beneficial business relationships as to Dialup USA, Inc. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway, no prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.


Other Litigation


 In November 2000, CyberHighway requested and received a temporary restraining order against Darrell Davis, formerly one of our officers, and his wife, Deanna Davis. We have alleged that the Davises have diverted dial-up customers from CyberHighway to a company controlled by him, all while he was an employee of USURF America. We expect that a hearing for our motion for a permanent injunction will occur in the future. In addition, we are seeking monetary damages in this action. No prediction as to its final outcome can be made. This case is styled: CyberHighway, Inc. versus Deanna Davis, individually and d/b/a Cyber-Trail, Inc., and Darrell D. Davis, 19th Judicial District Court, Parish of East Baton Rouge, State of Louisiana, Case No. 478320. Patrick F. McGrew, Esquire, is our counsel in this case.
 In January 2000, we instituted arbitration proceedings against Christopher
L. Wiebelt, our former vice president of finance and chief financial officer. At the recent hearing, we alleged that Mr. Wiebelt violated certain terms of his employment agreement and sought damages resulting from those violations, while Mr. Wiebelt claimed wrongful termination under his employment agreement. The arbitrator has awarded Mr. Wiebelt $75,000. We expect to negotiate payment terms in the near future. This case is styled:
USURF America, Inc. versus Christopher L. Wiebelt, American Arbitration Association, Case No. 71-160-00087-01. Patrick F. McGrew, Esquire, is our counsel in this case.
 In July 2002, we became aware of an existing default judgment against us, dated June 7, 2001, in the approximate amount of $22,000. The lawsuit, filed by a law firm in Boise, Idaho, went unchallenged as a result of administrative error. We intend to seek to set aside this judgment, as we have a valid defense to the underlying claims. However, we cannot predict the outcome of our efforts in this regard. Should we fail to set aside this judgment, we will be required to pay this judgment amount. This case is styled: Marcus, Merrick, Montgomery, Christian & Hardee, LLP vs. USURF America, Inc., District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Case No. CV OC 0101693D. We have not yet retained legal counsel in this matter.


Possible Claim


 Some time in the future, it is possible that we will enter into arbitration proceedings with Commonwealth Associates. The dispute revolves around Commonwealth's claim that we owe it approximately 127,000 shares of our common stock. We do not believe Commonwealth is entitled to any shares and will vigorously defend our position in arbitration. We cannot predict the outcome of this arbitration proceeding.


Potential Legal Proceeding


 In addition to CyberHighway's cause of action against Dialup USA, it is the intention of USURF America to pursue damage claims against Dialup USA for tortiously interfering with the beneficial business relationships between CyberHighway and its customers. These claims arise out of Dialup USA's actions on behalf of one of our former officers, which were designed to divert customers to a company controlled by him. Our claim against Dialup USA will be for approximately $2 million. We have not established a date by which we intend to commence this legal proceeding.



PLAN OF DISTRIBUTION


The shares of common stock offered by this prospectus are being offered by selling shareholders. Specific information concerning each of the selling shareholders and the securities offered by them is included under "Selling Shareholders" on page ___. The common stock may be resold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:


- ordinary brokers' transactions;
- transactions involving cross or block trades or otherwise on the American Stock Exchange;
- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
- "at the market" to or through market makers or into an existing market for the common stock;
- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
- in privately negotiated transactions; or
- any combination of the foregoing.


In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.
Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Commissions received by any broker may be deemed to be underwriting commissions.
Each selling shareholder is an "underwriter" within the meaning of the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder will be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares will be underwriting discounts and commissions under the Securities Act.
We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of their respective shares. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. At a time a particular offer of shares is made by a selling shareholder, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from a selling shareholder and any other required information. We will pay all of the expenses incident to the registration, offering and sale of the shares of stock to the public other than commissions or discounts of underwriters, broker-dealers or agents.
We have advised the selling shareholders that while they are engaged in a distribution of shares of our common stock included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of our common stock offered by this prospectus. This offering will terminate on the date on which all shares included in this prospectus and offered hereby have been sold by the selling shareholders.



SELLING SHAREHOLDERS


The following table assumes that each selling shareholder is offering for sale shares of common stock previously issued or issuable by us. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel of the respective selling shareholders). Except as noted below, none of the selling shareholders has ever held any position with us or had any other material relationship with us. The following table sets forth the beneficial ownership of the shares of the stock by each person who is a selling shareholder. We will not receive any proceeds from the sales of stock by the selling shareholders.


  Shares of    Percentage  Percentage
  Common Stock  Shares of  Ownership  Ownership
  Beneficially  Common Stock  Before  After
Name of Beneficial Owner Owned Being Offered Offering(1) Offering(1) Newlan & Newlan(2) 1,900,000 1,900,000 3.74% 0%
Evergreen Venture Partners, LLC(3)  5,583,333(4)  5,208,333  10.99%  less than 1%
David M. Loflin(5)  5,950,960  700,000  11.72%  10.34%
Waddell D. Loflin(6)  2,490,000  500,000  4.90%  3.92%
Peter Rochow(7)  1,750,000  1,300,000  3.35%  less than 1%
Regency Capital, LLC(8)  300,000  300,000  less than 1%  0%
JF Mills/Worldwide (9)  300,000  300,000  less than 1%  0%
Precise Directions LLC(10)  375,000  375,000  less than 1%  0%
Heyer Capital Fund(11)  2,400,000(12)  2,400,000  4.72%  0%
John Pritzlaff Revocable Trust(13)  1,000,000  1,000,000  1.91%  0%
Christopher K. & Janice B. Brenner(14) 135,000 135,000 less than 1% 0% Philip A. Samuels(15) 300,000 300,000 less than 1% 0%
Kenneth J. Upcraft(16)  600,000  200,000  less than 1%  less than 1%


(1) Based on 52,201,338 shares outstanding as of the date of this prospectus.
(2) The shares offered by this selling shareholder were issued in payment of legal services. The voting and investing control over these shares is held by the partners of the law firm, L. A. Newlan, Jr. and Eric Newlan.
(3) Our president, Douglas O. McKinnon, is a manager of this selling shareholder. Mr. McKinnon possesses voting and investment control over these securities, but disclaims beneficial ownership of any of these securities. On June 14, 2002, we completed a securities purchase agreement with this selling shareholder, whereby we issued securities for cash in the amount of $250,000 (including a $10,000 stock subscription receivable). We sold to Evergreen a total of 3,645,833 shares of our common stock, 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, we hired a new president and chief executive officer, Douglas O. McKinnon, who also became a director, and who received, as a signing bonus, 3,000,000 shares of our common stock; David M. Lofin, our former president, became our Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to us, in consideration of 2,000,000 shares of our common stock; two of our vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of our common stock; and our other vice president terminated his employment with us. Also, under this agreement, upon the final closing scheduled for June 14, 2002, Evergreen has the right to name two persons to become directors of USURF America. To date, Evergreen has not named any person as a director.
(4) 2,208,333 of these shares have been issued; 3,375,000 of these shares underlie currently issued and exercisable warrants.
(5) Mr. Loflin is our current Chairman of the Board and principal financial officer and is our founder. He obtained the shares offered by him in connection with our original capitalization in 1996.
(6) Mr. Loflin is currently a director, vice president and secretary and has served in those capacities since our inception. He obtained 10,000 of the shares offered by him as part of the Evergreen transaction described above in Note 3, 200,000 of the shares offered by him as an employment bonus in December 2001, 200,000 of the shares offered by him as an employment bonus in December 2000 and 90,000 of the shares offered by him in connection with our original capitalization in 1996.
(7) The shares offered by this selling shareholder were issued in payment of consulting services.
(8) The shares offered by this selling shareholder were issued in payment of consulting services. The voting and investing control over these shares is held by Scott F. Gelbard, a principal of this selling shareholder.
(9) The shares offered by this selling shareholder were issued in payment of consulting services. The voting and investing control over these shares is held by James Mills, the principal of this selling shareholder.
(10) The shares offered by this selling shareholder were issued in payment of consulting services. The voting and investing control over these shares is held by Joseph N. Williams, a principal of this selling shareholder.
(11) The shares offered by this selling shareholder underlie 2,400,000 common stock purchase warrants issued pursuant to a consulting agreement. All of these warrants are exercisable currently and have a term of three years. The respective exercise prices are: 400,000 shares at $.15 per share; 400,000 shares at $.20 per share; 400,000 shares at $.25 per share; 400,000 shares at $.30 per share; 400,000 shares at $.35 per share; and 400,000 shares at $.40 per share. Peter Rochow, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.
(12) None of these shares has been issued, but underlie currently exercisable warrants.
(13) The shares offered by this selling shareholder were purchased from us for $60,000 in cash. John Pritzlaff, as trustee of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.
(14) The shares offered by this selling shareholder were purchased from us for $6,000 in cash.
(15) The shares offered by this selling shareholder were issued in payment of consulting services.
(16) Mr. Upcraft is our vice president for sales and marketing.   He
obtained the shares offered by him as a bonus upon the execution of his employment agreement with us, which occurred in July 2002.



DESCRIPTION OF SECURITIES


Authorized Capital Stock


 Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share. The following description of certain provisions of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the our Articles of Incorporation, as amended.


Description of Common Stock


 There are 52,201,338 shares of our common stock outstanding. An additional 14,803,727 shares of common stock have been reserved for issuance pursuant to various warrants and up to additional 2,859,865 shares of common stock have been reserved for issuance pursuant the Fusion Capital agreement. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock, nor are there any subscription, conversion or redemption rights applicable to the common stock. Our Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of common stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders.
In the event of liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive, on a pro rata basis, all assets remaining after satisfaction of all liabilities.


Transfer Agent and Registrar


 Securities Transfer Corporation, Frisco, Texas, is the transfer agent and registrar for our common stock.



LEGAL MATTERS


The law firm of Newlan & Newlan, Lewisville, Texas, has acted as our legal counsel in connection with the registration statement of which this prospectus forms a part and related matters. The partners of the firm of Newlan & Newlan own a total of 1,900,000 shares of our common stock. Newlan & Newlan is a selling shareholder pursuant to this prospectus.



EXPERTS


Our financial statements for the years ended December 31, 1999, 2000 and 2001, as indicated in the report thereon, that appear in this prospectus have been audited by Postlethwaite & Netterville, independent auditor. The financial statements audited by Postlethwaite & Netterville, have been included in reliance on its reports given as its authority as an expert in accounting and auditing.



ABOUT THIS PROSPECTUS


This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling shareholders may sell up to an aggregate of 14,618,333 shares of our common stock in one or more offerings. This prospectus and any applicable prospectus supplement provided to you should be considered together with the additional information described under the heading "Where You Can Find More Information". The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered by this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information".



WHERE YOU CAN FIND MORE INFORMATION


We have filed a registration statement on Form S-1 (including its exhibits and schedules) with the SEC under the Securities Act with respect to our common stock to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of USURF America, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048, or at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call 1-800-SEC-0330 for further information about the operation of the public reference rooms. The registration statement and our other SEC filings can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC. We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.
INDEX TO FINANCIAL STATEMENTS



Six Months Ended June 30, 2002 and 2001


  Page
 Consolidated Balance Sheets at June 30, 2002, and December 31, 2001
(audited) F-1
 Consolidated Statements of Operations for the Three Months Ended June 30, 2002 and 2001, and the Six Months Ended June 30, 2002 and 2001 F-4
 Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2002 and 2001 F-6
 Notes to Consolidated Financial Statements F-9



Years Ended December 31, 2001, 2000 and 1999


 Report of Independent Auditor F-12
 Consolidated Balance Sheets at December 31, 2001 and 2000 F-13
 Consolidated Statements of Operations for the Years Ended December 31, 2001, 2000 and 1999 F-16
 Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31, 2001, 2000 and 1999 F-18
 Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999 F-23
 Notes to Consolidated Financial Statements F-25

USURF AMERICA, INC. AND SUBSIDIARIES
ENGLEWOOD, COLORADO
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2002 (UNAUDITED), AND DECEMBER 31, 2001



ASSETS


 June 30, 2002 (unaudited)  December 31, 2001 (audited)
CURRENT ASSETS
 Cash and cash equivalents $71,409  $10
 Inventory 99,057  134,746


 170,466  134,756


PROPERTY AND EQUIPMENT
 Cost 204,387  203,141
 Less: accumulated depreciation (134,936)  (125,036)
 69,451  78,105


OTHER ASSETS 12,500  16,667
TOTAL ASSETS $252,417  $229,528



LIABILITIES AND STOCKHOLDERS' DEFICIT


 June 30, 2002 (unaudited)  December 31, 2001 (audited)
CURRENT LIABILITIES
 Disbursements in excess of cash balances $0  $15,539
 Accounts payable 1,016,635  1,034,619
 Accrued payroll 20,734  265,978
 Other current liabilities 134,396  54,996
 Notes payable to stockholder 0  18,521
 1,171,765  1,389,653
LONG-TERM LIABILITIES 0  0
TOTAL LIABILITIES 1,171,765  1,389,653


REDEEMABLE COMMON STOCK
Common stock subject to rescission: no shares outstanding at June 30, 2002, $.0001 par value per share, and 2,138,726 shares outstanding at December 31, 2001 0 1,192,700
 0  1,192,700


STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value; Authorized: 100,000,000 shares; Issued and outstanding: 45,258,005 shares at June 30, 2002, and 23,848,108 at December 31, 2001 4,526 2,385
Additional paid-in capital 38,623,626  35,642,817
Accumulated deficit (38,751,519)  (37,000,628)
Subscriptions receivable 120,000  165,750
Deferred consulting (915,981)  (1,163,149)
 (919,348)  (2,352,825)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT $252,417   $229,528



The accompanying notes are an integral part of these statements.




 USURF AMERICA, INC. AND SUBSIDIARIES
 ENGLEWOOD, COLORADO
 CONSOLIDATED STATEMENTS OF OPERATIONS
 FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001, AND THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001


 Three Months Ended June 30,  Six Months Ended June 30,


 2002 (unaudited)  2001 (unaudited)  2002 (unaudited)  2001 (unaudited)
REVENUES
 Revenues $4,676  $15,507  $9,302  $15,891
 Internet access costs, cost of goods sold (8,669)  (5,343)  (17,151)
(5,343)
 Gross profit (loss) (3,993)  10,164  (7,849)  10,548
OPERATING EXPENSES
 Depreciation and amortization 7,034 7,713 14,067 19,293 Professional fees 422,910 432,318 693,057 1,139,606
 Rent 7,682  7,131  15,363  12,492
 Salaries and commissions 711,995  215,822  815,163  376,568
 Advertising 2,845  0  64,845  0
 Other 125,628  31,327  140,371  47,995
 1,278,094  694,311  1,742,866  1,595,954
LOSS FROM OPERATIONS (1,282,087)  (684,147)  (1,750,715)  (1,585,406)
OTHER INCOME (EXPENSE)
 Interest income 7  0  7  0
 Interest expense 0  0  (183)  0
LOSS BEFORE INCOME TAX (1,282,080)  (684,147)  (1,750,891)  (1,585,406)
INCOME TAX BENEFIT 0  0  0  0


NET LOSS $(1,282,080)  $(684,147)  $(1,750,891)  $(1,585,406)


Net loss per common share $(.03)  $(.05)  $(.05)  $(.11)


Weighted average number of shares outstanding 41,190,086 15,188,697 35,044,692 14,564,873



The accompanying notes are an integral part of these statements.



USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2002 AND 2001


 Six Months Ended June 30, 2002 (unaudited) Six Months Ended June 30, 2001 (unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss $(1,750,891)  $(1,585,406)
Adjustment to reconcile net loss to net cash used in operating activities
 Depreciation and amortization 14,067  19,293
 Consulting fees paid with stock 509,993  1,053,110
 Legal fees paid with stock 101,000  0
 Compensation expense paid with stock 864,880639,880  47,947
 Advertising expense paid with stock 62,000  0
Changes in operating assets and liabilities
 Accounts receivable 0  0
 Inventory (4,100)  5,343
 Other current liabilities 75,000  20,000
 Other assets and liabilities 0  7,400
 Deferred revenue 0  0
 Accounts payable 25,164  4,658
 Prepaid expenses and other current assets 0  0
 Accrued payroll (241,29316,293)  97,470
Net cash used in operating activities (344,180)  (330,185)


CASH FLOWS FROM INVESTING ACTIVITIES
 Cash acquired in acquisitions $0  $0
 Capital expenditures $0  $(1,600)
Net cash used in investing activities 0  (1,600)


CASH FLOWS FROM FINANCING ACTIVITIES
 Payments on notes payable and capital lease obligations $0  $0
 Proceeds from subscriptions receivable $237,000240,000  $302,000
 Proceeds from notes payable to stockholder 0  48,290
 Issuance of common stock for cash 189,000186,000  0
 Payment on note payable to stockholder (18,521)  0
 Warrants exercised 13,000  0
 Fee for stock issuances (4,900)  0
Net cash provided by financing activities 415,579  350,290
Net increase (decrease) in cash and cash equivalents 71,399 18,505 Cash and cash equivalents, beginning of period 10 1,088
Cash and cash equivalents, end of period $71,409  $19,593



SUPPLEMENTAL DISCLOSURE OF NON-CASH
INVESTING AND OTHER CASH FLOW INFORMATION


Six Months Ended June 30, 2002:


- In January 2002, the Company entered into a one-year consulting agreement, by issuing 120,000 shares of stock valued at $10,800.
- In February 2002, the Company entered into a four-month consulting agreement, by issuing 300,000 shares of stock valued at $30,000.
- In March 2002, the Company entered into a one-month consulting agreement, by issuing 75,000 shares of stock valued at $7,500.
- In March 2002, the Company issued 75,000 shares in payment of legal services, which shares of stock were valued at $6,000.
- In April 2002, the Company entered into a one-month consulting agreement, by issuing 75,000 shares of stock valued at $6,000.
- In April 2002, the Company issued 500,000 shares in payment of legal services, which shares of stock were valued at $35,000.
- In April 2002, the Company issued 500,000 shares of stock to a consultant valued at $35,000.
- In April 2002, the Company issued a total of 9,000,000 shares to certain officers, in connection with their respective employment agreements, which shares were valued at $960,000.
- In April 2002, the Company issued 200,000 in payment of a $20,000 account payable.
- In April 2002, the Company entered into a six-month consulting agreement, by issuing 900,000 shares of stock valued at $99,000.
- In April 2002, the Company entered into a six-month consulting agreement, by issuing 250,000 shares of stock valued at $27,500.
- In April 2002, the Company entered into a six-month consulting agreement, by issuing 250,000 shares of stock valued at $27,500.
- In April 2002, the Company entered into a six-month consulting agreement, by issuing 150,000 shares of stock valued at $15,000.
- In May 2002, the Company issued 900,000 shares in payment of legal services, which shares of stock were valued at $60,000.
- In May 2002, the Company entered into a one-month consulting agreement, by issuing 75,000 shares of stock valued at $4,500.



Six Months Ended June 30, 2001:


- In January 2001, the Company entered into a one-year consulting agreement, by issuing 200,000 shares of stock valued at $62,000.
- In January 2001, the Company issued 800,000 shares of stock valued at $248,000, in payment of a commitment fee under a common stock purchase agreement.
- In January 2001, 774,162 shares were issued to the Company's president, pursuant to a debt conversion agreement, which shares were not issued in 2000, due to an administrative error.
- In April 2001, the Company issued 300,000 shares of stock valued at $183,000, under a consulting agreement.
- In May 2001, the Company issued 200,000 shares of stock valued at $62,000, in payment of a finder's fee arising out of a common stock purchase agreement.
- In May 2001, the Company issued 60,000 shares of stock valued at $24,000, under a consulting agreement.
- In June 2001, the Company issued 20,000 shares of stock valued at $7,400, pursuant to a settlement agreement.
- During the six months ended June 30, 2001, the Company issued a total of 70,000 shares of stock to a consultant, which shares were issued under a consulting agreement at prices based on then-current market price of the Company's common stock.



The accompanying notes are an integral part of these statements.





USURF AMERICA, INC. AND SUBSIDIARIES
ENGLEWOOD, COLORADO
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2002
(Unaudited)



Note 1.  Nature of Business, Organization and Basis of Presentation


Basis of Presentation


USURF America, Inc. (the "Company"), formerly Internet Media Corporation, was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996. The Company currently provides wireless Internet access services to a small number of customers in Del Rio, Texas, and Santa Fe, New Mexico.


Principles of Consolidation


The accompanying consolidated financial statements include all the accounts of the Company and all wholly owned subsidiaries. Inter-company transactions and balances have been eliminated in the consolidation.


Loss Per Common Share


Basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period. Calculation of diluted loss per common share is not presented because the effects of potential common stock issuable upon exercise of stock options and contingently issuable or redeemable shares would be anti-dilutive.



Note 2. Interim Consolidated Financial Statements


In the opinion of management, the accompanying consolidated financial statements for the six months ended June 30, 2002 and 2001, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows of the Company, including subsidiaries, and include the accounts of the Company and all of its subsidiaries. All material inter-company transactions and balances are eliminated.
The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the SEC. Certain reclassifications and adjustments may have been made to the financial statements for the comparative period of the prior fiscal year to conform with the 2001 presentation. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.



Note 3. Notes Payable to Shareholder


  June 30, 2002 (unaudited)  December 31, 2001
 Notes payable to majority stockholder, interest accrues at 8%, due on demand and unsecured $0 $18,521



Note 4. Stock and Warrant Issuances


During the six months ended June 30, 2002, the Company issued shares of common stock and common stock purchase warrants, as follows:


- 486,500 shares as finder's fees.
- 4,170,000 shares in payment of consulting and professional fees.
- 7,369,600 warrants (400,000 warrants, exercise price $.049 per share; 560,000 warrants, exercise price $.10 per share; 3,125,000 warrants, exercise price of $.15 per share; 666,000 warrants, exercise price of $.20 per share; 3,218,000 warrants, exercise price of $.30 per share) were issued in payment of consulting fees.
- 9,000,000 shares issued to officers pursuant to employment agreements.
- 3,645,833 shares sold for cash.
- 1,200,000 shares issued in payment of accounts payable and advertising expenses.



Note 5. Contingencies


A. Bankruptcy


On September 29, 2000, three creditors of CyberHighway filed an involuntary petition in the Idaho Federal Bankruptcy Court, styled In Re: CyberHighway, Inc.. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. However, some of CyberHighway's creditors objected to the joint motion to dismiss and the motion failed. Subsequent to the involuntary bankruptcy, CyberHighway lost all of its customers. Due to this loss of customer base, the Company's intangible assets relating to those customers became worthless and were written off in 2000. Due to this change in operating environment, goodwill was impaired and, consequently, the goodwill associated with these operations was written off in the 2000 statement of operations.


B. Potential Rescission Claims


>From January 2000 through June 2001, a total of 4,906,549 shares of the common stock of the Company may have been issued in violation of Section 5 of the Securities Act of 1933, as amended. The aggregate value assigned to these shares upon their issuance totaled $5,090,252. For a period of one year from issuance, the issuees of these shares had a potential claim for rescission of their respective issuance transactions.
At December 31, 2001, 2,138,726 of these shares have been reflected under the redeemable stock caption on the accompanying balance sheet with an assigned value of $1,192,700.
At June 30, 2002, none of these shares remained subject to potential rescission claims.
The diminishing number of shares subject to potential rescission claims was caused either by the expiration of the respective statute of limitations periods or by the transfer of the subject shares by the original issuees. None of these potential rescission claims was ever asserted against the Company.



Note 6. Financing Transaction


On May 9, 2001, the Company signed an amended and restated common stock purchase agreement with an unrelated company to sell up to 6,000,000 shares of common stock for up to $10,000,000. The purchase price of the shares under this purchase agreement varies, based on market prices of the Company's common stock. The purchase agreement calls for the Company to meet certain requirements and maintain certain criteria with respect to its common stock in order to avoid an event of default. Upon the occurrence of the event of default, the buyer is no longer obligated to purchase any additional shares of common stock. The registration statement filed with respect to this financing transaction became effective on June 29, 2001.
The commencement date of the purchase agreement was July 10, 2001. To date, the Company has received approximately $395,000 in proceeds under the purchase agreement, approximately $55,000 of which was received by the Company during the first six months of 2002. The purchase agreement remains in effect.



Note 7. Stock Ownership Plan


In March 2002, the Company adopted a 2002 Stock Ownership Plan for employees and consultants, reserving 3,000,000 shares of its common stock for issuance thereunder.
In March 2002, the Company entered into a consulting and marketing license agreement with a third party, under which agreement the Company granted the consultant options, under its 2002 Stock Ownership Plan, to purchase up to $600,000 of its common stock, up to $50,000 per month for ten years, the per share exercise price being based on future market prices, with a 38.75% discount to the market price on the date of exercise. In March and April 2002, the consultant exercised options to purchase $98,000 of Company common stock. 2,000,000 shares of common stock were issued pursuant to this option exercise.
In May 2002, the Company issued to a consultant 75,000 shares of stock valued at $4,500, under its 2002 Stock Ownership Plan.



Note 8. AMEX Listing


Currently, we are not in compliance with the continued listing guidelines of AMEX. During the second quarter of 2001, AMEX first inquired with respect to our plan for achieving compliance with its continued listing guidelines. Our response to AMEX included an explanation of our anticipated future funding under the Fusion Capital agreement and the positive effects this funding would likely have on our business and financial condition, particularly in increasing our total assets and stockholders' equity. In July 2002, we were notified by AMEX that we have fallen below the continued listing standards of AMEX. We have 18 months in which to regain compliance with AMEX's continued listing standards. We have fallen below certain of AMEX's continued listing standards: (1) losses from operations in its two most recent fiscal years with shareholders' equity below $2 million; and (2) sustained losses so substantial in relation to the company's overall operations or its existing financial resources, or its financial condition in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, the opinion of AMEX, as to whether the company will be able to continue operations and/or meet its obligations as they mature. After AMEX reviewed our plan for regaining compliance, we were granted an extension of time (18 months) to regain compliance with the continued listing standards. We will be subject to periodic review by the AMEX staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our being delisted from AMEX. Should our common stock be delisted from AMEX, it is very likely that the market price for our stock could drop dramatically. We cannot assure you that we will be able to maintain our listing on AMEX.



Note 9. Significant Equity Purchase


On June 14, 2002, the Company completed a securities purchase agreement with Evergreen Venture Partners, LLC, whereby the Company issued units of its securities for cash in the amount of $250,000 ($115,000 in cash plus a subscription of $10,000 in April and $125,000 in cash in June). The Company sold to Evergreen a total of 3,645,833 shares of common stock, 3,125,000 common stock purchase warrants to purchase one a like number of shares at an exercise price of $.15 per share and 3,125,000 common stock purchase warrants to purchase one a like number of shares at an exercise price of $.30 per share. Also pursuant to this agreement, the Company hired a new president and chief executive officer, who received, as a signing bonus, 3,000,000 shares of common stock; the Company's former president, became Chairman of the Board, reduced the term of his remaining term of employment from approximately 4 years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to the Company, in consideration of 2,000,000 shares of common stock; two of the Company's vice presidents reduced the terms of their remaining terms of employment from approximately 4 years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of common stock; and the Company's other vice president terminated his employment with the Company. Also, under this agreement, Evergreen has the right to name two persons to become directors of the Company. Evergreen has not yet named any person as a director.
As a result of the transactions with these four officers arising out of the Evergreen agreement, the Company incurred a charge against earnings during the second quarter of 2002 of $567,180.





INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
USURF America, Inc. and Subsidiaries
Baton Rouge, Louisiana


We have audited the accompanying consolidated balance sheets of USURF America, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USURF America, Inc. and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and cash flows for each of the three years ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


As discussed more fully in Note 15, the Company is not in compliance with continued listing guidelines of AMEX. The ultimate outcome of this uncertainty is not determinable at this time, but could have a significant impact on the Company.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has significant operating losses. In addition, the Company has excess current liabilities over current assets of approximately $1.25 million. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ POSTLETHWAITE & NETTERVILLE


Postlethwaite & Netterville


Baton Rouge, Louisiana
April 12, 2002




USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000



ASSETS


 2001 2000
 __________ __________
CURRENT ASSETS
 Cash and cash equivalents $10 $1,088
 Inventory 134,746 246,721
 _____________ _____________
 134,756 247,809
 _____________ _____________
PROPERTY AND EQUIPMENT
 Cost 203,141 138,954
 Less: accumulated depreciation (125,036) (69,476)
 _____________ _____________
 78,105 69,478
 _____________ _____________
INVESTMENTS 0 68,029
 _____________ _____________
OTHER ASSETS 16,667 25,000
 _____________ _____________
TOTAL ASSETS $229,528 $410,316
 =========== ===========



The accompanying notes are an integral part of these statements.


LIABILITIES AND STOCKHOLDERS' DEFICIT


 2001 2000
 __________ __________
CURRENT LIABILITIES
 Disbursements in excess of cash balances $15,539 $42,469
 Accounts payable 1,034,619 1,472,030
 Accrued payroll 265,978 158,262
 Other current liabilities 54,996 41,824
 Property dividends payable 0 43,750
 Notes payable to stockholder 18,521 6,638
 _____________ _____________
 1,389,653 1,764,973
 _____________ _____________
LONG-TERM LIABILITIES
 Deferred income taxes 0 0
 _____________ _____________
 1,389,653 1,764,973
REDEEMABLE COMMON STOCK
Common stock subject to rescission, 2,138,726 shares outstanding at December 31, 2001, and 2,767,823 shares outstanding at December 31, 2000, $.0001 par value per share 1,192,700 3,897,552
Deferred consulting 0 (574,000)
 _____________ _____________
 1,192,700 3,323,552
 _____________ _____________
STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value; Authorized: 100,000,000 shares; Issued and outstanding: 23,848,108 in 2001 and 13,920,985 in 2000 2,385 1,392
Additional paid-in capital 35,642,817 30,286,687
Accumulated deficit (37,000,628) (34,502,160)
Subscriptions receivable 165,750 933,514
Deferred consulting (1,163,149) (1,397,642)
 _____________ _____________
 (2,352,825) (4,678,209)
 _____________ _____________
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT $229,528 $410,316
 =========== ===========



The accompanying notes are an integral part of these statements.


USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



 2001 2000 1999
 __________ __________ __________
REVENUES
 Revenues $7,446 $1,781,082 $2,268,511
 Equipment sales 0 91,547 278,714
Internet access costs, cost of goods sold (11,999) (2,145,955) (1,152,721) Inventory write-down (97,526) 0 0
 __________ __________ __________
Gross profit (loss) (102,079)
_________ (273,326)
__________ 1,394,504
__________
OPERATING EXPENSES
 Depreciation and amortization 70,105 7,618,755 7,653,924
 Professional fees 1,803,751 4,168,610 1,945,935
 Rent 28,528 216,416 132,395
 Salaries and commissions 856,124 2,060,528 1,603,556
 Advertising 0 24,583 125,034
 Other 93,602 886,691 399,914
 __________ __________ __________
 2,852,110 14,975,583 11,860,758
 __________ __________ __________
LOSS FROM OPERATIONS (2,954,189)
__________ (15,248,909)
__________ (10,466,254)
__________
OTHER INCOME (EXPENSE)
 Other income
 Litigation settlement 0
0 67,447
0 23,875
(957,075)
 Impairment loss (31,118) (9,239,310) (1,164,561)
 Interest expense (3,066) (21,418) (19,309)
 __________ __________ __________
 (34,184)
__________ (9,193,281)
___________ (2,117,070)
__________
LOSS BEFORE EXTRAORDINARY ITEMS (2,988,373)
__________ (24,442,190)
__________ (12,583,324)
__________
EXTRAORDINARY ITEMS
Gain on debt forgiveness 489,905 0 0
Gain on rescission 0 961,436 0
 __________ __________ __________
 489,905 961,436 0
 __________ __________ __________
LOSS BEFORE INCOME TAX (2,498,468) (23,480,754) (12,583,324)
INCOME TAX BENEFIT 0 1,595,424 1,653,161
 __________ __________ __________
NET LOSS $(2,498,468) $(21,885,330) $(10,930,163)
 ========= ========= ========
Net loss per common share $(0.13) $(1.68) $(0.96)
 ========= ========= ========
Weighted average number of shares outstanding 18,616,434 13,000,391
11,419,641
 ========= ========= ========



The accompanying notes are an integral part of these statements.


USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



 Shares Common Stock Paid-in Capital Accumulated Deficit Subscriptions Receivable Deferred Consulting Total
 ___________ ___________ ___________ ___________ ___________ ___________
___________
Balance, 12/31/98 8,497,259 850 2,874,189 (1,686,667) (860) (1,102,924)
84,588
Issuance of common stock for future services 566,000 57 2,215,943 0 0 (2,216,000) 0
Issuance of common stock for acquisitions 3,030,000 303 21,586,726 0 0 0 21,587,029
Issuance of common stock for cash 115,000 11 394,989 0 0 0 395,000 Exercise of warrants 176,857 18 337,304 0 0 0 337,322
Issuance of subscription agreement 50,000 5 149,995 0 (150,000) 0 0 Proceeds on subscription receivable 0 0 0 0 150,000 0 150,000
Issuance of stock per employment agreement 11,000 1 43,311 0 0 0 43,312 Expenses to be paid by issuance of common stock 0 0 257,167 0 0 0 257,167 Issuance of common stock for settlement 340,000 34 913,716 0 0 0 913,750 Stock warrants 0 0 145,298 0 0 0 145,298
Amortization of deferred consulting 0 0 0 0 0 1,457,006 1,457,006
Net loss 0 0 0 (10,930,163) 0 0 (10,930,163)
 ___________ ___________ ___________ ___________ ___________ ___________
___________


Balance, 12/31/99 12,786,116 1,279 28,918,638 (12,616,830) (860) (1,861,918)
14,440,309
Issuance of common stock for future services 425,227 42 958,138 0 0
(958,180) 0
Issuance of common stock for cash 400,000 40 79,960 0 (10,000) 0 70,000
Issuance of subscription agreement 0 0 0 0 (25,000) 0 (25,000)
Issuance of stock per employment agreement 19,642 2 115,080 0 0 0 115,082 Expenses paid by issuance of common stock 290,000 29 214,871 0 0 0 214,900 Conversion of debt to equity 0 0 0 0 969,374 0 969,374
Amortization of deferred consulting 0 0 0 0 0 1,422,456 1,422,456
Net loss 0 0 0 (21,885,330) 0 0 (21,885,330)
 ___________ ___________ ___________ ___________ ___________ ___________
___________
Balance, 12/31/2000 13,920,985 1,392 30,286,687 (34,502,160) 933,514
(1,397,642) (4,678,209)
Plus: shares subject to rescission 2,767,826
__________ 277
__________ 3,897,275
__________ 0
__________ 0
__________ (574,000)
__________ 3,323,552
__________
Balance, 12/31/2000 16,688,811 1,669 34,183,962 (34,502,160) 933,514
(1,971,642) (1,354,657)
Issuance of common stock for future services 2,005,000 201 365,049 0 0
(365,250) 0
Professional fees paid by issuance of common stock 1,534,500 154 526,956 0 0 0 527,110
Compensa-tion paid/pay-able by issuance of common stock 819,361 82 180,865 0 96,000 0 276,947
Issuance of common stock for cash 2,500,000 250 340,000 0 0 0 340,250
Stock issuance costs 0 0 (19,200) 0 0 0 (19,200)
Exercise of warrants 100,000 10 14,990 0 (15,000) 0 0
Stock issued for debt conversion 774,162 77 943,437 0 (943,514) 0 0
Issuance of subscription agreement 1,545,000 154 291,846 0 (292,000) 0 0 Subscription agreement for stock bonus 0 0 0 0 27,000 0 27,000
Proceeds on subscription receivable 0 0 0 0 359,750 0 359,750
Issuance of common stock for settlement 20,000 2 7,398 0 0 0 7,400 Amortization of deferred consulting 0 0 0 0 0 1,173,743 1,173,743
Net loss 0 0 0 (2,498,468) 0 0 (2,498,468)
 ___________ ___________ ___________ ___________ ___________ ___________
___________
Balance at December 31, 2001 25,986,834 $2,599 $36,835,303 $(37,000,628)
$165,750 (1,163,149) $(1,160,125)
Less: shares subject to rescission (2,138,726) (214) (1,192,486)
(1,192,700)
 ___________ ___________ ___________ ___________ ___________ ___________
___________
 23,848,108 $2,385 $35,642,817 $(37,000,628) $165,750 $(1,163,149)
$(2,352,825)
 ========== ========== ========== ========== ========== ==========
==========



The accompanying notes are an integral part of these statements.
USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



 2001 2000 1999
 __________ __________ __________
CASH FLOWS FROM OPERATING ACTIVITIES
___________________________
Net loss $(2,498,468) $(21,885,330) $(10,930,163)
Adjustments to reconcile net loss to net cash used in operating activities
 Depreciation and amortization 70,105 7,618,755 7,653,924
 Consulting fees paid with stock 1,623,903 3,000,276 1,457,006
 Litigation settlement 7,400 214,900 913,750
 Gain on rescission 0 (961,436) 0
 Impairment loss and write down of assets 128,644 10,577,878 1,164,561
 Legal fees paid with stock 66,000 281,498 126,500
 Compensation expense paid with stock 303,947 774,066 319,301
 Deferred income taxes 0 (1,595,423) (1,653,161)
 Loss on Disposal
Gain on debt forgiveness 0
(489,905) 0
0 280
0
Changes in operating assets and liabilities
 Accounts receivable 0 59,098 35,537
 Inventory 1,398 71,000 49,518
 Prepaid expenses and other current assets 0 5,500 7,980
 Accounts payable (41,481) 1,108,365 (36,857)
 Accrued payroll 107,716 40,105 118,157
 Other current liabilities 13,172 (174,826) 215,929
 Other assets and liabilities
 Deferred revenue 0
0 0
(87,538) (11,555)
23,196
 _____________ _____________ _____________
Net cash used in operating activities (707,569) (953,112) (546,097)
 _____________ _____________ _____________
CASH FLOWS FROM INVESTING ACTIVITIES
_____________________________
Proceeds on disposal of fixed assets $0 $40,050 $15,090
Cash acquired in acquisitions
Capital expenditures 0
(12,681) 0
(125,200) 186,318
(614,193)
 _____________ _____________ _____________
Net cash used in investing activities (12,681) (85,150) (412,785)
 _____________ _____________ _____________
CASH FLOWS FROM FINANCING ACTIVITIES
____________________________
Payments on notes payable $0 $(5,910) $(65,369)
Disbursements in excess of cash balances 15,539 42,469 0
Payments on notes payable - stockholder 0 (11,093) (25,000)
Payments on subscriptions receivable 359,750 0 150,000
Proceeds from note payable - stockholder 11,883 568,571 235,010
Issuance of common stock for cash
Warrants exercised 340,000
0 370,000
0 395,000
337,322
Fee for stock issuances (8,000) 0 0
 _____________ _____________ _____________
Net cash provided by financing activities 719,172 964,037 1,026,963
 _____________ _____________ _____________
Net increase (decrease) in cash and cash equivalents (1,078) (74,225) 68,081 Cash and cash equivalents, Beginning of period 1,088 75,313 7,232
Cash and cash equivalents, End of period $10 $1,088 $75,313
 =========== =========== ===========



The accompanying notes are an integral part of these statements.


USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation


USURF America, Inc. (the "Company"), formerly Internet Media Corporation, was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996. The Company currently provides wireless Internet access services to a small number of customers in Del Rio, Texas, and Santa Fe, New Mexico.


Principles of Consolidation


The accompanying consolidated financial statements include all the accounts of USURF and all wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in the consolidation.


Use of Estimates


The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Cash Equivalents


The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.


Inventory


Inventories are stated at the lower of cost or market, and represents modems purchased from suppliers. During 2001, the Company determined that certain items of its inventory had become impaired and recorded a write-down of its inventory in the approximate amount of $98,000.


Property and Equipment


Property and equipment are stated at cost and are depreciated principally by the straight-line method over the estimated useful lives (5 years) of the assets.


Revenue Recognition


Until September 2000, the Company maintained license agreements with affiliate ISP's to provide internet access to affiliates' customers. License fees were typically billed in the month the services were provided. The Company charges direct customers (residential and business subscribers) monthly access fees to the internet and recognizes the revenue in the month the access is provided. The Company has contracted with a reseller in Del Rio, Texas, with respect to the marketing of its wireless Internet access service. This reseller is paid, from the gross receipts of the Company, a monthly per-customer commission.


Costs of Access Revenues


For 2000, costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure. Costs of access expenses also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.


Income Taxes


Deferred income tax assets and liabilities are computed for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when realization is less than 50% probable. Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.


Financial Instruments and Concentration of Credit Risk


Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.


Fair Values of Financial Instruments


The carrying amounts of financial instruments including cash, trade receivables, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturities of these instruments. The difference between the carrying amount and fair value of the Company's rescission shares is not significant (see Note 20).


Loss Per Common Share


Basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period. Calculation of diluted loss per common share is not presented because the effects of potential common stock issuable upon exercise of stock options and contingently issuable or redeemable shares would be anti-dilutive.


Goodwill and Other Intangible Assets


On January 29, 1999, the Company acquired all the stock of CyberHighway, Inc., a Boise, Idaho-based ISP, by issuing 2,000,000 shares of stock valued at approximately $15,940,000. In addition, 325,000 shares of common stock were issued in payment of a finder's fee arising out of this acquisition. This acquisition was accounted for as a purchase business combination. See
Note 13.


During 1999, the Company acquired two private companies and certain assets of two other private companies. In these acquisitions, the Company issued a total of 306,000 shares with an assigned approximate value of $1,195,000. During 2000, the Company acquired two private companies. In these acquisitions, the Company issued a total of 131,063 shares with an assigned approximate value of $762,000. All of these acquisitions were accounted for as purchase business combinations. None of these acquired companies had significant operations at the time they were acquired by the Company. Therefore, proforma disclosure of what operations would have been as if the transactions had occurred at the beginning of the period are not shown, due to the transactions' being immaterial to the financial statements taken as a whole.


Goodwill and other intangible assets, primarily acquired customer bases, were stated on the basis of cost and were amortized, principally on a straight-line basis, over the estimated future periods to be benefitted (generally 3 years). Goodwill and other intangible assets were reviewed for impairment to ensure they were appropriately valued. A change in the operations of a subsidiary in 2000 indicated the existence of an impairment issue.


Due to the demise of the dial-up Internet access business of the CyberHighway subsidiary, associated goodwill and other intangibles were impaired at December 31, 2000, and were expensed in the amounts of $4,425,037 and $4,814,272 (net of deferred taxes of $2,531,497), respectively.


Advertising


The Company expenses advertising costs as incurred. During the years ended December 31, 2000 and 1999, the Company incurred approximately $25,000 and $125,000 in advertising costs, respectively.


Investments


Effective December 31, 1996, the Company acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation (WEI), and Missouri Cable TV Corp., a Louisiana corporation (MCTV). Effective October 8, 1998, the Company formed Santa Fe Wireless Internet, Inc. (Santa
Fe), a New Mexico corporation, to hold the assets acquired from Desert Rain Internet Services. Santa Fe was organized to provide wireless internet access. The acquisition of WEI and MCTV by the Company was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of interests. The acquisition of Desert Rain was accounted for as a purchase whereby cost is allocated to the assets acquired.


Investments include minority interests held in three non-public companies. All of these investments were impaired at December 31, 2001, and were written-down in the total amount of $24,279. This impairment was caused by the uncertainty of the value of these non-public companies. The Company has ceased efforts to develop its wireless cable and low power television businesses and the values of all of the assets associated with them have been written-down.


Stock for Services


The Company has issued stock pursuant to various consulting agreements. Deferred consulting costs, which are valued at the stock price on the date of the agreements, are recorded as a reduction of stockholders' equity and are amortized over the respective lives of the agreements.


2. NET 1, INC. ACQUISITION


In August 1999, the Company acquired Net 1, Inc. (Net 1) in a business combination accounted for as a purchase. Net 1 was primarily engaged as an ISP in Alabama. In September 1999, the Company tendered the shares of capital stock obtained in the acquisition of Net 1 for rescission of the transaction. However, legally the Company was still the owner of the outstanding shares of Net 1 at December 31, 1999, and is required by U.S. generally accepted accounting principles to record Net 1 as a wholly owned subsidiary from the date of acquisition.


It was discovered during arbitration proceedings that no activity occurred in the newly acquired subsidiary, Net 1, after the acquisition. The customer base was moved to an unrelated company by a former owner, and all activity was transacted in the unrelated company. Therefore, no revenues or expenses were incurred by Net 1 from the date of acquisition, August 23, 1999 through December 31, 1999.


The total cost of the acquisition was $1,164,561, which exceeded fair value of the net assets of Net 1 by $1,164,561. The excess was deemed to be impaired at December 31, 1999 due to the change in the operating environment and was recorded in the accompanying financial statements as an impairment loss.


In October 2000, the acquisition of Net 1 was rescinded. Included in the terms of the settlement agreement was the return of the 250,000 shares issued in the original transaction to the Company. The Company then issued 250,000 shares of stock in settlement of the arbitration. The agreement also called for one of the former owners to assume a $50,000 liability, that was recorded by USURF upon the acquisition. The total gain on the rescission of the transaction was approximately $960,000.


3. PROPERTY AND EQUIPMENT


Classifications of property and equipment and accumulated depreciation were as follows at December 31, 2001 and 2000:


 2001 2000
 _____________ _____________
Furniture, fixtures and equipment 203,141 138,954
 ____________ ____________
Accumulated depreciation (125,036) (69,476)
 ____________ ____________
Property and equipment, net $78,105 $69,478
 =========== ===========



4. INTANGIBLES


Classification of intangibles and accumulated amortization at December 31st were as follows:


 2001 2000
 _____________ _____________
Website 25,000 25,000
Accumulated amortization (8,333) 0
 ____________ ____________
 $16,667 $25,000
 =========== ===========



5. WIRELESS CABLE ASSETS


Property and equipment includes wireless cable station equipment. The equipment was determined to be impaired at December 31, 2000 and its cost of approximately $188,000 was written off. In addition, the Company owns licenses in the wireless cable markets, which operate on the same frequencies and are able to be used in the wireless Internet market.


6. LICENSES AND RIGHTS TO LEASES OF LICENSES


The Company owns licenses or rights to leases of licenses in the following wireless cable and community television markets:


 Wireless Cable Market Expiration Date
 ____________________ ____________________
 Poplar Bluff, Missouri October 16, 2006
 Lebanon, Missouri October 16, 2006
 Port Angeles, Washington December 21, 2003
 Astoria, Oregon December 21, 2003
 Sand Point, Idaho August 09, 2006
 The Dalles, Oregon August 09, 2006
 Fallon, Nevada August 09, 2006



Application for renewal of licenses must be filed within a certain period prior to expiration.


7. NOTE PAYABLE TO STOCKHOLDER


 2001 2000
 ____________ ____________
Note payable to stockholder, interest accrues at 8%, due on demand and unsecured $18,521 $ 6,638
 =========== ===========



8. LOAN CONVERSION - STOCKHOLDER


As of August 21, 2000, the Company owed its president a total of $967,703 ($916,045 in principal, $51,658 in interest), the result of cash loans made to the Company by this officer during the previous approximately two years. On August 21, 2000, the Company entered into a letter of agreement with this officer, whereby this officer agreed to convert all sums owed to him into shares of Company common stock.


Pursuant to the letter agreement, this officer received one share of common stock for every $1.25 of debt converted, for a total of 774,162 shares. The $1.25 price was agreed upon as that price was the low price for the Company's common stock on Friday, August 18, 2000, as reported by the American Stock Exchange. The Company's board of directors, in authorizing the transaction described above, found the transaction to be in the best interest of USURF America. The issuance of shares was not complete until the first quarter of 2001, therefore, the substance of this transaction was reflected as stock subscription, as of December 31, 2000, in the accompanying financial statements.


9. INCOME TAXES


The significant components of deferred tax assets and liabilities were as follows at December 31st:


 2001 2000 1999
 ____________ ____________ ____________
Deferred tax liabilities
 Amortization of intangibles


Deferred tax assets
$0
$0
$3,883,210
 Net operating loss carryforwards $4,589,067 $3,739,588 $2,313,159
 Less - valuation allowance (4,589,067) (3,739,588) (2,313,159)
 ____________ ____________ ____________
 $0 $0 $3,883,210
 =========== =========== ===========



The net change in the valuation allowance for the periods ended December 31, 2001, 2000 and 1999, was $849,479, $1,426,429 and $1,739,692, respectively.


The deferred tax liability results from the acquisitions of Cyberhighway, Inc., Santa Fe Trail Internet Plus, Inc., and Premier Internet Services, Inc. in tax free reorganizations, in which there is no tax basis in the acquired customer base.


The Company has a net operating loss carry forward available to offset future income for income tax reporting purposes, which will begin to expire in 2011.


10. SOURCES OF SUPPLIES


The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.


During 2000, the Company purchased all of its network radios from one supplier. Currently, the Company is able to purchase modem components from numerous suppliers and assembles its modems in its Baton Rouge, Louisiana, facility.


11. STOCK COMPENSATION


In December 2000, a total of 500,000 shares of common stock were issued to two officers as bonuses for their services as officers. Compensation expense of approximately $125,000 was recorded based on the fair value of the common stock on the date of issue.


In October 2001, 700,000 shares were issued to an officer as a bonus for his services as an officer. Compensation expense of approximately $133,000 was recorded based on the fair value of the common stock on the date of issue.


In December 2001, 200,000 shares were awarded to an officer as a bonus for his services as an officer. Compensation expense of approximately $18,000 was recorded based on the fair value of the common stock on the date of issue. These shares were authorized in 2001 and were issued in 2002.


12. WARRANTS


During 2001, the Company issued warrants to purchase 4,124,250 shares of common stock at various share prices. Warrants outstanding at December 31, 2001, consist of the following:


 Number of Warrants Exercise Price Expiration Date
 ________________ ________________ ________________
 56,667 $1.25 May 2003
 56,667 $1.50 May 2003
 12,143 $1.25 May 2004
 60,000 $7.00 May 2002
 35,000 $7.00 May 2002
 60,000* $3.50 December 2004
 50,000 $6.00 September 2002
 65,000 $7.50 March 2002
 380,000 $.20 December 2003
 840,000 $.15 February 2004
 336,000 $.15 February 2004
 500,000 $.25 March 2004
 200,000 $.25 March 2004
 268,750 $.25 May 2006
 268,750 $.35 May 2006
 268,750 $.45 May 2006
 287,000 $.20 June 2004
 577,500 $.20 December 2004
 577,500 $.30 December 2004
 ____________
Total 4,899,727
 ===========



* The Company does apply SFAS No. 123, Accounting for Stock-Based Compensation, in accounting for the stock warrants issued to non-employees in connection with the original stock issuance. The Company has recorded expense of $145,298 pursuant to the issuance of these warrants. The fair value of the warrants granted to non-employees is estimated on the date of the grant using the assumption of an expected life of five years, and a risk-free interest rate of 5.0%.


13. SIGNIFICANT BUSINESS COMBINATION


On January 29, 1999, the Company acquired all of the capital stock of CyberHighway, Inc. (CyberHighway), an Idaho corporation.


The acquisition was effected pursuant to a Plan and Agreement of Reorganization dated January 20, 1999 between the Company and CyberHighway. The Company paid the shareholders of CyberHighway approximately $15,940,000 through the issuance of 2,000,000 shares of common stock. The purchase price was based upon the weighted average closing price of the Company's common stock for five days prior and subsequent to the acquisition date.


The transaction was accounted for as a purchase. The purchase price was allocated to the underlying assets purchased and liabilities assumed based on their fair market values at the acquisition date.


The following table summarizes the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired:


 Net assets acquired $372,472
 Acquired customer base 15,566,787
 Other assets 5,260,690
 Deferred tax liability (5,260,690)



14.  SETTLEMENT AGREEMENT


On November 30, l999, the Company entered into a settlement agreement and mutual release, which settled certain legal proceedings in which USURF and CyberHighway had been involved. The parties to the settlement agreement were: USURF, CyberHighway, the former operating officer and a former director, and two former owner-employees (collectively the plaintiffs) of CyberHighway.


Pursuant to this settlement agreement, certain legal proceedings were settled in full by issuance of 340,000 shares of USURF common stock to the plaintiffs. The Company is paying the total sum of $43,325 for reimbursement of attorneys' fees paid by the plaintiffs.


The 340,000 shares issued were valued at $2.6875 per share, or $913,750, in the aggregate. The price per share assigned to the issued shares was the closing price of the common stock, as reported by the American Stock Exchange. The total charge against earnings in 1999 resulting from the settlement agreement was $957,075.


15. CONTINGENCIES


Involuntary Bankruptcy


On September 29, 2000, three creditors of CyberHighway filed an involuntary petition in the Idaho Federal Bankruptcy Court, styled In Re:CyberHighway, Inc.. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. However, some of CyberHighway's creditors objected to the joint motion to dismiss and the motion failed. (See Note 16).


Subsequent to the involuntary bankruptcy, CyberHighway lost all of its customers. Due to this loss of customer base, the Company's intangible assets relating to those customers became worthless. The write-off of the intangible assets reflected in the Company's December 31, 2000, statement of operations was $4,814,272 (net of deferred taxes). Due to this change in operating environment, the Company's revenues decreased substantially as well as a decrease in expenses associated with the elimination of personnel previously required to operate the Company's network operations center, and accordingly goodwill was impaired. The write-down of goodwill reflected in the Company's December 31, 2000, statement of operations was $4,425,037.


Potential Delisting from the American Stock Exchange


The Company is not in compliance with the continued listing guidelines of AMEX. The Company was in contact with AMEX during 2001 and has not received any additional communication in 2002. Should the common stock be delisted from AMEX, it is likely to have a detrimental effect on the Company's ability to raise additional capital, which is critical to the Company to continue as a going concern (see Note 18). In addition, if the common stock is delisted from AMEX, the Company would be in default under a financing agreement (see Note 19) and would be unable to obtain future funding under that agreement.


16. DEBT FORGIVENESS


At December 31, 2000, $1,400,997 and $42,469 of CyberHighway's accounts payable and disbursements in excess of bank accounts, respectively, were reflected on the Company's balance sheet. At December 31, 2001, the Company's balance sheet included $953,561 in "permitted claims" against CyberHighway, the total claims submitted by creditors of CyberHighway during 2001, including the statutory notification period. This notification period began on December 6, 2001, and ended on March 6, 2002. A substantial amount of the claims were submitted by December 31, 2001; therefore, a reduction in the liabilities at that date was deemed appropriate. The $489,905 reduction in CyberHighway's liabilities is reflected in the Company's consolidated statements of operations as an extraordinary item.


17. SEGMENT DISCLOSURE


The Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," during the fourth quarter of 2000.
SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by chief operating decision makers or decision making groups, in deciding how to allocate resources and in assessing performance. The Company considers internet service providing and wireless internet service providing to be a similar industry; as such, there are no individual segments that are required to be reported pursuant to SFAS 131.


18. GOING CONCERN


These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statement shows that current liabilities exceed current assets by approximately $1.25 million at December 31, 2001. The Company's president loaned the Company approximately $12,000 during fiscal 2001. The appropriateness of using the going concern basis is dependent upon obtaining additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty about these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Management plans to raise capital by obtaining financing and eventually, through public offerings. Management intends to use the proceeds from any borrowings to acquire and develop markets to implement its Wireless Internet Access System and sell its service. The Company believes that these actions will enable it to carry out its business plan and ultimately to achieve profitable operations. (See Note 19).


19. FINANCING TRANSACTION


On May 9, 2001, the Company signed an amended and restated common stock purchase agreement with an unrelated company to sell up to 6,000,000 shares of common stock for up to $10,000,000. The purchase price of the shares under this purchase agreement varies, based on market prices of the Company's common stock. The purchase agreement calls for the Company to meet certain requirements and maintain certain criteria with respect to its common stock in order to avoid an event of default. Upon the occurrence of the event of default the buyer is no longer obligated to purchase any additional shares of common stock. The registration statement filed with respect to this financing transaction became effective on June 29, 2001.
The commencement date of the purchase agreement was July 10, 2001. $340,000 in proceeds under the purchase agreement was received by the Company during 2001. At December 31, 2001, the Company had advanced 1,321,200 shares in consideration of the buyer's advance of $80,176, in expectation that a settlement would take place in the near future, which settlement occurred in April 2002. The purchase agreement remains in effect.


20. POTENTIAL RESCISSION CLAIMS


>From January 2000 through June 2001, a total of 4,906,549 shares of the common stock of the Company may have been issued in violation of Section 5 of the Securities Act of 1933, as amended. The aggregate value assigned to these shares upon their issuance totaled $5,090,252. For a period of one year from issuance, the issuees of these shares have or had, as the case may be, a potential claim for rescission of their respective issuance transactions.


At December 31, 2000, 2,767,823 of these shares have been reflected under the redeemable stock caption on the accompanying balance sheet with an assigned value of $3,897,552.


At December 31, 2001, 2,138,726 of these shares have been reflected under the redeemable stock caption on the accompanying balance sheet with an assigned value of $1,192,700.


The diminishing number of shares subject to potential rescission claims was caused either by the expiration of the respective statute of limitations periods or by the transfer of the subject shares by the original issuees.


The Company believes that it is unlikely that any of the remaining potential rescission claims will be asserted against the Company.


21. SUBSEQUENT EVENTS


The following events occurred subsequent to December 31, 2001:


In January 2002, the Company issued 120,000 shares of its common stock under a one-year consulting agreement with the third party with which the Company entered into the amended and restated common stock purchase agreement described in Note 19.


In March 2002, the Company adopted a 2002 Stock Ownership Plan for employees and consultants, reserving 3,000,000 shares of its common stock for issuance thereunder.


In March 2002, the Company entered into a consulting and marketing license agreement with a third party, under which agreement the Company granted the consultant options, under its 2002 Stock Ownership Plan, to purchase up to $600,000 of its common stock, up to $50,000 per month for ten years, the per share exercise price being based on future market prices, with a 38.75% discount to the market price on the date of exercise. In March and April 2002, the consultant exercised options to purchase $98,000 of Company common stock. 2,000,000 shares of common stock were issued pursuant to this option exercise.


Significant Equity Purchase


In April 2002, the Company entered into a securities purchase agreement with a third party, whereby the Company is to issue 3,125,000 units of its securities, each unit consisting of one share of common stock, one common stock purchase warrant to purchase one share at an exercise price of $.15 per share and one common stock purchase warrant to purchase one share at an exercise price of $.30 per share, for cash in the amount of $250,000 payable in two equal increments at the initial closing and 60 days thereafter. Also pursuant to this agreement, the Company hired a new president and chief executive officer, who became a director of the Company, and, as a signing bonus, issued him 3,000,000 shares of common stock; the current president became Chairman of the Board, reduced the term of his remaining term of employment from approximately four years to six months, waived the payment of all accrued and unpaid salary and waived the repayment of all loans made by him to the Company, in consideration of 2,000,000 shares of common stock being issued to him; two of the Company's vice presidents reduced the terms of their remaining terms of employment from approximately four years to six months and one year to six months, respectively, and waived the payment of all accrued and unpaid salary, in consideration of 2,000,000 shares of common stock being issued to each of them; and the other vice president of the Company terminated his employment with the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS



Item 13.  Other Expenses of Issuance and Distribution.


Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:


 Registration Fee 180.03
 Underwriter's unaccountable expense allowance 0.00
 Printing and engraving expenses 500.00 *
 Legal fees and expenses 15,000.00
 Accounting fees and expenses 5,000.00 *
 Blue Sky fees and expenses 0.00
 Transfer agent and registrar fees and expenses 0.00
 Miscellaneous 1,000.00 *
 Total 21,680.03 *
 (*) Estimate



Item 14.  Indemnification of Directors and Officers.


Registrant is a Nevada corporation. Section 78.751 of Nevada Revised Statutes (the "Nevada Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Nevada Act further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of the shareholders or otherwise.
Section VIII of Registrant's Bylaws, included as Exhibit 3.2 filed herewith, which provides for the indemnification of directors and officers, is incorporated herein by reference.
Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Nevada Act and will be governed by the final adjudication of such issue.



Item 15.  Recent Sales of Unregistered Securities.


1. (a) Securities Sold. In July, 1999, a total of 155,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Dennis A. Faker (50,000 shares), Barbara V. Schiller (30,000 shares), Jeanne M. Rowzee (10,000 shares), Alvin Gottlieb (10,000 shares), Rogers Family Trust (15,000 shares), Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (20,000 shares) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (20,000 shares).
 (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $2.00 per share, or $310,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(6) thereof, as a transaction not involving a public offering. Each of these purchasers was an accredited investor.


2. (a) Securities Sold. On February 5, 1999, 21,857 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Terry Lewis.
 (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $1.25 per share, or $27,321, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


3. (a) Securities Sold. On August 11, 1999, 150,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Mark Bove.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Business Acquisition Agreement, at a price of $4.00 per share, or $600,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


4. (a) Securities Sold. On August 23, 1999, 250,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Knud Nielsen, III (127,500 shares) and Gary Stanley (122,500 shares).
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $1,000,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. Each of these purchasers was a sophisticated investor capable of evaluating an investment in the Company.


5. (a) Securities Sold. On August 30, 1999, 127,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alan L. Taylor (122,405 shares), Brent Bates (518 shares), Kim Jorgensen (475 shares), Chris Allison (472 shares), Robert Carlson (1,423 shares) and Lane Virgin (1,707 shares).
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $508,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. Each of these purchasers was a sophisticated investor capable of evaluating an investment in the Company.


6. (a) Securities Sold. On September 24, 1999, 11,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alonzo B. See, III.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at a price of $5.00 per share, or $40,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


7. (a) Securities Sold. On November 12, 1999, 25,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Cyber Mountain, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Letter Agreement, at a price of $4.00 per share, or $100,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


8. (a) Securities Sold. On December 9, 1999, a total of 340,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Julius W. Basham, II (215,000 shares), Wm. Kim Stimpson (34,000 shares) and David W. Brown (91,000 shares).
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Settlement Agreement and Mutual Release, at a price of $2.6875 per share, or $913,750, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. Each of these purchasers was a sophisticated investor capable of evaluating an investment in the Company.


9. (a) Securities Sold. On December 9, 1999, 30,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
10. (a) Securities Sold. On December 13, 1999, 30,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nostas/Faesel Group.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


11. (a) Securities Sold. On December 13, 1999, 53,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to CyberHighway of North Georgia, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Asset Acquisition Agreement, at a price of $4.00 per share, or $212,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


12. (a) Securities Sold. On December 1, 1999, 60,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to The Research Works, Inc.
 (c) Consideration.  Such warrants were issued pursuant to a Consulting
Agreement.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $3.50 per share and the warrants are exercisable for a period of two years from issuance.


13. (a) Securities Sold. On January 1, 2000, 60,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to The Humbolt Corporation.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Business and Communications Consulting Services Agreement, at a price of $3.00 per share, or $180,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


14. (a) Securities Sold. On January 1, 2000, 42,166 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
 (c) Consideration. Such shares of Common Stock were issued for services rendered, at a price of $3.00 per share, or $126,500, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


15. (a) Securities Sold. On January 1, 2000, 100,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Legal and Consulting Services Agreement, at a price of $3.00 per share, or $300,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


16. (a) Securities Sold. On February 1, 2000, 81,063 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the owners of The Spinning Wheel, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $324,252, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


17. (a) Securities Sold. On February 18, 2000, 50,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the owners of Internet Innovations, L.L.C.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $200,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


18. (a) Securities Sold. In April 2000, 30,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


19. (a) Securities Sold. In April 2000, 30,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nostas/Faesel Group.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


20. (a) Securities Sold. In April 2000, 100,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fair Market, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $7.125 per share, or $712,500, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


21. (a) Securities Sold. In April 2000, a total of 65,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to ten individual investors.
 (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $5.00 per share, or $325,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. Each of these purchasers was an accredited investor.


22. (a) Securities Sold. In April 2000, a total of 65,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to ten individual investors.
 (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. Each of these purchasers was an accredited investor.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $7.50 per share and exercisable for a period of two years from issuance.


23. (a) Securities Sold. In May 2000, 250,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Robert A. Hart IV.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at a price of $3.00 per share, or $750,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


24. (a) Securities Sold. In July 2000, 250,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gruntal & Co., LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an investment banking agreement, at a price of $1.50 per share, or $375,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


25. (a) Securities Sold. In July 2000, 5,880 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan G. Campanile.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $9.44 per share to $2.06 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


26. (a) Securities Sold. In July 2000, 5,880 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan D. Thibodeaux.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $9.44 per share to $2.06 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


27 (a) Securities Sold. In August 2000, 774,162 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Lofin.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $1.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


28. (a) Securities Sold. In September 2000, 450,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Centex Securities, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.875 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


29. (a) Securities Sold. In October 2000, a total 250,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Knud Nielsen, III (202,500 shares) and Gary Stanley (47,500 shares).
 (c) Consideration. Such shares of Common Stock were issued pursuant to a settlement agreement, at a price of $.875 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. Each of these purchasers was a sophisticated investor capable of evaluating an investment in the Company.


30. (a) Securities Sold. In October 2000, 2,282 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan G. Campanile.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $2.00 per share to $1.56 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


31. (a) Securities Sold. In October 2000, 2.282 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan D. Thibodeaux.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $2.00 per share to $1.56 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


32. (a) Securities Sold. In October 2000, 35,536 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to James Kaufman.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an employment agreement, at prices ranging from $9.36 to $2.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


33. (a) Securities Sold. In November 2000, 10,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Slade S. Mauer.
 (c) Consideration. Such shares of Common Stock were issued pursuant to an employment agreement, at a price of $.625 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


34. (a) Securities Sold. In November 2000, 100,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to de Jong & Associates, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.5625 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


35. (a) Securities Sold. In November 2000, 35,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to de Jong & Associates, Inc.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $1.00 per share and exercisable for a period of three years from issuance.


36. (a) Securities Sold. In December 2000, 40,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a finder's fee agreement, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


37. (a) Securities Sold. In December 2000, 380,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder's fee agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


38. (a) Securities Sold. In December 2000, 100,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gestalt Corporation.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting services letter agreement, at a price of $.3125 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


39. (a) Securities Sold. In December 2000, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to James Kaufman.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


40. (a) Securities Sold. In December 2000, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


41. (a) Securities Sold. In December 2000, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued for consulting services, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


42. (a) Securities Sold. In December 2000, 100,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Patrick F. McGrew.
 (c) Consideration. Such shares of Common Stock were issued for legal services, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


43. (a) Securities Sold. In December 2000, 500,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.
 (c) Consideration. Such shares of Common Stock were issued for legal services, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


44. (a) Securities Sold. In December 2000, 400,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House Ltd.
 (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
45. (a) Securities Sold. In January 2001, 800,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.
 (c) Consideration. Such shares of Common Stock were issued as a commitment fee under a common stock purchase agreement, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


46. (a) Securities Sold. In January 2001, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gruntal & Co., LLC.
 (c) Consideration. Such shares of Common Stock were issued as a finder's fee pursuant to an investment banking agreement, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


47. (a) Securities Sold. In January 2001, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fair Market, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


48. (a) Securities Sold. In January 2001, 20,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to CyberHighway of North Georgia.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


49. (a) Securities Sold. In January 2001, 10,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was an accredited investor.


50. (a) Securities Sold. In February 2001, 840,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Claymore Asset Management Group Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.15 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


51. (a) Securities Sold. In February 2001, 840,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Asset Management Group Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.


52. (a) Securities Sold. In February 2001, 84,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a finder's fee agreement, at a price of $.15 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


53. (a) Securities Sold. In February 2001, 336,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder's fee agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.


54. (a) Securities Sold. In March 2001, 500,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Atlas Securities Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


55. (a) Securities Sold. In March 2001, 500,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Atlas Securities Inc.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.


56. (a) Securities Sold. In December 2000, 50,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a finder's fee agreement, at a price of $.25 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


57. (a) Securities Sold. In December 2000, 200,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder's fee agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.


58. (a) Securities Sold. In April 2001, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to IBC.TV, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.50 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder, but this exemption may not have been available. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


59. (a) Securities Sold. In May 2001, 60,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.44 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


60. (a) Securities Sold. In June 2001, 205,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House, Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


61. (a) Securities Sold. In June 2001, 205,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


62. (a) Securities Sold. In June 2001, 20,500 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a finder's fee agreement, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


63. (a) Securities Sold. In June 2001, 82,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder's fee agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


64. (a) Securities Sold. In October 2001, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


65. (a) Securities Sold. In October 2001, 700,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Loflin.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.19 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.


66. (a) Securities Sold. In October 2001, 460,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Euro-Swiss Group Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.20 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


67. (a) Securities Sold. In November 2001, 165,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House, Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


68. (a) Securities Sold. In November 2001, 165,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


69. (a) Securities Sold. In November 2001, 165,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


70. (a) Securities Sold. In December 2001, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Claymore Management Ltd.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


71. (a) Securities Sold. In December 2001, 200,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Management Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


72. (a) Securities Sold. In December 2001, 200,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Management Ltd.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


73. (a) Securities Sold. In December 2001, 37,500 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ross S. Bravata.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.


74. (a) Securities Sold. In December 2001, 37,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Ross S. Bravata.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


75. (a) Securities Sold. In December 2001, 37,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Ross S. Bravata.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


76. (a) Securities Sold. In December 2001, 75,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Cohn.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.


77. (a) Securities Sold. In December 2001, 75,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers.  Such warrants were issued to Michael
Cohn.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


78. (a) Securities Sold. In December 2001, 75,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers.  Such warrants were issued to Michael
Cohn.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


79. (a) Securities Sold. In December 2001, 100,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Darrell Glahn and Blythe Glahn.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. These purchasers, together, were accredited investors.


80. (a) Securities Sold. In December 2001, 100,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Darrell Glahn and Blythe Glahn.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. These purchasers, together, were accredited investors.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


81. (a) Securities Sold. In December 2001, 100,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Darrell Glahn and Blythe Glahn.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. These purchasers, together, were accredited investors.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


82. (a) Securities Sold. In December 2001, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.09 per share.
  (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.


83. (a) Securities Sold. In January 2002, 120,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $12,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was an accredited investor.


84. (a) Securities Sold. In February 2002, 86,500 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.
 (c) Consideration. Such shares of Common Stock were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


85. (a) Securities Sold. In February 2002, 160,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.


86. (a) Securities Sold. In February 2002, 266,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


87. (a) Securities Sold. In February 2002, 93,000 common stock purchase warrants of the Company were issued.
 (b) Securities Sold. In February 2002, 93,000 common stock purchase warrants of the Company were issued.
Underwriter or Other Purchasers.  Such warrants were issued to Shelter
Capital Ltd.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


88. (a) Securities Sold. In February 2002, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were value at $30,000.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


89. (a) Securities Sold. In March 2002, 400,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
90. (a) Securities Sold. In March 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers.  Such warrants were issued to Peter
Rochow.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.


91. (a) Securities Sold. In March 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers.  Such warrants were issued to Peter
Rochow.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


92. (a) Securities Sold. In March 2002, 200,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.049 per share and exercisable for a period of three years from issuance.


93. (a) Securities Sold. In April 2002, 200,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.
 (c) Consideration.  Such warrants were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.049 per share and exercisable for a period of three years from issuance.


94. (a) Securities Sold. In April 2002, 500,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


95. (a) Securities Sold. In April 2002, 75,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Patrick F. McGrew.
 (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.10 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


96. (a) Securities Sold. In April 2002, 500,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Heyer Capital Fund.
 (c) Consideration. Such shares of Common Stock were issued as a finder's fee.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


97. (a) Securities Sold. In April 2002, 200,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Employer Support Services.
 (c) Consideration. Such shares of Common Stock were issued in payment of a trade payable and were valued at a price of $20,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


98. (a) Securities Sold. In April 2002, a total of 9,000,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Douglas O. McKinnon (3,000,000 shares), David M. Loflin (2,000,000 shares), Waddell D. Loflin (2,000,000 shares) and James Kaufman (2,000,000 shares).
 (c) Consideration. Such shares of Common Stock were issued in pursuant to the terms of employment-related agreements and were valued at approximately $930,000, in the aggregate.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. Messrs. Loflin, Loflin and McKinnon were accredited investors. Mr. Kaufman was a sophisticated investor capable of evaluating an investment in the Company.


99. (a) Securities Sold. In April 2002, 1,562,500 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.08 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


100. (a) Securities Sold. In April 2002, 1,562,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.


101. (a) Securities Sold. In April 2002, 1,562,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


102. (a) Securities Sold. In April 2002, 900,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Allen & Company Business Communications.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $90,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


103. (a) Securities Sold. In April 2002, 250,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to B. Edward Haun & Company.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.
  (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


104. (a) Securities Sold. In April 2002, 250,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Summit Venture Partners, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


105. (a) Securities Sold. In April 2002, 150,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Barker Design, Inc.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


106. (a) Securities Sold. In May 2002, 900,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.
 (c) Consideration. Such shares of Common Stock were issued in payment of legal services, at a price of $.06 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


107. (a) Securities Sold. In June 2002, 2,083,333 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.08 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


108. (a) Securities Sold. In June 2002, 1,562,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.


109. (a) Securities Sold. In June 2002, 1,562,500 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Evergreen Venture Partners, LLC.
 (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


110. (a) Securities Sold. In July 2002, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Regency Capital, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


111. (a) Securities Sold. In July 2002, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $15,000.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


112. (a) Securities Sold. In August 2002, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to JF Mills/Worldwide.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $21,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


113. (a) Securities Sold. In August 2002, 600,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Kenneth J. Upcraft.
 (c) Consideration. Such shares of Common Stock were issued as a signing bonus pursuant to an employment agreement and were valued at $36,000.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


114. (a) Securities Sold. In August 2002, 375,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Precise Directions, LLC.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $18,750.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


115. (a) Securities Sold. In August 2002, 1,000,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $60,000.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.


116. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.


117. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.


118. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.


119. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.


120. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.35 per share and exercisable for a period of three years from issuance.


121. (a) Securities Sold. In August 2002, 400,000 common stock purchase warrants of the Company were issued.
 (b) Underwriter or Other Purchasers. Such warrants were issued to Heyer Capital Fund.
 (c) Consideration. Such warrants were issued pursuant to a consulting agreement.
 (d) Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.
 (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.40 per share and exercisable for a period of three years from issuance.


122. (a) Securities Sold. In September 2002, 1,000,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.
 (c) Consideration. Such shares of Common Stock were issued in payment of legal services, at a price of $.07 per share.
 (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.


123. (a) Securities Sold. In September 2002, 135,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Christopher K. Brenner and Janice B. Brenner.
 (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.045 per share.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. These purchasers, together, were accredited investors.


124. (a) Securities Sold. In September 2002, 1,000,000 shares of Company Common Stock were sold.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the John Priztlaff Irrevocable Trust.
 (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.06 per share.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was an accredited investor.


125. (a) Securities Sold. In September 2002, 300,000 shares of Company Common Stock were issued.
 (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Philip A. Samuels.
 (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $18,000.
 (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.
Item 16.  Exhibits and Financial Statements Schedules.


 1. Exhibits.


 Exhibit No.  Description


**  3.1  Articles of Incorporation of Registrant.
*  3.2  Bylaws of Registrant, as amended.
*  3.3  Bylaws of Executive Committee of the Board of Directors of
Registrant.
* 3.4 Bylaws of Audit Committee of the Board of Directors of Registrant. *** 3.5 Articles of Amendment to Articles of Incorporation of Registrant. **** 3.6 Articles of Amendment to Articles of Incorporation of Registrant.
*  4.1  Specimen Common Stock Certificate.
#  5.1  Opinion of Newlan & Newlan, Attorneys at Law, re: Legality.
* 10.121 Amended and Restated Common Stock Purchase Agreement, dated May 9, 2001, between Registrant and Fusion Capital Fund II, LLC.
* 10.122 Registration Rights Agreement, dated May 9, 2001, between Registrant and Fusion Capital Fund II, LLC.
* 10.123 $.25 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.
* 10.124 $.35 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.
* 10.125 $.45 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.
*  10.126  $.25 Warrant Agreement between Registrant and Gruntal & Co.,
L.L.C.
*  10.127  $.35 Warrant Agreement between Registrant and Gruntal & Co.,
L.L.C.
*  10.128  $.45 Warrant Agreement between Registrant and Gruntal & Co.,
L.L.C.
***** 10.163 Securities Purchase Agreement, dated as of April 5, 2002, between Registrant and Evergreen Venture Partners, LLC.
***** 10.164 Registration Rights Letter Agreement, dated as of April 15, 2002, between Registrant and Evergreen Venture Partners, LLC.
***** 10.165 Employment Agreement, dated as of April 15, 2002, between Registrant and Douglas O. McKinnon.
***** 10.166 Confidentiality Agreement, dated as of April 15, 2002, between Registrant and Douglas O. McKinnon.
***** 10.167 Agreement Not to Compete, dated as of April 15, 2002, between Registrant and Douglas O. McKinnon.
***** 10.168 Amendment No. 1 to Employment Agreement of David M. Loflin, dated as of April 8, 2002, between Registrant and David M. Loflin.
***** 10.169 Amendment No. 1 to Employment Agreement of Waddell D. Loflin, dated as of April 8, 2002, between Registrant and Waddell D. Loflin.
***** 10.170 Amendment No. 1 to Employment Agreement of James Kaufman, dated as of April 8, 2002, between Registrant and James Kaufman.
***** 10.171 Termination Agreement, dated as of April 8, 2002, between Registrant and Robert A. Hart IV.
***** 10.172 $.15 Warrant Agreement between Registrant and Evergreen Venture Partners, LLC.
***** 10.173 $.30 Warrant Agreement between Registrant and Evergreen Venture Partners, LLC.
# 10.174 Internet Services Provision Agreement, dated as of May 10, 2002, between Registrant and SunWest Communications, Inc.
# 10.175 Amendment No. 1 to Securities Purchase Agreement, dated as of June 12, 2002, between Registrant and Evergreen Venture Partners, LLC,
# 10.176 $.15 Warrant Agreement, dated as of June 14, 2002, between Registrant and Evergreen Venture Partners, LLC.
# 10.177 $.30 Warrant Agreement, dated as of June 14, 2002, between Registrant and Evergreen Venture Partners, LLC.
# 10.178 Consulting Agreement, dated as of July 24, 2002, between Registrant and Regency Capital, LLC.
# 10.179 Employment Agreement, dated as of July 31, 2002, between Registrant and Kenneth J. Upcraft.
# 10.180 Consulting Agreement, dated as of August 27, 2002, between Registrant and Precise Directions, LLC.
# 10.181 Consulting Agreement, dated as of August 29, 2002, between Registrant and Heyer Capital Fund.
# 10.182 Consulting Letter Agreement, dated as of July 30, 2002, between Registrant and Philip A. Samuels.
# 10.183 Stock Purchase Agreement, dated as of September 20, 2002, between Registrant and Christopher K. Brenner and Janice B. Brenner.
# 10.184 Stock Purchase Agreement, dated as of September 20, 2002, between Registrant and The John Pritzlaff Irrevocable Trust.
# 22.1  Subsidiaries of Registrant.
# 23.1  Consent of Postlethwaite & Netterville, independent auditor.
# 23.2  Consent of Newlan & Newlan, Attorneys at Law.
# 23.3  Consent of Patrick F. McGrew, Esquire


#  Previously filed.
* Incorporated by reference from Registrant's Registration Statement on Form S-1, Commission File No. 333-96027.
** Incorporated by reference from Registrant's Registration Statement on Form S-1, Commission File No. 333-26385.
*** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: July 21 1998.
**** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: July 6, 1999.
***** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: April 15, 2002.


 2. Financial Statement Schedules.


 All schedules are omitted since they are furnished elsewhere in the Prospectus.



Item 17.  Undertakings.


The undersigned Registrant hereby undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


 (i) To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act);
 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 10, 2002.


 USURF AMERICA, INC.


 By: /s/ DOUGLAS O. MCKINNON


 Douglas O. McKinnon
 President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:


Signatures  Title  Date


/s/ DOUGLAS O. MCKINNON
Douglas O. McKinnon President and Chief Executive Officer (Principal Executive Officer) and Director October 10, 2002


/s/ DAVID M. LOFLIN
David M. Loflin Chairman of the Board and Principal Accounting Officer (Principal Financial Officer) October 10, 2002


/s/ WADDELL D. LOFLIN
Waddell D. Loflin  Vice President, Secretary and Director  October 10, 2002



Ross S. Bravata  Director  October __, 2002